As filed with the Securities and Exchange Commission on October 19, 2006
File No. 333-125811
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

(Post-Effective Amendment No. 1)

FBO Air, Inc.
(Name of Small Business Issuer in Its Charter)

Nevada	4581	87-0617649
(State or Other Jurisdiction	(Primary Standard	(IRS Employer
of Incorporation or Organization)	Industrial Classification Code Number)	Identification No.)

101 Hangar Road
Wilkes-Barre/Scranton International Airport
Avoca, PA 18641
(570) 414-1400
(Address and Telephone Number of Principal Executive Offices)

Robert W. Berend, Esq.
Wachtel & Masyr, LLP
110 East 59th Street
New York, NY 10022
(212) 909-9602
(Name, Address and Telephone Number of Agent For Service)

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after this registration statement becomes effective.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ⁭

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ⁪

If this form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ⁪
____________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ⁪
____________________

The small business issuer hereby deregisters an aggregate of 11,059,020 shares of the Common Stock, which either have been sold or are no longer being offered pursuant to this registration statement.
____________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

20,276,728
FBO Air, Inc.
Common Stock

FBO Air, Inc. (“FBO Air”) and its operational subsidiaries (FBO Air and its subsidiaries collectively “we” or the “Company”) are an aviation services company with operations in the aircraft charter management and fixed base operations (an “FBO”) segments of the general aviation industry.

We are not offering for sale any securities pursuant to this prospectus. Instead, 43 of the 71 selling stockholders named in the table beginning on page 41 of this prospectus will be selling shares of our common stock as follows:

•	13,966,671 shares which we have issued upon the conversions of shares of our preferred stock which we sold as part of units in two private placements in March and April 2005,

•	3,617,652 shares which we shall issue upon the exercises of warrants which we sold as part of the units, and

•	1,417,936 shares which we have issued, with respect to accrued dividends on shares of our preferred stock which have been converted.

In addition, 30 of the selling stockholders named in the table will be selling 1,274,469 shares of our common stock which we shall issue upon the exercises of warrants originally issued in partial payment of the placement agent’s fee in connection with the private placement in March and April 2005.

The selling stockholders, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares of our common stock for resale on the OTC Bulletin Board, in isolated transactions, or in a combination of such methods of sale. They may sell their shares at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices with institutional or other investors, or, when permissible, pursuant to the exemption of Rule 144 under the Securities Act of 1933. There will be no underwriter’s discounts or commissions except for the charges to a selling stockholder for sales through a broker-dealer. All net proceeds from a sale will go to the selling stockholder and not to us.

Our common stock is currently listed on the OTC Bulletin Board under the symbol: FBOR. On October 9, 2006, the closing sales price as so reported was $0.40 per share.

This Investment Involves a High Degree of Risk. You Should Purchase Shares Only If You Can Afford a Complete Loss. See “Risk Factors” Beginning on Page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This Prospectus is dated _______, 2006

Summary

Because the following is a summary, it does not contain all of the information that may be important to you as a prospective purchaser of shares of our common stock from a selling stockholder. You should read this entire prospectus carefully, including the risk factors beginning on page 5 of this prospectus.

Key Questions and Answers.

1.	Who are we?

We, FBO Air, Inc., are a Nevada corporation, with our corporate office at 101 Hangar Road, Wilkes-Barre/Scranton International Airport, Avoca, Pennsylvania 18641. Our telephone number is (570) 414 - 1400. You should make inquiries relating to this prospectus to Ronald J. Ricciardi, our President and Chief Executive Officer, by writing to him at our Avoca, Pennsylvania address or by calling him at (570) 414 - 1400.

FBO Air was formed on January 17, 2003 (date of inception) as a proprietorship and was incorporated in Arizona on January 2, 2004. FBO Air became a public company as a result of a reverse merger transaction on August 20, 2004 with Shadows Bond Development, Inc., an inactive public Nevada corporation.

2.	What business are we in?

We are an aviation services company with operations in the aircraft charter management and fixed base operations (an “FBO”) segments of the general aviation industry. We have grown principally through merger/acquisition activity, a strategy that we expect to continue for the foreseeable future and which will be supplemented by internal growth strategies, particularly in the charter management segment.

Our operations are conducted through two segments - our FirstFlight (“FirstFlight”) segment, which handles the aircraft charter management activities, and Tech Aviation (“Tech Aviation”), which operates the FBO business. Charter management is the business of providing on-call passenger (and/or cargo) air transportation. We implement charter services through a fleet of managed aircraft - owned by another person or entity for which FirstFlight provides regulatory and maintenance oversight while offering charter services. An FBO is the primary provider of services such as the fueling, hangaring, maintenance and repair to private/general aviation aircraft operators.

The FirstFlight segment has its main facility in Elmira, New York and became part of FBO Air through the acquisition on September 23, 2005 of Airborne, Inc. (“Airborne”).

Tech Aviation has a facility in Wilkes-Barre/Scranton, Pennsylvania as a result of the acquisition on March 31, 2005 of Tech Aviation Service, Inc. (“Tech”) and a facility in Garden City, Kansas as a result of the acquisition on March 31, 2005 of Central Plains Aviation, Inc. (“CPA”). Tech Aviation also manages an FBO facility in Niagara Falls, New York.

3.	What is our record of revenues and earnings?

Until we acquired Tech and CPA on March 31, 2005, we had no revenue. We had revenues of $8,969,000 and $19,671,000 and net losses applicable to common stockholders of $1,381,000 and $3,030,000 for the three and six months ended June 30, 2006, as compared to revenue of $2,159,000 and net losses applicable to common stockholders of $1,202,000 and $1,425,000 for the three and six months ended June 30, 2005. We had revenue of $13,806,000 and a net loss applicable to common stockholders of $4,061,000 for the year ended December 31, 2005.

4.	Are our operations affected by governmental regulations?

The charter management companies and FBO’s that we operate and/or target for acquisition generally operate on municipal or other government-owned real estate properties. Accordingly, at times we will need to obtain certain consents or approvals from those government entities in conjunction with our operation and/or acquisition. There can be no assurance that we shall obtain such consents on favorable terms, which could result in our not consummating an acquisition that we otherwise would consider.

Charter management companies and FBO’s also operate under the supervision of the Federal Aviation Authority. Our efforts to charter aircraft, to dispense fuels, and to provide repair and maintenance services are under the purview of local, regional and national regulatory agencies. We intend to comply with all government regulations. The adoption of new regulations could result in increased costs.

5.	What securities are we offering pursuant to this prospectus?

We are not offering any securities pursuant to this prospectus. Persons or entities who or which acquired investor units in our private placement pursuant to Rule 506 of Regulation D under the Securities Act of 1933 will make up 100% of the sales of shares of our common stock pursuant to this prospectus. These investor units consisted of our senior secured notes due March 31 or April 8, 2008, shares of our Series A preferred stock (which shares are convertible into shares of our common stock) and common stock purchase warrants. We held three closings with respect to this offering - on March 31, April 8 and April 15, 2005. In addition, at the first closing certain other persons or entities purchased co-investor units in a related private placement. These co-investor units consisted of shares of our Series A preferred stock and common stock purchase warrants, but not our senior secured notes. We have not offered, and do not intend to offer, any additional investor units or co-investor units. These investors and co-investors will not be offering for resale pursuant to this prospectus any of our senior secured notes, any shares of our Series A preferred stock or any of our common stock purchase warrants which they purchased in the private placements. Instead, they will be offering for resale the shares of our common stock which they have received upon conversion, or shall receive when and if they exercise our investor and co-investor warrants.

In connection with the first private placement described in the preceding paragraph, the placement agent received, as partial payment of its placement fee, common stock purchase warrants. Its assignees will offer for resale pursuant to this prospectus shares of the common stock issuable upon the exercises of these warrants.

All of these persons or entities (including certain transferees) will be referred to in this prospectus as the “selling stockholders”. They are named in the table beginning on page 41 of this prospectus. The selling stockholders using this prospectus also will include pledgees, donees, transferees or other successors-in-interest of the persons or entities named in that table.

The selling stockholders will offer, as of the date of this prospectus:

●
13,966,671 shares of our common stock which have already been issued upon the conversion of 838 shares of our Series A preferred stock. An aggregate of 133,333 shares of our common stock issued upon the conversion of 8 shares of our Series A preferred stock have already been sold and are no longer offered by this prospectus.

●
1,417,936 shares of our common stock which have been issued as dividends with respect to the 846 shares of the Series A preferred stock which have already been converted into shares of our common stock, such dividends having accrued from the date of issue to the respective dates of conversion of the shares of the Series A preferred stock.

●	3,617,652 shares of our common stock when and if the warrants we sold to the investors and co-investors are exercised.

●
1,274,469 shares of our common stock to be issued when and if the warrants we issued to the placement agent and now held by its transferees are exercised. An aggregate of 21,413 shares already issued upon exercises by two transferees of these warrants have been sold and are no longer offered pursuant to this prospectus.

The selling stockholders may, as an alternative to their offering pursuant to this prospectus, seek to sell the aggregate of 20,276,728 shares of our common stock, when permissible, pursuant to the exemption of Rule 144 under the Securities Act of 1933. As of the date of this prospectus, we believe that the holders of an aggregate of 15,384,607 shares offered by this prospectus and which are outstanding could also sell these shares pursuant to Rule 144.

6.	What is the offering price pursuant to this prospectus?

The selling stockholders have advised us that they will sell, from time to time the shares of our common stock at the prices quoted for our common stock on the OTC Bulletin Board, in isolated transactions, or in a combination of such methods of sale. They may sell their shares at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices with institutional or other investors. Our common stock is currently listed on the OTC Bulletin Board under the symbol: FBOR. On October 9, 2006, the closing sales price as so reported was $0.40 per share. The selling stockholders have also advised us that they may sell their shares, when permissible, pursuant to the exemption of Rule 144 under the Securities Act of 1933. There will be no underwriter’s discounts or commissions, except for the charges to a selling stockholder if he, she or it sells through his, her or its broker-dealer.

7.	Will we receive any proceeds as a result of sales of shares pursuant to this prospectus?

We will not receive any proceeds from the sales of shares of our common stock by the selling stockholders pursuant to this prospectus. We may, however, receive $2,935,273 if all of the outstanding warrants we issued to the selling stockholders are exercised at the initial exercise price of $0.60 per share, with such price and the number of shares to be adjusted in the event of stock splits and certain other events, as provided in the agreement, and upon the sale by FBO Air of additional equity securities at a price below the such initial exercise price. These warrants enable the holders to purchase an aggregate of 4,892,121 shares of our common stock. We cannot be certain as to when and if all of these warrants will be exercised. Nor can we be certain as to the amount of proceeds we will actually receive from exercises. Estimates are especially difficult because of provisions in the warrants we issued to the selling stockholders which provide for a reduction in the exercise price if we sell in the future, with certain exceptions, our securities for a sales price less than the exercise price. In such event, the exercise price of these warrants is reduced to such lower sales price. Any proceeds received from the exercise of warrants will be added to the working capital of the Company, rather than currently being allocated for a specific purpose, because of the uncertainty as to when and if the remaining warrants will be exercised.

Risk Factors

Before you invest in our common stock by purchasing shares from a selling stockholder named in this prospectus, you should be aware that there are various risks. We have described below all of the risks which we deem material to your investment decision. A list of the named selling stockholders may be found in this prospectus in the table beginning on page 41. You should consider carefully these risk factors, together with all of the other information included in this prospectus, before you decide to purchase any shares of our common stock.

Some of the information in this prospectus may contain forward-looking statements. These statements can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “continue” or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other “forward looking” information. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus. These forward-looking statements could involve known and unknown risks, uncertainties and other factors that might materially alter the actual results suggested by the statements. In other words, our performance might be quite different from what the forward-looking statements imply.

The following risk factors relate to our operations:

The Company’s financial statements were prepared on a going concern basis

The Company’s audited and unaudited consolidated financial statements included in this prospectus have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As of June 30, 2006, the Company had cash and cash equivalents of approximately $868,000 and had a working capital deficiency of approximately $3,023,000. The Company generated revenues of approximately $19,671,000 for the six months ended June 30, 2006. Since inception, the Company has incurred, in the aggregate, net losses and net losses applicable to common stockholders of approximately $3,808,000 and $7,770,000, respectively, for the period from January 17, 2003 (date of inception) through June 30, 2006. These conditions have raised substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not reflect the possible effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Management has taken steps to improve the Company’s liquidity. On September 1, 2006, the Company realized $5,025,000 in net proceeds from a private placement of equity securities, from which proceeds substantially all of the Company’s indebtedness was prepaid. In addition, all then outstanding shares of our Series A preferred stock, which, for accounting purposes, did not count as equity, were automatically converted into equity as shares of our common stock. There is no assurance that these funds from the private placement will be sufficient to enable the Company to attain profitable operations or continue as a going concern.

The absence of adequate corporate accounting resources is a material weakness in our disclosure controls and procedures

The Company has limited accounting personnel and is currently building its accounting infrastructure. In the interim, the Chief Executive Officer has been serving as Acting Chief Financial Officer. In addition, the Company has been employing a financial consultant who has worked closely with the Chief Executive Officer and other senior managers of the organization to gather the required information and to prepare the periodic financial statements and public filings. Reliance on these limited resources has impaired our ability to provide for segregation of duties and the ability to ensure consistently complete and accurate financial reporting, as well as disclosure controls and procedures. Our Chief Executive Officer has concluded that the disclosure controls and procedures are not effective, given the foregoing material weakness. The Company has hired a qualified full time Chief Financial Officer effective September 15, 2006. In addition, as the Company grows, and as resources permit, we project that the new Chief Financial Officer will hire such additional competent financial personnel to assist in the segregation of duties with respect to financial reporting and compliance with Section 404 of the Sarbanes-Oxley Act.

We believe that, for the reasons described above, we will be able to improve our financial reporting and disclosure controls and procedures and remedy the material weakness identified in the proceeding paragraph. However, there can be no assurance that we will achieve that objective and, even if we do, when. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, will be or have been detected.

Prior to March 31, 2005, we had no operating history for you to evaluate our business.

Our business was incorporated on January 2, 2004 and we made our first acquisitions of FBO's on March 31, 2005. Because we have only a limited operating history, it is difficult to evaluate our proposed business and future prospects. Even were we to make available the past operating histories of our three acquisitions to date, they would not necessarily be indicative of the results of operations we may achieve in the future. A potential purchaser of shares from the selling stockholders should also consider the uncertainties and difficulties frequently encountered by companies, such as ours, in their early stages of development. Our revenue and income potential is unproven and our business model is still emerging. If our business model does not prove to be profitable, potential purchasers of shares may lose all of their investment.

We have incurred operating losses since the inception of our business and such losses could continue for the foreseeable future despite our expectations to the contrary.

Until March 31, 2005, we had no revenue. We have incurred net losses and net losses applicable to common stockholders of approximately $3,808,000 and $7,770,000, respectively, from January 17, 2003 (date of our inception) through June 30, 2006.

We can give you no assurances as to when we shall achieve profitability. Even if we do achieve profitability, we may be unable to sustain or increase profitability on an ongoing basis.

We can give no assurances that we shall consummate any acquisitions following our first three acquisitions.

We can give no assurances that we will close any acquisitions, in addition to the two which we closed on March 31, 2005 and the one we closed on September 23, 2005. Nor can we give any assurance that the final terms of any additional acquisitions will be favorable to us. Moreover, even if we enter into definitive acquisition agreements, we can give no assurances that we will be able to raise additional financing to fund all of such acquisitions on acceptable terms, if at all.

We may have a need for additional financing to expand our business.

Certain of the sellers with respect to charter management businesses, maintenance businesses and the FBO’s we seek to acquire in the future may accept shares of our common stock or other securities as payment by us for the acquisition. However, we believe that it is likely that some may seek cash payments, whether paid at the closing or, in certain cases, in later installment payments as well. There can be no assurance that our operations will generate sufficient cash flow to meet these acquisition obligations. Accordingly, we anticipate seeking additional financing to meet our cash requirements for acquisitions. We shall seek additional equity or debt financing. However, any such financing will be dependent on general market conditions and the stock market’s evaluation of our performance and potential. Accordingly, there can be assurance that we will obtain such equity or debt financing and, even if we do, that the terms be satisfactory to us.

We may require additional financing to expand our businesses quite apart from the use of financing to effect acquisitions.

We believe that our projected cash flow from operations, without taking into account any future acquisitions (as to which there can be no assurance), when combined with the proceeds from the private placement we closed on September 1, 2006, will be sufficient to enable us to operate without additional financing throughout the balance of this fiscal year ending December 31, 2006. It is possible that we may require additional financing during the fiscal year ending December 31, 2007. There are many factors, both internal and external, many of which are described in this section captioned “Risk Factors,” that may negatively impact our projected cash flow from operations in the fiscal year 2007. We can give no assurances as to obtaining additional cash flow from operations, receiving additional financing if required or attaining profitability.

The continued threat of terrorist actions may result in less demand for private aviation; as a result, our revenues may be adversely affected and we may never achieve successful operations.

Terrorist actions involving public and private aircraft may have a significant impact on the Company. The result of these actions could be that individuals and corporate or other entities stop using private aircraft. In this event, we may be unable to continue operations.

We could be adversely affected by increases in fuel prices.

Our operations could be significantly affected by the availability and price of jet fuel. A significant increase in jet fuel prices would most likely have a material impact on our achieving profitability unless we are able to pass on such costs to our customers. Due to the competitive nature of the industry, our ability to pass on increased fuel prices by increasing rates is uncertain. Likewise, any potential benefit of lower fuel prices may be offset by increased competition and lower revenue in general. While we do not currently anticipate a significant reduction in fuel availability, dependency on foreign imports of crude oil and the possibility of changes in government policy on jet fuel production, transportation and marketing make it impossible to predict the future availability of jet fuel. If there are new outbreaks of hostility or other conflicts in oil producing areas or elsewhere, there could be a reduction in the availability of jet fuel or significant increases in costs to our business, as well as to the entire aviation industry.

The segments of the aviation services industry in which we operate are fiercely competitive.

We compete with national, regional, and local charter management operations, aircraft maintenance operations and fixed base operators. Most of our competitors have been in business far longer than we have and many may have greater financial resources available to them. Having greater financial resources will make it easier for these competitors to absorb higher fuel prices and other increases in expenses. In addition, these competitors might seek acquisitions in competition to us. Accordingly, there is no assurance we will be able to successfully compete in this industry.

Our business as an aviation services company is subject to extensive governmental regulation.

Aviation services companies are subject to extensive regulatory requirements that could result in significant costs. For example, the Federal Aviation Administration from time to time issues directives and other regulations relating to the maintenance and operation of facilities and our compliance with those requirements may cause us to incur significant expenditures.

Additional laws, regulations and charges have been proposed from time to time that could significantly increase the cost of our operations or reduce overall revenue. We cannot provide assurances that laws or regulations enacted in the future will not adversely affect our revenue and future profitability.

There can be no assurance that the state or local authority regulating the airport as to which we intend to acquire a charter management operation or an FBO will approve our application to be the successor, or, when requested, extend the term of the lease for the facility to a more acceptable term.

We must maintain and add key management and other personnel.

Our future success will be heavily dependent on the performance of our executive officers and managers. We have entered into employment agreements with certain of these individuals, including our President and Chief Executive Officer (Ronald J. Ricciardi) and our President of the First Flight Division (John H. Dow). In addition, as indicated in a preceding risk factor, we have retained a full-time Chief Financial Officer effective September 15, 2006. Our growth and future success will depend, in large part, on the continued contributions of these key individuals, as well as our ability to motivate and retain these personnel or hire other persons. In addition, our proposed plan of development will require an increase in management, sales, marketing and accounting/administrative personnel and an investment in development of our expertise by existing employees and management. Although we believe we will be able to hire and retain qualified personnel, there can be no assurance that we will be successful in obtaining, recruiting and retaining such personnel in sufficient numbers to increase revenues, attain profitability, or successfully implement our growth strategy.

The following risk factors relate to our common stock:

We do not currently have an active market for our common stock. If our common stock has no active trading market, there may not be an outlet to sell your shares of common stock at all.

To date, trading of our common stock has been extremely sporadic and limited. Absent an active trading market there may be no incentive for any holder to exercise his, her or its warrants. As a result the number of shares of our common stock being offered in the market may not increase. In addition, there are only a limited number of broker-dealers trading our common stock. Working with our investment banking firm we are trying to increase this number. However, without more improved results of operations, there can be no assurance that we will achieve this objective. Accordingly, there can be no assurance that an active trading market will ever develop. Consequently, there may not be an opportunity for you to resell the shares of our common stock you purchase from a selling stockholder pursuant to this prospectus.

Future sales may adversely affect the market price of our common stock.

The timing and amount of resales of shares pursuant to this prospectus, as well as the threat of any such offering, could have a depressive effect on the market price of our common stock. In September 2006, we sold an aggregate of 8,376,675 shares as part of units with warrants in a private placement. Each unit consisted of 166,700 shares of our common stock and a warrant expiring August 31, 2011 to purchase 100,000 shares of our common stock. We gave these investors a commitment to file a registration statement under the Securities Act of 1933 with respect to these shares and the 5,025,000 shares issuable upon exercise of the warrants. We will file to register these shares on a Form S-1 or a Form SB-2 within 90 days of the closing date, and will use our best efforts to ensure that such registration statement is effective within 180 days after the filing date of the registration statement.  If any of the above time periods are not met, or the holders are not able to sell their securities under the registration statement during the period that we are required to keep such registration statement effective, then we will pay investors an amount in cash, as partial liquidated damages and not as a penalty, equal to 1% per 30 days of the gross proceeds received from the sale of the units, until such deficiency is cured.  An offering to the public of these shares, or even the threat thereof, could also have a depressive effect on the market price of our common stock. The foregoing assumes (as to which there can be no assurance) that an active market for our common stock will develop. A depressed market price for our common stock could impair our ability to raise capital through the sale of equity securities. In addition, a depressed market price for our common stock will discourage investors and other holders from exercising their warrants. Such a result would cut off a possible source of funding, as well as adversely affect any future financing we attempt.

Our common stock is subject to the penny stock rules.

The Securities and Exchange Commission has adopted a set of rules called the penny stock rules that regulate broker-dealers with respect to trading in securities with a bid price of less than $5.00. These rules do not apply to securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information regarding transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer to deliver to the customer a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with other information. The penny stock rules require that, prior to a transaction in a penny stock, the broker-dealer must determine in writing that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may reduce the level of trading activity in the secondary market for a stock that is subject to the penny stock rules. If a market ever does develop for our common stock, as to which there can be no assurance, and it should remain subject to the penny stock rules, holders of our common stock may find it more difficult to sell their shares of our common stock.

Potential additional financings will further dilute our existing stockholders.

When we completed on August 20, 2004 the merger of the Arizona FBO Air with and into the Company, we had 6,026,022 shares of our common stock outstanding. As of September 25, 2006, there were 36,583,793 shares outstanding. If all of the outstanding common stock purchase warrants and options were exercised, there would be 50,010,914 shares outstanding, an increase of 730% from those outstanding on August 20, 2004. The foregoing amounts do not give effect to any additional shares of our common stock that we may issue as a result of the anti-dilution provisions in such warrants. Any further issuances due to additional equity financings or the granting of additional options will further dilute our existing stockholders.

We do not anticipate paying dividends on our common stock in the foreseeable future.

We intend to retain future earnings, if any, to fund our operations and to expand our business. Accordingly, we do not anticipate paying cash dividends on shares of our common stock in the foreseeable future.

Our board’s right to authorized additional shares of preferred stock could adversely impact the rights of holders of our common stock.

Our board of directors currently has the right, with respect to the 9,999,136 authorized shares of our preferred stock, to authorize the issuance of one or more additional series of our preferred stock with such voting, dividend and other rights as our directors determine. Such action can be taken by our board without the approval of the holders of our common stock. However, a majority of the independent directors must approve such issuance under a policy adopted by the FBO board of directors on March 19, 2006. Accordingly, the holders of any new series of preferred stock could be granted voting rights that reduce the voting power of the holders of our common stock. For example, the preferred holders could be granted the right to vote on a merger as a separate class even if the merger would not have an adverse effect on their rights. This right, if granted, would give them a veto with respect to any merger proposal. Or they could be granted 20 votes per share while voting as a single class with the holders of the common stock, thereby diluting the voting power of the holders of our common stock. In addition, the holders of any new series of preferred stock could be given the option to be redeemed in cash in the event of a merger. This would make an acquisition of our Company less attractive to a potential acquirer. Thus, our board could authorize the issuance of shares of the new series of preferred stock in order to defeat a proposal for the acquisition of our Company which a majority of our then holders of our common stock otherwise favor.

Our common stock may not continue to be traded on the OTC Bulletin Board.

We cannot provide any assurance that our common stock will continue to be eligible to trade on the OTC Bulletin Board. Should our common stock cease to trade on the OTC Bulletin Board and fail to qualify for listing on a stock exchange or Nasdaq, our common stock would be trading only in the “pink sheets.” Such trading market generally provides an even less liquid market than the OTC Bulletin Board. In such event, stockholders may find it more difficult to trade their shares of our common stock or to obtain accurate, current information concerning market prices for our common stock.

We may not be able to absorb the expense of being a public company.

There has always been a number of expenses involved with being a public company, including the costs of annual financial audits, legal fees and maintaining current filings with the Securities and Exchange Commission. In addition, since 2002, there have been changes in the laws and regulations affecting public companies, including the provisions of the Sarbanes-Oxley Act of 2002 and rules adopted by the Securities and Exchange Commission and by self-regulatory organizations, such as the New York Stock Exchange and the NASD. Should we later meet the qualifications for listing on a national securities exchange or the Nasdaq Stock Market, as to which there can be no assurance, this will result in increased costs to us as we respond to the requirements of these laws, regulations and standards. In addition, these laws and regulations could make it more difficult or more costly for us to obtain certain types of insurance, including director and officer liability insurance. We may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers. We estimate these compliance costs aggregate at least $250,000 for a company of our size. Unless we increase our revenues and/or obtain additional financing, as to neither of which there can be any assurance, we may not have the funds to absorb these expenses. As such, should we fail to maintain our status as a public company, a stockholder may not have an opportunity to liquidate his, her or its investment in the Company.

Our management team currently has influential voting power.

As of September 25, 2006, the executive officers, key employees and directors of our Company and their family members and associates collectively could vote 14,895,953 shares or 40.7% of the 36,583,793 shares of the issued and outstanding voting shares. Accordingly, and, because there is no cumulative voting for directors, our executive officers and directors are currently in a position to influence the election of all of the directors of the Company. The management of the Company is controlled by our board of directors, currently comprised of five independent directors, a director who is a managing partner of a law firm which is corporate counsel to the Company, a director who is related to an executive officer and three executive officers/directors.

Use of Proceeds

We will not receive any proceeds upon the subsequent sales by the selling stockholders of 20,276,728 shares of our common stock offered by this prospectus. If the common stock purchase warrants outstanding as of the date of this prospectus to purchase an aggregate of 4,892,121 shares of our common stock held by the selling stockholders and offered for resale pursuant to this prospectus are exercised in their entirety, we will receive $2,935,273 upon such exercises (assuming no cashless exercises). Because of the uncertainty as to when and if any of these warrants will be exercised, we intend to use any proceeds from these exercises for working capital purposes.

Description of Business
History

Ronald J. Ricciardi and Jeffrey M. Trenk (currently directors and executive officers of the Company) formed FBO Air on January 17, 2003 (date of inception) as a proprietorship to acquire and operate fixed base operators. On January 2, 2004, they had FBO Air incorporated as FBO Air, Inc. in the State of Arizona.

The Arizona FBO Air completed a reverse merger transaction on August 20, 2004 with Shadows Bend Development, Inc., a Nevada corporation. The common stock of Shadows Bend was inactively traded in the pink sheets. Prior to the merger, Shadows Bend had, since October 2000, been pursuing a business plan to acquire, develop and operate “specialty care” facilities designed to help people diagnosed with Alzheimer’s or other related illnesses. This business model was effectively abandoned in December 2002. The directors and management of the Arizona FBO Air upon consummation of the merger became the directors and management of Shadows Bend. Simultaneously with the merger Shadows Bend changed its name to FBO Air, Inc.

For accounting purposes, the Arizona FBO Air was deemed the acquirer in the August 2004 reverse merger transaction. Consequently, the transaction was treated as a recapitalization of FBO Air previously called Shadows Bend. The Arizona FBO Air’s financial statements became the historical financial statements of the post-merger entity.

Shadows Bend’s “predecessor” was incorporated with the name of Silver Beaver Mining Company, Inc. in the State of Idaho on May 25, 1967 for the primary purpose of exploring for commercial silver and zinc deposits. This Idaho company had owned various unpatented mining claims near Couer d’Alene, Idaho from 1967 until the last mining claim was abandoned in 1997 because of the lack of funds. The then management incorporated on June 3, 1998 a new corporation with the same name in the State of Nevada and merged the Idaho company with and into the new Nevada corporation on June 3, 1998. Subsequently, on June 2, 2000, the name of the Nevada corporation was changed to Shadows Bend Development, Inc., as a then new management assumed control to conduct the “specialty care” facilities operations described above. On October 10, 2001, Shadows Bend became a public company.

Recent Developments

On September 1, 2006, FBO Air closed a private placement pursuant to Rule 506 of Regulation D under the Securities Act of 1933 and sold 50.25 units at $100,000 per unit. Each unit consisted of 166,700 shares of our common stock and a warrant expiring August 31, 2011 to purchase 100,000 shares of our common stock at $1.00 per share. We realized gross proceeds of $5,025,000 from this offering.

The closing of this offering on September 1, 2006 for more than $5,000,000 in gross proceeds constituted a “qualified follow-on offering” as such term is defined in Section 3(b) of the certificate of designations relating to authorization of our Series A preferred stock and, as a result, was a “mandatory conversion event” as such term is also defined in Section 3(b). As a result, the then outstanding 615 shares of our Series A preferred stock were automatically converted, in accordance with the certificate of designations, into 10,250,002 shares of our common stock. 231 shares of our Series A preferred stock had previously been converted into 3,850,002 shares of our common stock. Each of the holders of the 615 shares of the Series A preferred stock had the option, instead of accepting shares of our common stock in accordance with the conversion price in the conversion price set forth in certificate of designations, to accept units in the offering, plus an additional 10% of the identical securities as if the holder had participated in the offering. No holder elected such option. No additional shares of our Series A preferred stock may be issued and the 154 shares of our Series A preferred stock which were never issued have been restored as authorized but unissued shares of FBO Air’s preferred stock, not allocated to any series. Because of its mandatory redemption requirement, our Series A preferred stock was not classified as equity for accounting purposes.

On September 6, 2006, FBO Air, using part of the proceeds from the offering, paid the holders of our senior secured notes due March 31 or April 8, 2008 an aggregate of $1,496,324 in principal amount and an aggregate of $211,765 in interest. Absent a default by FBO Air, interest on our senior secured notes was not payable until maturity. This prepayment terminated the security interest in the Company’s assets held by the holders of these notes.

On September 4, 2006, FBO Air, using part of the proceeds from the offering, paid a lender approximately $1,523,569 ($1,500,000 in principal amount and $23,569 in accrued interest) thereby terminating the lender’s security interest in the assets of our Airborne subsidiary.

On September 4, 2006, as a result of the prepayments of indebtedness and the mandatory conversion event described above, the total assets of FBO Air exceeded its total liabilities and there was no liquidation preference for our Series A preferred stock. Accordingly, the Nevada statutory prohibition on our paying the required dividends with respect to our Series A preferred stock if our assets did not exceed our liabilities and the liquidation preference of our Series A preferred stock was lifted. As a result, FBO Air became obligated to issue an aggregate of 1,417,936 shares of our common stock as accrued dividends with respect to the 846 shares of our Series A preferred stock which had been sold to the selling stockholders, including with respect to the dividends which had accrued to the respective conversion dates on the 231 shares which had been converted prior to the mandatory conversion event.

The results of the offering, in addition to furnishing us with needed equity, reducing substantially our indebtedness and eliminating the security interests in our assets, also ended various restrictive covenants in our senior secured notes and our Series A preferred stock.

General

We are an aviation services company with operations in the aircraft charter management and fixed base operations (an “FBO”) segments of the general aviation industry. We have grown principally through merger/acquisition activity. We expect to continue this strategy for the foreseeable future. We will supplement this strategy with internal growth strategies, particularly in the charter management segment.

Our operations are conducted through two segments - our FirstFlight (“FirstFlight”) segment, which handles the aircraft charter management activities, and Tech Aviation (“Tech Aviation”), which operates the FBO business. Charter management is the business of providing on-call passenger (and/or cargo) air transportation. We implement charter services through a fleet of managed aircraft - owned by another person or entity for which FirstFlight provides regulatory and maintenance oversight while offering charter services. An FBO is the primary provider of services such as the fueling, hangaring, maintenance and repair to private/general aviation aircraft operators.

The FirstFlight segment has its main facility in Elmira, New York and became part of FBO Air through the acquisition on September 23, 2005 of Airborne, Inc. (“Airborne”). FBO Air acquired all of the outstanding shares of Airborne for $1,400,000 in cash and 2,333,334 shares of our common stock.

Tech Aviation has a facility in Wilkes-Barre/Scranton, Pennsylvania as a result of the acquisition on March 31, 2005 of Tech Aviation Service, Inc. (“Tech”). It also has a facility in Garden City, Kansas as a result of the acquisition on March 31, 2005 of Central Plains Aviation, Inc. (“CPA”). Tech Aviation also manages an FBO facility in Niagara Falls, New York. A subsidiary of FBO Air acquired all of the outstanding shares of Tech for $2,000,000 in cash and issued notes to Tech’s two stockholders each for $250,000 in principal amount payable in five annual installments of $50,000 each. A subsidiary of FBO Air purchased the FBO assets of CPA for $675,000, $435,000 of which was paid at the closing and the balance ($240,000) was evidenced by a promissory note with a term of 18 months and bearing interest at the rate of 5% per annum.

On April 15, 2005, FBO Air closed on its final round of financing in its March and April 2005 private placement, raising gross cash proceeds of approximately $4,490,000. Simultaneously, FBO Air raised $1,250,000 in a related private offering. On September 23, 2005, FBO Air raised $1,500,000 through the issuance of a 180-day term note. The funds from this note were substantially applied to fund the acquisition of the Elmira location. Until the March and April 2005 funding, FBO Air’s primary source of operating funds since inception had been provided by its founding stockholders and through a convertible note financing.

The charter management segment of the aviation industry, which includes the FirstFlight division of FBO Air, operates under Federal Aviation Regulations (“FAR”) Part 135, which covers aircraft with 30 seats or less and up to 7,500 pounds of payload. According to the National Air Transportation Association (“NATA”), there are approximately 3,000 holders of Part 135 charter certificates. These include 2,550 for fixed wing aircraft and 450 for helicopter operators.

NATA also reports that the business traveler accounts for approximately 70 percent of the market for charter activity, with leisure activity representing the remaining 30 percent. Further, approximately 30 percent of charter travelers have almost totally abandoned the scheduled airlines for their travel needs.

Because the charter management segment is populated by primarily small, private companies, financial and statistical data is difficult to acquire. However, according to the industry publication Air Charter Guide, the total on-demand charter fleet in the United States is comprised of 6,411 aircraft. The jet component of this number, exclusive of airliner-sized equipment, was 1,950 with each category - light, mid, and heavy - having increased in size versus prior years.

The FBO segment of the industry is also highly fragmented - being populated by, according to NATA, over 3,000 operators who serve customers at one or more of the over 3,000 airport facilities across the country that have at least one paved 3,000-foot runway. The vast majority of these companies are single location operators. NATA further characterizes companies with operations at three or more airports as “chains.” An operation with FBO’s in at least two distinctive regions of the country are considered a “national” chain. Multiple locations within a single region are considered “regional” chains.

We believe the general aviation market has historically been somewhat cyclical, with revenues correlated quite closely with general economic conditions in the United States. We also believe that the marketplace is experiencing a significant rebound in market and financial performance for three reasons:

☐	The economic downturn that marked the post-9/11 period has rebounded. FBO Air believes the current relatively positive general condition of the US economy is benefiting the general aviation category.
☐
The events of 9/11 were also catalytic in effecting a fundamental change in the demand for private aviation services. With the increase of security initiatives at the country’s major airports and the concomitant increase in check-in delays, there has been an increase in the number of business and high end leisure travelers who are using private aircraft for their travel needs.

☐
There is a new generation of private jet aircraft coming on the market, which is more affordable but has less-than-transcontinental range. As this new generation of private jet aircraft begins to proliferate, we believe there will be a resultant demand for more FBO services in secondary markets as well as in middle America, where these aircraft might be expected to put down and take on fuel en route to their final destinations.

The audited and unaudited financial statements included in this prospectus have been prepared assuming that the Company will continue as a going concern. As of June 30, 2006, the Company had negative working capital of $3,023,000 and cash and cash equivalents of $868,000. On March 31, 2005, we completed the acquisition of two fixed based operator companies and became an operating company. On September 23, 2005, we completed the acquisition of our third operating company, a charter management operation. We generated revenue of $13,805,562 during the year ended December 31, 2005, all of which was generated on or after April 1, 2005, and $19,671,000 during the six months ended June 30, 2006. We have incurred aggregate net losses and net losses applicable to common stockholders of $3,808,000 and $7,770,000, respectively, for the period from January 17, 2003 (date of inception) through June 30, 2006. These conditions raised substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements in this prospectus do not reflect the possible effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Other Potential Products

Until now, management has contemplated maintaining focus on the two core segments of the aviation industry in which we currently operate - charter management and FBO’s. Any future expansion of offerings could come within products, services, or functions that support one or both of these segments.

We have also executed a service center agreement with Bizjet, a division of Lufthansa Technik Company. This agreement may encompass both current and future locations of the Company, subject to approval by Bizjet. The relationship with Bizjet may significantly increase our maintenance operations - a function that is currently included in both the FirstFlight and Tech Aviation segments - and, in the future, may represent a separate, third division of the Company.

Such expansion is not defined at the time of this prospectus, nor may it ever occur.

Marketing and Sales

The FirstFlight segment has a dedicated sales force whose mission is to increase sales of charter activity on its fleet of managed aircraft. Senior FirstFlight management personnel complement the efforts of this sales force by pursuing aircraft owners who could add their aircraft to our managed fleet.

Enhancements have also been made to the FirstFlight website, and are in progress on the Tech Aviation website, that enable the sales force to more easily communicate with, and field requests from, both current and future clients.

Government Approvals

The charter management companies and FBO’s that we operate and/or target for acquisition generally operate on municipal or other government owned real estate properties. Accordingly, at times we will need to obtain certain consents or approvals from those government entities in conjunction with our operation and/or acquisition. There can be no assurance that we shall obtain such consents on favorable terms. Any such failure could result in our not consummating an acquisition that we otherwise would consider.

Effect of existing or probable government regulation

Charter management companies and FBO’s also operate under the supervision of the Federal Aviation Authority. Our efforts to charter aircraft, to dispense fuels, and to provide repair and maintenance services are under the purview of local, regional and national regulatory agencies. We intend to comply with all government regulations. The adoption of new regulations could result in increased costs.

Competition

The two segments of the aviation industry in which we compete - charter management and FBO - are both highly fragmented. Within the base of competition in each segment are local, regional and national companies.

Management believes that the current fleet of aircraft managed by our FirstFlight division is highly competitive in terms of the type and number of aircraft we can deploy for charter. As of March 31, 2006, FirstFlight’s fleet was comprised of 15 models of large- and mid-cabin aircraft that are generally recognized as attractive by aircraft charter clients. These included multiple Gulfstream 550, Gulfstream V and Gulfstream IV models.

The FBO segment of the industry, the vast majority of which are independent, single location operators, is characterized by competition in both pricing and service due to the fair amount of flexibility for aircraft in transit to choose from a number of FBO options within a 200-300 mile radius. As we grow our business, we forecast that our larger size will provide us with greater buying power from suppliers, and thus provide us with lower costs. This would thereby allow for a more aggressive pricing policy against some competition. More importantly, we believe that the higher level of customer service offered in our facilities will allow us to draw additional aircraft and thus compete successfully against other FBOs of any size.

Costs and effects of complying with environmental laws

In dispensing fuels and in maintenance and repair operations, we handle virgin and waste petroleum lubricants. The handling of these materials is subject to federal, state and local environmental laws. The Company intends to comply with these laws, as part of its standard operating practice. The cost of this compliance is considered a normal cost of operations.

Employees

As of August 31, 2006, we had 117 employees, three of whom are executive officers of the Company; the remaining employees are employed within our divisional operations in Pennsylvania, Kansas and New York. Prior to March 31, 2005, the Company had one full-time employee who was the President and Chief Executive Officer of FBO Air.

Description of Property

We lease office space at the following locations:

Location	Purpose	Space	Annual Rental	Expiration

101 Hangar Road, Wilkes-Barre/Scranton Int’l Airport, Avoca, PA	Executive offices and principal facility of our Tech Aviation segment	24,000 square feet	$75,000	August 21, 2013

236 Sing Sing Road Horseheads, New York[1]	Principal facility and offices of our First Flight segment	24,050 square feet	$160,582	September 22, 2020

2145 S. Air Service Road, Garden City, KS	Kansas FBO service location for our Tech Aviation segment	17,640 square feet	$18,600	March 31, 2010

_______________________
1 This location is leased from a related party to whom in the year ended December 31, 2005 we paid a total amount for rent of $43,000.

We believe that our space is adequate for our immediate needs and that, if additional space is required, whether due to the scheduled expiration of a lease or otherwise, it would be readily available at commercially reasonable rates.

We have no current intention to invest in real estate, other than in connection with the acquisition of a charter management or an FBO property. While we may purchase the common stock of companies, as a means of acquisition of that charter management organization or that FBO, we have no intent to passively hold or invest in the common stock of companies in the charter management or FBO businesses.

Legal Proceedings

In early 2005, FBO Air was served with a complaint which named FBO Air, among others, as a defendant in a suit brought by a broker-dealer, seeking damages of approximately $100,000 arising from Shadows Bend's cancellation of a stock certificate in the year 2002 evidencing shares allegedly sold by the plaintiff for the account of a stockholder of Shadows Bend. Captioned Institutional Capital Management, Inc. vs. Michael W. Sciacchetano, et. al., the suit was pending in the 215th Judicial District Court, Harris County, Texas. On March 28, 2005, FBO Air filed a general denial. On June 20, 2006, this suit was settled and the Company agreed to pay approximately $29,000 in cash and to issue 57,598 shares of our common stock valued at approximately $29,000. The Company has granted piggy-back registration rights, on a best efforts basis, in regard to these shares and has agreed that, within, one year of issue, FBO Air will repurchase these shares for approximately $29,000 in cash.

On May 19, 2005, New World Aviation, Inc. ("New World") instituted an action in the Supreme Court of the State of New York, County of New York, captioned New World Aviation, Inc., Plaintiff, against Robert J. Ettinger, individually, and FBO Air, Inc., Defendants. Since April 1, 2005, Mr. Ettinger has been an officer of FBO Air and, from March 31, 2005 to July 24, 2006, a director of FBO Air. Until March 25, 2005, when he resigned, Mr. Ettinger had served as President (since October 15, 1998) of New World. In its amended complaint New World sought (a) to enjoin the defendants from soliciting New World's clients and employees allegedly using the confidential information which Mr. Ettinger learned in his "high-level position with New World" and (b) damages in an amount to be determined at trial against Mr. Ettinger for his alleged breach of fiduciary duties to New World. On June 20, 2005, FBO Air answered the complaint, asserting as affirmative defenses that (a) New World had forced Mr. Ettinger's resignation by reneging on its promise to pay him a bonus for 2004, (b) New World is partly responsible for any alleged damages, (c) the identity of actual and potential New World clients is available from publicly available records, (d) any putative damages sustained by New World were caused by New World and third parties and (e) New World's claims are barred by the statute of fraud. Mr. Ettinger also filed a counterclaim against New World for $25,000 relating to the 2004 bonus, to which New World has asserted five affirmative defenses.

On August 21, 2006, this matter was settled on the following basis: (1) Mr. Ettinger agreed to pay the plaintiff $7,000 to cover certain costs of plaintiff and to repay the plaintiff certain cash advances while he was employed by plaintiff and (2) Mr. Ettinger and FBO Air agreed not to use any written or electronic information or documents obtained while he was employed to advance the business interests of FBO Air and/or to solicit any present or former clients, customers, passengers or employees of the plaintiff. The parties exchanged general releases.

Directors, Executive Officers, Promoters and Control Persons

Directors and Executive Officers

The following table contains certain information related to the directors and executive officers of FBO Air as of September 25, 2006:

Name	Age	Position

Ronald J. Ricciardi	45	President, Chief Executive Officer and a director

John H. Dow	52	President of the FirstFlight and Tech Aviation Divisions and a director

Jeffrey M. Trenk	54	Executive Vice President for Business Development and a director

Keith P. Bleier	36	Senior Vice President and Chief Financial Officer

William B. Wachtel	51	Director, Chairman of the Board

William R. Colaianni	59	Director

Donald Hecht	73	Director

Thomas Iovino	54	Director

Jeffrey B. Mendell	53	Director

Stephen B. Siegel	62	Director

Alvin S. Trenk	77	Director

Mr. Ricciardi had also been serving as Acting Chief Financial Officer pending the engagement of an officer to serve in such capacity. Keith P. Bleier was engaged as a full-time Chief Financial Officer effective September 15, 2006. There is also currently a vacancy in the officership of Chief Accounting Officer.

Each director of FBO Air is elected to serve until the next Annual Meeting of Stockholders or until his or her successor is elected and shall have qualified. The directors intend to call an Annual Meeting of Stockholders later in 2006. Each officer of FBO Air is elected by the board of directors to serve at the discretion of the board.

Business History

Ronald J. Ricciardi - President, Chief Executive Officer, Director

Mr. Ricciardi has served as the President and a director of the Arizona FBO Air since its inception and was designated as its Chief Executive Officer on January 2, 2004. He was elected the President and a director of FBO Air and designated as its Chief Executive Officer effective with the reverse merger transaction on August 20, 2004.

Mr. Ricciardi is a senior executive with extensive general management experience in entrepreneurial and large companies. Before joining the Arizona FBO Air, Mr. Ricciardi was President and CEO of P&A Capital Partners, Inc., an entertainment finance company established to fund the distribution of independent films. Mr. Ricciardi was also co-founder, Chairman and CEO of eTurn, Inc., a high technology service provider, for which he developed a consolidation strategy, negotiated potential merger/acquisition candidates, prepared private placement materials and executed numerous private, institutional and venture capital presentations. After a management career at Pepsi-Cola Company and the Perrier Group of America, Mr. Ricciardi was President and CEO of Clearidge, Inc., a leading regional consumer products company, where he provided strategic and organizational development, and led a consolidation effort that included 14 transactions, which more than tripled company revenue over four years.

John H. Dow - President of FirstFlight and Tech Aviation Divisions, Director

Mr. Dow was elected as a director of FBO Air effective September 23, 2005. He was designated as President of the FirstFlight Division on that date and as President of the Tech Aviation Division on September 25, 2006.

Mr. Dow formed Airborne, Inc. d/b/a FirstFlight Management in 1987, shortly after he acquired B & F Brake and Wheel Service. In 1989, he expanded FirstFlight’s services by adding a charter brokerage division to his management, charter and aircraft sales capabilities. In 1992, FirstFlight successfully developed and received worldwide FAR Part 135 Certification. Mr. Dow is a licensed pilot with an Air Transport Type rating in Gulfstream aircraft. He is a member of the National Business Aviation Association Operations Committee as well as the National Air Transport Association and served on the aviation committee for the Elmira/Corning Regional Airport.

Jeffrey M. Trenk - Executive Vice President for Business Development, Director

Mr. Trenk was elected as the Executive Vice President for Business Development and a director of FBO Air on March 31, 2005.

Mr. Trenk was a founder of the Arizona FBO Air. Prior to his election as an executive officer and a director of the Company, he had served as a consultant to the Company through its formative and capitalization stage. Before founding the Arizona FBO Air, from 1998 to 2001, Mr. Trenk built a chain of dry-cleaning operations through a series of acquisitions and then refocused the organization to become one of the largest providers of dry-cleaning services to the hospitality industry in Arizona, servicing over 200 hotels. After three years and ten acquisitions, he sold the business in a private transaction. Before and after the dry-cleaning consolidation, Mr. Trenk was a consultant to numerous investment banking companies and public companies focusing on capital structure, strategic direction and management/organization issues. For a period in late 2001 through early 2002, he was a consultant to the Company when it was named Shadows Bend Development, Inc.

In 2001, Mr. Trenk pled guilty to one count of conspiracy to commit commercial bribery stemming from an incident in 1996. He has paid his fine and assessment of $2,100, served his probation period and has no restrictions as a result of this conviction. The FBO Air board of directors has reviewed the 1996 incident and, after careful deliberation, determined that these issues associated with this past event were not of sufficient import to turn away from the skills that the directors believed Mr. Trenk could bring to the Company.

Keith P. Bleier - Senior Vice President, Chief Financial Officer

Mr. Bleier was elected as a Senior Vice President of FBO Air, and designated as its Chief Financial Officer, effective September 15, 2006.

Prior to his engagement by FBO Air and commencing in September 2002, Mr. Bleier, who is a certified public accountant, served as a Principal of the Business Advisory Group of Bonadio & Co. LLP, a certified public accounting firm. While serving in such capacity, among his duties was as the engagement manager in that firm’s representation of Airborne, Inc., which became a subsidiary of FBO Air on September 23, 2005. From September 1998 to September 2002, he served as the principal accounting and financial officer of Montana Mills Bread Co., Inc., and its subsidiaries, which company’s common stock was listed on the American Stock Exchange prior to its purchase by Krispy Kreme Donut Corp. and which was a speciality retail and wholesale bakery manufacturer.

William B. Wachtel - Director, Chairman of the Board

Mr. Wachtel was elected as a director of FBO Air and its Chairman of the Board on March 31, 2005.

Mr. Wachtel has been a managing partner of Wachtel & Masyr, LLP, or its predecessor law firm (Gold & Wachtel, LLP), since its founding in August 1984. Such firm serves as corporate counsel to the Company. He is a co-founder of the Drum Major Institute, an organization carrying forth the legacy of the late Reverend Martin Luther King, Jr.

William R. Colaianni - Director

Mr. Colaianni was elected as a director of FBO Air on September 30, 2004.

Mr. Colaianni is currently a member of Holding Capital Group LLC, a private investment banking firm that invests in smaller middle market private companies. Holding Capital has been in business for over 25 years and has made investments in over 300 deals. Mr. Colaianni joined the firm in 1983. Structuring and financing of unique transactions is Holding Capital’s expertise. Mr. Colaianni also sits on the board of directors for seven privately-held companies and is the President of a $35 million veneer and plywood company in Georgia.

Prior to joining Holding Capital, Mr. Colaianni was Chief Operating Officer of Adidas Sports and Leisure, and was President of Pony footwear. He was also a Vice President for Bankers Trust Company, New York, in charge of asset based lending. Before beginning his professional career, Mr. Colaianni served as a captain in the US Army.

Donald Hecht - Director

Mr. Hecht was elected as a director of FBO Air effective September 15, 2006.

Mr. Hecht has, since 1966, been a managing partner of Hecht And Company, P.C., a certified public accounting firm.  He has served on the boards of directors of other public companies.

Thomas Iovino - Director

Mr. Iovino was elected as a director of FBO Air effective September 15, 2006.

Mr. Iovino has, since 1983, managed his own contracting firm Judlaw Contracting, Inc., which firm had revenues of approxijmately $150 million in 2005.  He serves on the Board of Trustees of Rensselaer Polytechnic Institute, where he received his BS and Masters degrees in Civil Engineering.

Jeffrey B. Mendell - Director

Mr. Mendell was elected as a director of FBO Air on September 30, 2004.

Mr. Mendell is, and has been since 1983, the Chairman & CEO of JBM Realty, a private real estate company headquartered in Greenwich, CT. This Company is active in the development, financing and sale of residential and commercial properties. His most recent project was the development of Greenwich Shore, a luxury rental apartment project overlooking Long Island Sound in Greenwich, CT.

Earlier in his career, Mr. Mendell was an executive with Citicorp Real Estate, Inc. in New York City and he is a licensed real estate broker in the State of New York

Stephen B. Siegel

Mr. Siegel was elected as a director of FBO Air effective September 15, 2006.

He currently serves as Chairman of Global Brokerage Services of CB Richard Ellis (“CBRE”), a worldwide premier full service real estate company. He was Chairman and Chief Executive Officer of Insignia/ESG, Inc., a premier commercial real estate company, from 1992 until its merger in July 2003 into CBRE. He serves on many charitable boards of trustees, including serving with his wife Wendy as Co-Chairs of the Council of National Trustees of the National Jewish Medical and Research Center.

Alvin S. Trenk

Mr. Trenk was elected as a director and the Chairman of the Board of FBO Air effective with the reverse merger transaction on August 20, 2004. He resigned as the Chairman of the Board on March 31, 2005.

Mr. Trenk has served as Chairman and CEO of Air Pegasus since 1981 and, from 1997 to 2003, as Chairman, President and CEO of Sightseeing Tours of America, Inc. and Liberty Helicopters, Inc., privately held corporations operating public use heliports in New York and providing helicopter air tours and charter and air services. Mr. Trenk has also been Chairman and CEO of TechTron, Inc. since 1980. TechTron is a privately owned holding company with investment emphasis on emerging global market opportunities. From 1976 to 1980, Mr. Trenk was Vice Chairman of Kenton Corporation, a diversified publicly-traded corporation, where he also served as President and CEO of Charles Town Turf Club, owner and operator of thoroughbred race tracks in West Virginia, and Chairman and CEO of International Health Company, which owned and operated a national chain of artificial kidney centers.

Family Relationships

Jeffrey M. Trenk, the Executive Vice President for Business Development and a director since March 31, 2005, is the son of Alvin S. Trenk, another director of FBO Air since August 20, 2004. There are no other family relationships among the directors and the executive officers of FBO Air.

Other Directorships

William B. Wachtel is a director of Hanover Direct, Inc., the common stock of which is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, but is currently trading in the pink sheets. Hanover Direct is engaged in the catalog business.

Stephen P. Siegel is a trustee of Liberty Property Trust, a real estate investment trust traded on the New York Stock Exchange.

No other director of the Company serves as a director of a company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, or any company registered as an investment company under the Investment Company Act of 1940.

Code of Ethics

On May 19, 2006, the board of directors of FBO Air adopted a Code of Ethics for application to the Company.

Committees of the Board of Directors

There are three committees of the board of directors: the Audit Committee comprised of William R. Colaianni, Chairman, and Jeffrey B. Mendell; the Compensation Committee comprised of Jeffrey B. Mendell, Chairman, and Alvin S. Trenk, and the Nominating Committee comprised of Alvin S. Trenk, Chairman, Jeffrey B. Mendell and Jeffrey M. Trenk.

The Nominating Committee was formed in December 2005 with the mandate to seek additional qualified independent contractors.

Executive Compensation

Summary Compensation Table

The following table sets forth the annual and long-term compensation of the named executive officers for services in all capacities for the fiscal year ended December 31, 2005. The following table sets forth the annual compensation paid by the Company for services performed on the Company's behalf for the fiscal years ended December 31, 2003, 2004 and 2005 with respect to those persons who were, as of December 31, 2005, the chief executive officer of FBO Air and those other officers whose total annual salary and bonus exceeded $100,000.

Summary Compensation Table

		Annual Compensation			Long Term Compensation
Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Other Annual Compensation	Securities Underlying Options (Number of Shares	All Other Compensation
Ronald J. Ricciardi, President and Chief Executive Officer	2005 2004 2003	162,500 73,000 -	- - -	- - -	250,000 - -	- - -

John H. Dow, Office of the Chief Executive / FirstFlight	2005(2) 2004 2003	37,500 - -	25,000 - -	- - -	250,000 - -	- - -

Jeffrey M. Trenk, Executive VP	2005(3) 2004(3) 2003	162,500 - -	- - -	- - -	250,000 50,000 -	21,300 84,600 -

Robert J. Ettinger, Office of the Chief Executive / FirstFlight	2005 2004 2003	112,500 - -	75,000 - -	- - -	250,000 - -	- - -
______________

1.	Mr. Ricciardi and Mr. Trenk are compensated at an annual equivalent compensation of $175,000. Mr. Ettinger and Mr. Dow are compensated at an annual equivalent compensation of $250,000.
2.
As indicated in the section captioned “Employment Agreements” later in this prospectus, Mr. Dow’s employment agreement with Airborne, a subsidiary of FBO Air, began on September 23, 2005 when Airborne was acquired by FBO Air. The fiscal 2005 totals in the table reflect only his compensation in fiscal 2005 as paid by the Company while he was an employee.

3.
As indicated in the section captioned “Employment Agreements” later in this prospectus, Mr. Trenk was a consultant to FBO Air through March 31, 2005. The fiscal 2005 totals in the table reflect compensation as both a consultant and an executive officer, while the fiscal 2004 totals in the table reflect his service only as a consultant.

Option/SAR Grants Table

The following table furnishes certain information with respect to the grant of stock options during the last fiscal year to the officers named in the Summary Compensation Table. FBO Air has never granted any stock appreciation rights (SARs). Accordingly, no information with respect to SARs is included in the following table or the table in the next section.

OPTION GRANTS IN LAST FISCAL YEAR
(Individual Grants)
Name	Number of Securities Underlying Options Granted (#)	Percent Of Total Options Granted To Employees In Fiscal Year	Exercise Or Base Price ($/Sh)	Expiration Date
Ronald J. Ricciardi	250,000	25%	$1.60	3/31/10
Robert J. Ettinger	250,000	25%	$1.60	3/31/10
Jeffrey M. Trenk	250,000	25%	$1.60	3/31/10
John H. Dow	250,000	25%	$.33	9/22/10

Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Values

There were no options exercised during the last fiscal year by any of the named executive officers. The following table discloses the fiscal year-end value of unexercised options.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FY-END OPTION VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Unexercised Securities Underlying Options At FY-End (#) Exercisable/ Unexercisable	Value of Unexercised In-The-Money Option At FY-End ($) Exercisable/ Unexercisable[1]
Ronald J. Ricciardi	-	-	250,000/0	-
Robert J. Ettinger	-	-	250,000/0	-
Jeffrey M. Trenk	-	-	250,000/0[2]	-
John H. Dow	-	-	250,000/0[3]	$117,500

__________________

1 The closing sales price per share on December 30, 2005 was used because December 31, 2005 was a Saturday.

2 Mr. Jeffrey M. Trenk subsequently made a cashless exercise of an option granted in the year ended December 31, 2004 by not receiving shares having a market value equal to the aggregate exercise price and received 48,750 shares.

3 Mr. Dow subsequently made a cashless exercise by not receiving shares having a market value equal to the aggregate exercise price and received 85,000 shares.

Long-Term Incentive Plan (“LTIP”) Awards Table

The Company does not have any pension or other long-term incentive plan.

The subsidiaries Tech and Airborne both maintained 401k plans prior to their acquisition. Those plans are in the process of being merged into a single plan and will cover all employees of the Company. The newly merged plan will require the Company to match 50% of each participant’s contribution up to 6% of salary. The Company’s contribution vests over a five-year period on a 20% per year basis. The Company’s contribution to the two subsidiary plans totaled approximately $10,000 for the year ended December 31, 2005.

Directors’ Compensation

Directors who are not employees of the Company are entitled to a fee of $1,000 per board meeting and $750 and $500 per committee meeting for committee chairman and committee member, respectively. In addition, each outside director is granted an option to purchase shares of our common stock. On September 30, 2004, each received an option expiring September 29, 2008 to purchase 25,000 shares with an exercise price of $0.01. This option did not become exercisable until September 30, 2005. On January 11, 2006, Mr. Colaianni made a cashless exercise of his option, receiving 24,375 shares of our common stock. On March 13, 2006, Mr. Mendell made a cashless exercise of his option, receiving 24,667 shares of our common stock. On December 13, 2005, each of the Company’s non employee directors received an option expiring on December 12, 2009 to purchase 25,000 shares with an exercise price of $0.64. The option does not become exercisable until December 13, 2006. Each director is also reimbursed for expenses incurred in connection with attendance at meetings of the board of directors.

Employment Agreements

On September 23, 2005, Airborne and FBO Air entered into an employment agreement dated as of September 23, 2005 (the "Dow Employment Agreement") with John H. Dow. Pursuant to the Dow Employment Agreement, Mr. Dow is employed in the office of Chief Executive of Airborne. The term of the agreement is for three years, which commenced September 23, 2005, and thereafter automatically renews for additional one-year periods unless terminated by either party on 90 days’ prior notice to the other before the respective renewal period begins. Mr. Dow's base annual salary is $150,000. In addition, he is guaranteed an annual bonus of $100,000 (paid in equal monthly installments with his base salary). He may also receive an annual performance bonus based on the board's evaluation of Airborne's performance and his performance. Mr. Dow is to be granted an option each September 23 during the initial term to purchase 250,000 shares of the common stock. The first option was granted effective September 23, 2005 and the second option was granted effective September 23, 2006.

On March 31, 2005, the Board of Directors authorized execution of the First Amendment effective April 1, 2005 (the "First Amendment") to the employment agreement (the "Ricciardi Employment Agreement') for Ronald J. Ricciardi, FBO Air's President and CEO. The First Amendment provides that Mr. Ricciardi's employment under the Ricciardi Employment Agreement was effective April 1, 2005. The employment term will continue for three years thereafter subject to automatic one-year renewals unless terminated by either party on 90 days’ prior notice to the other before the respective renewal period begins. The First Amendment increased his base salary to $175,000. Pursuant to the Ricciardi Employment Agreement, he is also eligible to receive annually an incentive bonus equal to three percent of the Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) of the Company earned by meeting the annual plan for EBITDA developed by management and approved by the FBO Air board annually. Mr. Ricciardi is to be granted an option each April 1 during the initial term to purchase 250,000 shares of our common stock. He has received options effective April 1, 2005 and April 1, 2006.

On March 31, 2005, FBO Air entered into an employment agreement dated as of April 1, 2005 (the "Ettinger Employment Agreement") with Robert J. Ettinger. The term of the Ettinger Employment Agreement is for three years, which commenced April 1, 2005. The employment term thereafter automatically renews for additional one-year periods unless terminated by either party on 90 days’ prior notice to the other before the respective renewal period begins. Mr. Ettinger's base annual salary is $150,000 and he is guaranteed an annual bonus payment of $100,000. Both the salary and the bonus payment are to be paid in equal monthly installments. In addition, he may receive an annual performance bonus based on the FBO Air board's evaluation of the Company's performance and his performance. Mr. Ettinger is to be granted an option each April 1 during the initial term to purchase 250,000 shares of our common stock. He has received options effective April 1, 2005 and April 1, 2006.

On March 31, 2005, the Board of Directors elected Jeffrey M. Trenk as an officer of FBO Air, terminated Mr. Trenk's consulting agreement and entered into an employment agreement with Mr. Trenk dated April 1, 2005 (the "Jeffrey Trenk Employment Agreement"). Pursuant to the Jeffrey Trenk Employment Agreement, Mr. Trenk is employed as the Executive Vice President of Business Development of FBO Air. The term of the Jeffrey Trenk Employment Agreement is for three years, which commenced April 1, 2005. The employment term thereafter automatically renews for additional one-year periods unless terminated by either party on 90 days’ prior notice to the other before the respective renewal period beings. Pursuant to Jeffrey Trenk Employment Agreement, Mr. Trenk's base annual salary is $175,000. In addition, he is eligible to receive annually an incentive bonus equal to three percent of the EBITDA of the Company earned by meeting or exceeding the annual plan for EBITDA developed by management and approved by the FBO Air board annually. Mr. Trenk is to be granted an option each April 1 during the initial term to purchase 250,000 shares of the common stock. He has received options effective April 1, 2005 and April 1, 2006.

Keith P. Bleier entered into an employment agreement dated as of September 1, 2006 with FBO Air providing for a three-year initial term commencing September 15, 2006, subject to automatic renewals for additional one-year periods unless terminated by either party on 90 days’ prior notice to the other before the renewal anniversary date. He is to be paid a base salary of $185,000, which amount shall increase by 5% on each anniversary date during the term of this agreement. He is eligible for an incentive bonus each year during the term at the discretion of the board of directors. He is to be granted an option, on the effective date of his employment and then on each of the anniversary dates during the initial term, to purchase 250,000 shares of our common stock. Each option becomes exercisable on the first anniversary of its respective date of grant and expires five years from its respective date of grant. He has received his first option grant effective September 15, 2006.

In all of the above-cited employment agreements (other than the agreement with Mr. Bleier during the initial term), FBO Air or, in the case of Mr. Dow, Airborne may terminate, upon ten days’ prior written note, without cause. In such event, each officer is entitled to one-year’s base salary as severance, to his incentive bonus on a pro rata basis and to participate in non-cash employee benefit plans for a period of six months. All agreements have change of control provisions which involve the occurrence of one of these events: the sale of all or substantially all of the employer’s assets, a merger or consolidation of FBO Air in which the then stockholders of FBO Air own less than 50% of the shares of stock of the surviving corporation, or the sale of two-thirds or more of the outstanding shares of FBO Air in one transaction. If the employee leaves within one year of the occurrence of the change of control event, then each employee has his unvested stock options vest and he is covered for six months under the employer’s non-cash employee benefit plans. In addition, each of Messrs. Dow, Ettinger and Bleier is entitled to one year’s base salary and his prior year incentive bonus as severance pay.

Certain Relationships and Related Transactions

During the Company's fiscal year ended December 31, 2004, Jeffrey M. Trenk (and his affiliates) and Ronald J. Ricciardi, as promoters of the Company, provided funds and services to the Company valued at $132,186 and $31,860, respectively, in exchange for the receipt of 1,536,573 and 369,677 shares, respectively, of our common stock. Mr. Trenk is currently the Executive Vice President for Business Development and a director of FBO Air. Mr. Ricciardi is currently the President, the Chief Executive Officer and a director of the Company.

Airborne leases its principal facility in Elmira, NY from John H. Dow, an officer and a director of FBO Air, and his wife. During the year ended December 31, 2005, we paid approximately $43,000 in rent to Mr. Dow. Airborne manages an aircraft owned by the family of William B. Wachtel, FBO Air’s Chairman of the Board, and for which the amount due included in our accounts payable at December 31, 2005 amounted to approximately $179,000. During the year ended December 31, 2005 we recorded revenues and expenses of $1,300,000 and $1,100,000, respectively, related to our management of this aircraft.

On September 23, 2005, FBO Air issued a note payable to a holder, for which Mr. Wachtel and an entity owned by one of its other directors are members of the holder's entity. This note payable had a face value of $1,500,000 and, for the initial period of 180 days, bore an annual interest rate of 4.25%. Effective March 22, 2006, the initial maturity date, FBO Air had elected to extend the maturity to September 23, 2006 with an interest rate of 9.25% per annum applicable to the extended period. Airborne granted the holder a security interest in its accounts receivable, all of its deposit accounts, all monies now and hereafter in the possession or under the control of Airborne or FBO Air and all products and proceeds of the foregoing personal property. During the year ended December 31, 2005, the Company recorded interest costs of approximately $17,000 under this note payable obligation. FBO Air also granted the entity a warrant expiring September 22, 2010 to purchase 1,200,000 shares at $0.60 per share. As indicated in the subsection captioned “Recent Developments” in the section captioned “Description of Business,” this note has been prepaid and the security interest terminated.

Mr. Wachtel is also a managing partner of Wachtel & Masyr, LLP, corporate counsel to the Company. During the year ended December 31, 2005 and 2004, we were billed for legal services of approximately $300,000 and $98,000. At December 31, 2005, we have recorded in accrued expenses an obligation for legal fees of approximately $341,000 related to these legal services.

On May 19, 2006, the FBO Air board of directors agreed that, as a matter of corporate policy, all ongoing and future affiliated transactions will be made or entered into on terms that are no less favorable to the Company than those that can be obtained from unaffiliated third parties and that all ongoing and future affiliated transactions must be approved by a majority of the independent, disinterested members of the FBO Air board of directors.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of September 25, 2006, certain information with respect to all stockholders known by FBO Air to be beneficial owners of more than 5% of its outstanding shares of common stock, the Chief Executive Officer of FBO Air, all directors and all officers and directors of FBO Air as a group. The ownership information was furnished to FBO Air by the person or entity.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percentage of Common StockBeneficially Owned (1)

Jeffrey M. Trenk (2)	838,500 (3)		2.7%
c/o FBO Air, Inc.
101 Hangar Road
Avoca, PA 18641

Ronald J. Ricciardi (4)	1,643,575 (5)		4.4%
c/o FBO Air, Inc.
101 Hangar Road
Avoca, PA 18641

John H. Dow (6)	4,268,534 (7)		11.4%
c/o FBO Air, Inc.
101 Hangar Road
Avoca, PA 18641

Keith P. Bleier	0 (8)		0%
c/o FBO Air, Inc.
101 Hangar Road
Avoca, PA 18641

William B. Wachtel (9)	6,736,243 (10)	(11)	17.6%
c/o Wachtel & Masyr, LLP
110 East 59th Street
New York, NY 10022

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned (1)

Alvin S. Trenk (12)	1,773,750 (11)(13)	4.7%
350 East 79th Street
Apartment 38C
New York, NY 10021

William R. Colaianni (12)	24,375 (11)	less than 1%
c/o Holding Capital Group LLC
630 Third Avenue
New York, NY 10017

Jeffrey B. Mendell (12)	260,293 (11)	(14)	less than 1%
c/o JBM Realty Capital Corp.
100 Putnam Green
Greenwich, CT 06830

Donald Hecht (12)	266,700 (15)	less than 1%
c/o Hecht and Company, P.C.
111 West 40th Street
20th Floor
New York, NY 10018

Thomas Iovino (12)	2,000,250 (16)	5.4%
c/o Judlow Contracting, Inc.
26-15 Ulmer Street
College Point, NY 11354

Stephen B. Siegel (12)	533,400 (17)	1.4%
c/o CB Richard Ellis
200 Park Avenue
New York, NY 10165

All directors and officers	18,345,620 (18)	43.4%
as a group (11 in number)

Peter Nordin	1,957,359 (19)	5.3%
Bakkerevej OA
Snekkersten, Denmark

Arco Van Nieuwland	1,885,004 (20)	5.1%
Bunder 8, 2970
Schildz, Belgium

Martin Sands and Steven Sands	3,578,028 (21)	9.7%
c/o Laidlaw & Company (UK) Ltd.
90 Park Avenue
New York, NY 10016

_______________________

(1)
The percentages computed in the table are based upon 36,583,793 shares of our common stock which were outstanding on September 25, 2006. Effect is given, pursuant to Rule 13-d(1)(i) under the Securities Exchange Act of 1934, to shares of our common stock issuable upon the exercise of options or warrants currently exercisable or exercisable within 60 days of September 25, 2006.

(2)	Jeffrey M. Trenk is the Executive Vice President for Business Development and a director of FBO Air.

(3)
The shares of our common stock reported in the table reflect (a) 338,500 shares owned personally by him; (b) 250,000 shares issuable upon the exercise of an option expiring March 31, 2010; and (c) 250,000 shares issuable upon the exercise of an option expiring March 31, 2011. Each of the options is currently exercisable. The shares reported in the table do not include 1,112,677.5 shares beneficially owned by his wife Ruth Trenk and 883,927.5 shares beneficially owned by her daughter Jamie Levine, both of whom live with him in the same residence. Mr. Trenk disclaims beneficial ownership of the aggregate of 1,996,605 shares reported in this note 3 for his wife Ruth Trenk and her daughter Jaime Levine because he has no dispositive power or voting power with respect to such shares. Were the shares of his wife and here daughter attributed to him, despite his disclaimer, he would be deemed the beneficial owner of an aggregate of 2,835,105 shares of our common stock, or 7.7% of the shares outstanding on September 25, 2006.

(4)	Ronald J. Ricciardi is the President, the Chief Executive Officer and a director of FBO Air.

(5)
The shares of our common stock reported in the table include (a) 250,000 shares issuable upon the exercise of an option expiring March 31, 2010; (b) 250,000 shares issuable upon the exercise of an option expiring March 31, 2011; and (c) 100,000 shares issuable upon the exercise of a warrant expiring August 31, 2011. Each of the two options and the warrant is currently exercisable.

(6)	John H. Dow is the President of the FirstFlight and Tech Aviation Divisions and a director of FBO Air.

(7)
Of the shares of our common stock reported in the table as being beneficially owned by Mr. Dow, (a) 1,166,667 shares are owned by his wife Daphne Dow; (b) they share beneficial ownership of (i) 1,000,200 shares and (ii) a warrant expiring August 31, 2011 to purchase 600,000 shares which is currently exercisable; and (c) 250,000 shares are issuable upon the exercise by him of an option expiring September 22, 2011 which is currently exercisable.

(8)
The shares of our common stock reported in the table do not reflect 250,000 shares issuable upon the exercise of an option expiring September 14, 2011 which is not currently exercisable or exercisable within 60 days of September 25, 2006.

(9)	William B. Wachtel is the Chairman of the Board and a director of FBO Air.

(10)
The shares of our common stock reported in the table include (a) 208,336 issuable upon the exercise of a co-investor warrant expiring March 31, 2010; (b) 800,000 of the 1,200,000 shares subject to a warrant expiring September 22, 2010; and (c) 750,000 shares issuable upon the exercise of a warrant expiring August 31, 2011. All three warrants are currently exercisable. The shares of our common stock reported in the table do not reflect (x) 333,400 shares of our common stock and (y) 200,000 shares issuable upon the exercise of a warrant expiring August 31, 2011 (which is currently exercisable) acquired by Wachtel & Masyr, LLP, our corporate counsel, in the private placement which we closed on September 1, 2006. Mr. Wachtel is a managing partner of such firm, but does not have sole dispositive or voting power with respect to his firm’s securities.

(11)
The shares of our common stock reported in the table do not reflect 25,000 shares issuable upon the exercise of an option expiring December 12, 2010 which is not currently exercisable or exercisable within 60 days of September 25, 2006.

(12)	Alvin S. Trenk is a director of FBO Air.

(13)
The shares of our common stock reported in the table include (a) 400,000 shares of the 1,200,000 shares subject to a warrant expiring September 22, 2010; (b) 25,000 shares issuable upon the exercise of an option expiring September 29, 2009; and (c) 500,000 shares issuable upon the exercise of a warrant expiring August 31, 2011. Each of the warrants and the option is currently exercisable.

(14)	The shares of our common stock reported in the table include 50,000 shares issuable upon the exercise of an investor warrant expiring March 31, 2010 which is currently exercisable.

(15)	The shares of our common stock reported in the table include 100,000 shares issuable upon the exercise of a warrant expiring August 31, 2011 which is currently exercisable.

(16)	The shares of our common stock reported in the table include 750,000 shares issuable upon the exercise of a warrant expiring August 31, 2011 which is currently exercisable.

(17)	The shares of our common stock reported in the table include 200,000 shares issuable upon the exercise of a warrant expiring August 31, 2011 which is currently exercisable.

(18)	The shares of our common stock reported in the table do not reflect the shares which might be attributed to Jeffrey M. Trenk. See Note (3) to the table.

(19)	The shares of our common stock reported in the table include 400,000 shares issuable upon the exercise of an investor warrant expiring March 31, 2010 which is currently exercisable.

(20)
Peter Nordin beneficially owns (a) 556,877 shares of our common stock and (b) 150,000 shares issuable upon the exercise of an investor warrant expiring March 31, 2010. Peter Nordin APS owns (a) 983,815 shares of our common stock and (b) 266,667 shares issuable upon the exercise of an investor warrant expiring March 31, 2010. The investor warrants are currently exercisable. Peter Nordin may be deemed the beneficial owner of both the shares he owns personally and those of Peter Nordin APS because he has sole dispositive power and sole voting power with respect to the latter’s shares.

(21)
Each of Martin Sands and Steven Sands has dispositive power and voting power with respect to the shares of our common stock (including the shares issuable upon the exercises of co-investor warrants) owned by Sands Brothers Venture Capital III LLC and three other Sands Brothers funds. No one of these funds individually owns as much as 5% of the outstanding shares of our common stock as of September 25, 2006. As a result of the sands possessing such dispositive and voting powers each may be deemed the beneficial owner with respect to the shares of our common stock held by each of these stockholders. However, each disclaims beneficial ownership of these shares.

Plan of Distribution

Eligible Shares

The selling stockholders will re-offer, pursuant to this prospectus, shares of our common stock which we:

•
have issued upon the conversions of shares of our Series A preferred stock issued as a part of the units sold to investors in our private placement which we closed on March 31, April 8 and April 15, 2005,

•	shall issue upon the exercises of common stock purchase warrants issued as part of the units sold to investors in the private placement described in the preceding bullet,

•	have issued upon the conversions of shares of our Series A preferred stock issued as a part of the units sold to co-investors in a related private placement which we closed on March 31, 2005,

•	shall issue upon the exercises of common stock purchase warrants issued as a part of the units sold to co-investors in the related private placement described in the preceding bullet,

•
shall issue upon the exercises of common stock purchase warrants issued as part of the placement agent’s fees with respect to the private placement which we closed on March 31, April 8 and April 15, 2005 (these warrants were initially issued to the placement agent and were subsequently transferred to certain of the placement agent’s personnel and others), and

•	have issued shares of our common stock accrued as dividends to the respective dates of conversion of shares of our Series A preferred stock.

There can be no certainty as to when and if our common stock purchase warrants will be exercised. Your attention is directed to the section captioned “Description of Securities-Warrants” in this prospectus for a description of when FBO Air may redeem the common stock purchase warrants, in which event we believe that the holders are likely to exercise the common stock purchase warrants if the Company is otherwise performing to their satisfaction.

FBO Air has filed the registration statement of which this prospectus constitutes part I as required by a registration rights agreement which it executed with the investors in our private placement which was closed on March 31, April 8 and April 15, 2005. We are obligated to keep the registration statement effective until the earlier date (i) when all securities have been sold, whether pursuant to this prospectus or pursuant to an exemption from the registration requirement of the Securities Act of 1933, or (ii) when all securities may be sold pursuant to the exemption of Rule 144(k) under the Securities Act of 1933. We granted similar registration rights to the co-investors as to whom or which we closed a related private placement on March 31, 2005 and to Laidlaw, the placement agent, and its transferees.

The term “selling stockholders” as used by us in this prospectus includes pledgees, donees, transferees or other successors in interest selling shares of our common stock received after the date of this prospectus from one or more of the selling stockholders named in the table commencing on page 39 as a pledge, gift, partnership distribution or other non-sale related transfer.

Distribution Method

All of the selling stockholders have advised us that they may sell, from time to time, pursuant to this prospectus, their shares of our common stock (an aggregate of 20,276,728 shares as of the date of this prospectus) on the OTC Bulletin Board, in isolated transactions, or in a combination of such methods of sale. They have also advised us that their sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices with institutional or other investors. In addition, the selling stockholders may sell, when permissible, pursuant to the exemption of Rule 144 under the Securities Act of 1933. As of September 25, 2006, 15,384,607 of the shares of our common stock being offered pursuant to this prospectus (all of which were outstanding) had met the one-year holding requirement to become eligible for sale pursuant to Rule 144 under the Securities Act. These shares represent shares issued upon conversion of 838 shares of our Series A preferred stock and the shares issued as accrued dividends with respect to 846 shares of our Series A preferred stock. On October 9, 2006, the closing sales price as reported on the OTB Bulletin Board was $0.40 per share.

The selling stockholders have advised us that they will act independently of each other. They may sell the shares of our common stock pursuant to this prospectus by one or more of the following methods, without limitation:

(a)
a block trade on which the broker-dealer so engaged will attempt to sell the shares of our common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

(b)	purchases by the broker-dealer as principal and resales by such broker-dealer for its account pursuant to this prospectus;

(c)	ordinary brokerage transactions and transactions in which the broker solicits, or acts as an intermediary for, purchasers; or

(d)	face-to-face transactions between the selling stockholder and purchasers without a broker-dealer.

In effecting sales, a broker-dealer engaged by a selling stockholder may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from the selling stockholder in amounts which will be negotiated immediately prior to sale. This compensation to a particular broker-dealer might be in excess of customary commissions for routine market transactions. Brokers or dealers and any participating brokers or dealers acting as described in this paragraph may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933 in connection with these sales. Any profits realized by the selling stockholder and the compensation of such brokers or dealers may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

Upon our being notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of our common stock through a block trade, a purchase by a broker or dealer, or any special offering other than an underwritten offering, we shall file a post-effective amendment to the registration statement of which this prospectus is part I to amend the prospectus. In such amendment we shall disclose (a) the name of each broker-dealer, (b) the number of shares involved, (c) the price at which such shares were sold, (d) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (e) that such broker-dealer(s) did not conduct any investigation to verify the information set out in this prospectus, as supplemented, and (f) other facts material to the transaction.

In the event that a group of selling stockholders advises us that they have engaged an underwriter to sell for them and any other selling stockholder who or which so advises, we shall file a post-effective amendment to the registration statement of which this prospectus is part I so that a new amended prospectus will become available describing the underwritten offering, whether on a firm commitment or best efforts basis. As of the date of this prospectus, we have received no such advice.

From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in, or transfer or assign, some or all of the shares of our common stock owned by them. The pledgees, secured parties or persons to whom such securities have been hypothecated shall, upon foreclosure in the event of a default, and the transferees and assignees shall, be deemed to be selling stockholders for the purpose of this prospectus. The number of shares of our common stock beneficially owned by a selling stockholder who or which so transfers, pledges or assigns will decrease as and when the selling stockholder takes such action. The plan of distribution for the selling stockholder’s shares of our common stock sold hereunder will otherwise remain unchanged by reason of a transfer, pledge or assignment.

In order to comply with the securities laws of some states, the shares of our common stock will have to be sold for a selling stockholder in those states only through brokers or dealers registered or licensed in those states.

We have advised the selling stockholders of the requirement under the Securities Act of 1933 that each of them, or any broker-dealer acting for the selling stockholder, must deliver a copy of this prospectus in connection with any resale by such selling stockholder of shares of our common stock utilizing this prospectus, subject to our compliance with Rule 172 under the Securities Act of 1933. It is our intention to make the filing with the Commission required by Rule 172.

We have also undertaken, if, in our opinion in the future, this prospectus no longer complies with Section 10(a)(3) of the Securities Act of 1933, to advise the selling stockholders of this opinion, to request that the selling stockholders cease use of this prospectus and to confirm our then intention to amend the registration statement of which this prospectus is part I in order to effect such compliance.

Compliance

We have also advised each of the selling stockholders that a court may determine at a later date that he, she or it is an “underwriter” within the meaning of Section 2(11) of the Securities Act of 1933. In such event the selling stockholder may be found liable for monetary damages to purchasers under Sections 11, 12(2) and 15 of the Securities Act of 1933 if there are any defects in this prospectus (i.e., material misstatements or omissions). We have also advised them that they may be found liable under Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder for such material misstatements or omissions, if any.

We and the selling stockholders are obligated to take such steps as may be necessary to ensure that the offer and sale by the selling stockholders of an aggregate, as of the date of this prospectus, of 20,276,728 shares of our common stock offered by this prospectus will comply with the requirements of the federal securities laws and regulations, including Regulation M.

In general, Rule 102 under Regulation M prohibits any selling stockholder or a broker-dealer acting for such selling stockholder from, directly or indirectly, bidding for, or purchasing, any shares of our common stock, or attempting to induce any person to bid for, or to purchase, shares of our common stock during a restricted period (as such term is defined in Rule 100) which ends when he, she or it has completed his, her or its participation in a distribution of shares in an offering made pursuant to this prospectus. Rule 102 sets forth certain exceptions for the selling stockholder, including exercising a stock option or warrant. For purposes of the Rule, exercise of an investor warrant, a co-investor warrant or a placement agent’s warrant would be excepted.

We are bearing all costs relating to the registration of the shares of our common stock offered by this prospectus. Any commissions, discounts or other fees payable to a broker-dealer in connection with any sale of shares of our common stock will be borne by the selling stockholder selling such shares.

Selling Stockholders

The next following table for each selling stockholder indicates as of the date of this prospectus.

•	the name of the selling stockholder,

•	the number of shares of our common stock beneficially owned as of September 25, 2006,

•	the number of shares of our common stock to be offered pursuant to this prospectus, and

•	the number of shares of our common stock to be beneficially owned if all of the shares to be offered pursuant to this prospectus are sold.

The table indicates the percentage of beneficial ownership before and after the proposed sales. During the past three years, none of the selling stockholders had any position, office or other material relationship with us, any predecessor or any affiliate of the Company except as a stockholder and except that William B. Wachtel is the Chairman of the Board and a director of FBO Air and Jeffrey B. Mendell is a director of FBO Air. Reference is made to the section captioned “Certain Relationships and Related Transactions” elsewhere in this prospectus for information as to certain transactions between Mr. Wachtel and FBO Air other than as a security holder of FBO Air.

The selling stockholders are offering, by this prospectus, as of the date of this prospectus, as indicated in the next following table, an aggregate of 20,276,728 shares of our common stock, as follows:

(1) an aggregate of 9,816,671 shares which were issued upon the conversion of 589 shares of our Series A preferred stock. Two holders sold an aggregate of 133,333 shares of our common stock which they received upon the conversion of 8 shares of our Series A preferred stock. We sold all 597 shares of our Series A preferred stock to investors as part of units in the private placement which we closed on March 31, April 8 and April 15, 2005.

(2) an aggregate of 2,992,652 shares which we shall issue upon the exercises of common stock purchase warrants which we sold to investors as part of units in the private placement which we closed on March 31, April 8 and April 15, 2005.

(3) an aggregate of 4,150,000 shares which we issued upon the conversions of 249 shares of our Series A preferred stock which we sold to co-investors as part of units in the related private placement which we closed on March 31, 2005.

(4) an aggregate of 625,000 shares which we shall issue upon the exercises of common stock purchase warrants which we sold to co-investors as part of units in the related private placement which we closed on March 31, 2005.

(5) an aggregate of 1,417,936 shares which we issued as dividends accrued to the respective dates of conversion with respect to an aggregate of 846 shares of our Series A preferred stock which have already been converted.

(6) an aggregate of 1,274,469 shares which we shall issue upon the exercises of common stock purchase warrants initially issued to the placement agent as part of the placement agent’s fee in the private placement we closed on March 31, April 8 and April 15, 2005 and subsequently transferred to its assignees. Two assignees have sold an aggregate of 21,413 shares which they received upon exercises of these warrants.

Each of the following symbols as used in the following table shall have the meaning assigned to it as below:

Symbol	Meaning

IS	Shares of our common stock issued upon conversion of shares of our Series A preferred stock purchased by investors as part of units in our private placement in March and April 2005.

IW	Shares of our common stock issuable upon exercise of our investor warrants purchased as part of units in our private placement in March/April 2005.

CS	Shares of common stock issued upon conversion of shares of our Series A preferred stock purchased by co-investors as part of units in our related private placement in March 2005.

CW	Shares of our common stock issuable upon exercise of our co-investor warrants purchased as part of units in our related private placement in March 2005.

AD	Shares of our common stock which have been issued as accrued dividends.

PW	Shares of our common stock issuable upon exercise of warrants initially issued for placement agent services in connection with our private placement in March and April 2005.

NS	Shares of our common stock which we issued upon conversion of our convertible notes due April 15, 2009.

OS	Shares of our common stock issued or issuable for a reason other than the foregoing reasons.

TS	The total of all of the shares of our common stock owned or offered by a selling stockholder.

Where a particular symbol is not shown for the selling stockholder, he, she or it does not own shares falling in that category.

Table of Selling Stockholders

		Number of Sales			Beneficial Ownership (1)
Name of Selling Stockholder		Before Sale	Offered	After Sale	Before Sale	After Sale

Per Gustafsson	IS IW AD TS	1,333,334 400,000 85,918 1,819,252	1,333,334 400,000 85,918 1,819,252	0 0 0 0	5.0%	0

Arco Van Nieuwland	IS IW AD TS	1,333,333 400,000 151,671 1,885,004	1,333,333 400,000 151,671 1,885,004	0 0 0 0	5.2%	0

Peter Nordin APS (2)	IS IW AD TS	883,333 266,667 100,482 1,250,482	883,333 266,667 100,482 1,250,482	0 0 0 0	3.4%	0

Peter Nordin (2)	IS IW AD TS	500,000 150,000 56,877 706,877	500,000 150,000 56,877 706,877	0 0 0 0	1.9%	0

Alpha Capital AG	IS IW AD TS	550,000 166,667 59,036 775,703	550,000 166,667 59,036 775,703	0 0 0 0	2.1%	0

James K. Randolph and Sharon A. Randolph as joint tenants	IS IW AD TS	500,000 150,000 56,877 706,877	500,000 150,000 56,877 706,877	0 0 0 0	1.9%	0

J. Mark Roper	IS IW AD TS	500,000 150,000 56,877 706,877	500,000 150,000 56,877 706,877	0 0 0 0	1.9%	0

Uladislao Prieto	IS IW AD TS	500,000 150,000 38,137 688,137	500,000 150,000 38,137 688,137	0 0 0 0	1.9%	0

	Number of Sales			Beneficial Ownership (1)
Name of Selling Stockholder	Before Sale	Offered	After Sale	Before Sale	After Sale

Natan Vishlitsky and Miryan Vishlitsky as joint tenants	IS IW AD TS	500,000 150,000 28,859 678,859	500,000 150,000 28,859 678,859	0 0 0 0	1.9%	0

Sheldon Miller	IS IW AD TS	433,333 130,000 49,293 612,626	433,333 130,000 49,293 612,626	0 0 0 0	1.7%	0

Juan Enrique Delmau Mera	IS IW AD TS	216,667 66,667 24,647 307,981	216,667 66,667 24,647 307,981	0 0 0 0	less than 1%	0

Trenk Partners LP	IS IW AD TS	216,667 66,667 24,647 307,981	216,667 66,667 24,647 307,981	0 0 0 0	less than 1%	0

Michael B. Carroll and Sheila J. Carroll as joint tenants	IS IW AD TS	166,667 50,000 15,269 231,936	166,667 50,000 15,269 231,936	0 0 0 0	less than 1%	0

Gideon Kaplan and Ilana Kaplan as joint tenants	IS IW AD TS	166,667 49,983 10,703 227,353	166,667 49,983 10,703 227,353	0 0 0 0	less than 1%	0

Logan Hurst	IS IW AD TS	166,667 50,000 9,425 226,092	166,667 50,000 9,425 226,092	0 0 0 0	less than 1%	0

Pedro I. Goita and Ellen M. Goita as joint tenants	IS IW AD TS	166,667 50,000 9,132 225,799	166,667 50,000 9,132 225,799	0 0 0 0	less than 1%	0

	Number of Sales			Beneficial Ownership (1)
Name of Selling Stockholder	Before Sale	Offered	After Sale	Before Sale	After Sale

William R. Jellison and Joanne S. Jellison as joint tenants	IS IW AD TS	166,667 50,000 8,877 225,544	166,667 50,000 8,877 225,544	0 0 0 0	less than 1%	0

Jeffrey B. Mendell (3)	IS IW AD TS	166,667 50,000 18,959 24,667 260,293	166,667 50,000 18,959 0 235,626	0 0 0 24,667 24,667	less than 1%	less than 1%

Peter Gordon Slothart	IS IW AD TS	166,667 50,000 18,959 235,626	166,667 50,000 18,959 235,626	0 0 0 0	less than 1%	0

Marilyn Z. Mendell Trust	IS IW AD TS	166,667 50,000 18,959 235,626	166,667 50,000 18,959 235,626	0 0 0 0	less than 1%	0

John Pappajohn	IS IW AD TS	166,667 50,000 17,352 234,019	166,667 50,000 17,352 234,019	0 0 0 0	less than 1%	0

Joseph T. DeComa, Jr.	IS IW AD TS	116,667 33,333 13,271 163,271	116,667 33,333 13,271 163,271	0 0 0 0	less than 1%	0

Peter Licari and Linda Licari as joint tenants	IS IW AD TS	116,667 33,333 13,271 163,271	116,667 33,333 13,271 163,271	0 0 0 0	less than 1%	0

Allan J. Taracuk	IS IW AD TS	116,667 33,333 13,271 163,271	116,667 33,333 13,271 163,271	0 0 0 0	less than 1%	0

		Number of Sales			Beneficial Ownership (1)
Name of Selling Stockholder		Before Sale	Offered	After Sale	Before Sale	After Sale

William V. Hugie	IS IW AD TS	100,000 33,334 5,567 138,901	100,000 33,334 5,567 138,901	0 0 0 0	less than 1%	0

John Igoe	IS IW AD TS	100,000 30,000 5,713 135,713	100,000 30,000 5,713 135,713	0 0 0 0	less than 1%	0

Krikor Sadikan	IS IW AD TS	66,667 20,000 7,584 94,251	66,667 20,000 7,584 94,251	0 0 0 0	less than 1%	0

Donald Gross	IS IW AD TS	50,000 33,334 5,567 88,901	50,000 33,334 5,567 88,901	0 0 0 0	less than 1%	0

James Ehrhart	IS IW AD TS	50,000 16,667 5,685 72,352	50,000 16,667 5,685 72,352	0 0 0 0	less than 1%	0

Howard E. Richmond, Jr.	IS IW AD TS	50,000 16,667 2,740 69,407	50,000 16,667 2,740 69,407	0 0 0 0	less than 1%	0

Stuart James Tomlinson and Jane Anne Tomlinson as joint tenants	IS IW AD TS	50,000 12,667 5,688 68,355	50,000 12,667 5,688 68,355	0 0 0 0	less than 1%	0

Ronald Martell	IS IW AD TS	33,333 10,000 1,834 45,167	33,333 10,000 1,834 45,167	0 0 0 0	less than 1%	0

	Number of Sales			Beneficial Ownership (1)
Name of Selling Stockholder	Before Sale	Offered	After Sale	Before Sale	After Sale

Theodore Bonneu	IW AD TS	23,333 4,712 28,045	23,333 4,712 28,045	0 0 0	less than 1%	0

William B. Wachtel (4)	CS CW NS AD OS TS	1,383,333 208,336 1,339,445 157,359 3,647,770 6,736,243	1,383,333 208,336 0 157,359 0 1,749,028	0 0 1,339,445 0 3,647,770 4,987,215	17.6%	13.0%

Sands Brothers Venture Capital III LLC (5)	CS CW NS AD TS	1,150,000 173,335 334,866 130,816 1,789,017	1,150,000 173,335 0 130,816 1,454,151	0 0 334,866 0 334,866	4.9%	less than 1%

Sands Brothers Venture Capital IV LLC (5)	CS CW NS AD TS	583,333 86,665 167,433 66,356 903,787	583,333 86,665 0 66,356 736,354	0 0 167,433 0 167,433	2.5%	less than 1%

Sands Brothers Venture Capital LLC (5)	CS CW NS AD TS	283,333 43,332 83,717 32,230 442,612	283,333 43,332 0 32,230 358,895	0 0 83,717 0 83,717	1.2%	less than 1%

Sands Brothers Venture Capital II LLC (5)	CS CW NS AD TS	283,333 43,332 83,717 32,230 442,612	283,333 43,332 0 32,230 358,895	0 0 83,717 0 83,717	1.2%	less than 1%

Andrew Zaro	CS CW NS AD TS	250,000 37,500 586,016 28,438 901,954	250,000 37,500 0 28,438 315,938	0 0 586,016 0 586,016	2.5%	1.6%

	Number of Sales			Beneficial Ownership (1)
Name of Selling Stockholder	Before Sale	Offered	After Sale	Before Sale	After Sale

KWG Trust	CS CW NS AD TS	66,667 10,000 586,016 7,584 670,267	66,667 10,000 0 7,584 84,251	0 0 586,016 0 586,016	1.8%	1.6%

Bonanza Trust	CS CW NS AD PW TS	66,667 10,000 586,016 7,584 259,177 929,444	66,667 10,000 0 7,584 259,177 343,428	0 0 586,016 0 0 586,016	2.5%	1.6%

Katie and Adam Bridge Partners, LP (6)	CS CW NS AD TS	50,000 7,500 83,717 5,688 146,905	50,000 7,500 0 5,688 63,188	0 0 83,717 0 83,717	less than 1%	Less than 1%

Theodore V. Fowler	CS CW NS AD PW TS	16,667 2,500 100,460 1,896 123,989 245,512	16,667 2,500 0 1,896 123,989 145,052	0 0 100,460 0 0 100,460	less than 1%	Less than 1%

280 Ventures, LLC (6)	CS CW NS AD TS	16,667 2,500 66,973 1,896 88,036	16,667 2,500 0 1,896 21,063	0 0 66,973 0 66,973	less than 1%	Less than 1%

Dianthus LLC	PW TS	259,176 259,176	259,176 259,176	0 0	less than 1%	0

Jason Russo	PW TS	163,438 163,438	163,438 163,438	0 0	less than 1%	0

Frank G. Mazzola	PW TS	162,640 162,640	162,640 162,640	0 0	less than 1%	0

	Number of Sales			Beneficial Ownership (1)
Name of Selling Stockholder	Before Sale	Offered	After Sale	Before Sale	After Sale

Craig Boden	PW TS	40,496 40,496	40,496 40,496	0 0	less than 1%	0

Todd Cirella	PW TS	37,142 37,142	37,142 37,142	0 0	less than 1%	0

Robert Bonaventura	PW TS	33,817 33,817	33,817 33,817	0 0	less than 1%	0

Peter O’Neill	PW TS	28,064 28,064	28,064 28,064	0 0	less than 1%	0

James Reid	PW TS	26,857 26,857	26,857 26,857	0 0	less than 1%	0

Peter Silverman	PW TS	25,357 25,357	25,357 25,357	0 0	less than 1%	0

Kevin Conners	PW TS	23,112 23,112	23,112 23,112	0 0	less than 1%	0

Craig Bonn	PW TS	23,111 23,111	23,111 23,111	0 0	less than 1%	0

Nicholas Gupta	PW TS	19,237 19,237	19,237 19,237	0 0	less than 1%	0

Richard Kirschner	PW TS	19,237 19,237	19,237 19,237	0 0	less than 1%	0

Hugh Marasa	PW TS	8,277 8,277	8,277 8,277	0 0	less than 1%	0

Lars Headley	PW TS	3,000 3,000	3,000 3,000	0 0	less than 1%	0

Maya Lawler	PW TS	3,000 3,000	3,000 3,000	0 0	less than 1%	0

Mike Giles	PW TS	2,842 2,842	2,842 2,842	0 0	less than 1%	0

	Number of Sales			Beneficial Ownership (1)
Name of Selling Stockholder	Before Sale	Offered	After Sale	Before Sale	After Sale

Brian Anderson	PW TS	2,000 2,000	2,000 2,000	0 0	less than 1%	0

Ron Zuckerman	PW TS	2,000 2,000	2,000 2,000	0 0	less than 1%	0

Beatrice Aleman	PW TS	1,000 1,000	1,000 1,000	0 0	less than 1%	0

Sunny M. Grillo	PW TS	1,000 1,000	1,000 1,000	0 0	less than 1%	0

Mark Koplik & Deirdre Henderson	PW TS	1,000 1,000	1,000 1,000	0 0	less than 1%	0

Glen McKelvey	PW TS	1,000 1,000	1,000 1,000	0 0	less than 1%	0

Hugh Regan	PW TS	1,000 1,000	1,000 1,000	0 0	less than 1%	0

Alex Shtaynberger	PW TS	1,000 1,000	1,000 1,000	0 0	less than 1%	0

John Telfer	PW TS	1,000 1,000	1,000 1,000	0 0	less than 1%	0

Oseas Zuluaga	PW TS	1,000 1,000	1,000 1,000	0 0	less than 1%	0

Claude M. Maynard II	PW TS	500 500	500 500	0 0	less than 1%	0

Total TS		27,967,541	20,276,728	7,690,813

_____________________

(1)
The percentages computed in the table are based upon 36,583,793 shares of our common stock which were outstanding on September 25, 2006. Effect is given, pursuant to Rule 13-d(1)(i) under the Exchange Act, to shares of our common stock issuable upon the exercise of options or warrants currently exercisable or exercisable within 60 days of September 25, 2006.

(2)
Peter Nordin has sole dispositive power and sole voting power with respect to the shares owned by Peter Nordin APS and, accordingly, may be deemed the beneficial owner of the corporate entity’s shares. If such shares were attributed to him, he would be the beneficial owner of an aggregate of 1,957,359 shares of our common stock or 5.3% of the outstanding shares of our common stock on September 25, 2006.

(3)
Jeffrey B. Mendell is a director of the Company. The shares of our common stock reported in the table do not include 25,000 shares issuable upon the exercise of an option expiring December 12, 2010 which is not currently exercisable or exercisable within 60 days of September 25, 2006.

(4)
William B. Wachtel is the Chairman of the Board and a director of the Company and a managing partner of Wachtel & Masyr, LLP, corporate counsel to the Company. The shares of our common stock reported in the table do not include 25,000 shares issuable upon the exercise of an option expiring December 12, 2010 which is not currently exercisable or exercisable within 60 days of September 25, 2006. In addition, the shares reported on the table do not include (a) 333,400 shares and (b) 200,000 shares issuable upon the exercise of a warrant expiring August 31, 2011 acquired by Wachtel & Masyr, LLP, our corporate counsel, in the private placement which we closed on September 1, 2006. Mr. Wachtel is a managing partner of such firm, but does not have sole dispositive or voting power with respect to his firm’s securities.

(5)
Each of Martin Sands and Steven Sands has dispositive power and voting power with respect to the shares of our common stock reported in the table as being owned by this selling stockholder. Accordingly, each of them may be deemed the beneficial owner of the shares reported as owned by this selling stockholder as a result possessing these powers. However, each disclaims beneficial ownership of these shares. Were, contrary to this disclaimer, all of the shares of our common stock reported in the table as owned by Sands Brothers Venture Capital LLC, Sands Brothers Venture Capital II LLC, Sands Brothers Venture Capital III LLC and Sands Brothers Venture Capital IV LLC attributed to either of them, he might be deemed the beneficial owner of an aggregate of 3,578,028 shares or 9.7% of the outstanding shares of our common stock on September 25, 2006.

(6)
Steven Sands has sole dispositive power and sole voting power with respect to the shares of our common stock reported in the table as being owned by this selling stockholder. However he disclaims beneficial ownership of these shares. See also note (5) to this table.

Market for Common Equity and Related Stockholder Matters

Market for Common Equity

Our common stock is traded on the OTC Bulletin Board under the symbol FBOR. The OTC Bulleting Board is a regulated quotation service of the National Association of Securities Dealers, Inc. that displays real-time quotes, last-sale prices and volume information in over-the-counter equity securities. The following table sets forth the range of high and low closing sales prices for our common stock as reported on the OTC Bulletin Board since December 21, 2004. The pre-OTC Bulletin Board quotations set forth below are inter-dealer quotations, without retail mark-ups, mark-downs or commissions and do not necessarily represent actual transactions. On August 20, 2004, the Company effected a one-for-four reverse stock split. All closing sales prices below have been restated retroactively for the effect of the reverse stock split.

	Closing Sales Prices
Quarterly Period Ended	High	Low
March 31, 2004	0.2000	0.0004
June 30, 2004	0.0004	0.0004
September 30, 2004	0.0040	0.0001
December 31, 2004	0.0001	0.0001

	Closing Sales Prices
Quarterly Period Ended	High	Low

March 31, 2005	1.7500	0.0001
June 30, 2005	2.0000	0.3200
September 30, 2005	0.7500	0.2200
December 31, 2005	1.0500	0.3500

	Closing Sales Prices
Quarterly Period Ended	High	Low

March 31, 2006	0.5000	0.5000
June 30, 2006	0.7500	0.4100
September 30, 2006	0.7200	0.3000
December 31, 2006 (1)	0.6000	0.4000

(1) Through October 9, 2006

On October 9, 2006, the closing sales price as reported on the OTC Bulletin Board was $0.40 per share.

To date there has not been an active market for our common stock. Although, we are attempting to remedy such situation by expanding the float of shares available for trading and to encourage broker-dealers to trade in our common stock, we can give no assurance that an active trading market will develop.

Holders

As of September 25, 2006, there were approximately 590 holders of record of our common stock. This number does not include beneficial owners of our common stock whose shares are held in the names of various broker-dealers, clearing agencies, banks and other fiduciaries.

Dividends

We have not declared or paid any cash dividends on our common stock for the period from January 2, 2004 through August 31, 2006. The Company has had losses since inception and the Nevada General Corporation Law, which governs FBO Air, prohibited our paying cash dividends because our total assets were, prior to September 4, 2006, less than the sum of our total liabilities and the amount that would be needed, if FBO Air were to be dissolved at the time of the dividend distribution, to satisfy the liquidation preference of the holders of our Series A preferred stock. In addition, our senior secured notes due March 31, 2008 or April 8, 2008 required the consent of the holders of 50.1% of the principal amount of such notes for us to pay a cash dividend on shares of our common stock. In addition, unless the holders of at least 50.1% of the then outstanding shares of our Series A preferred stock consented, such security would also have barred any cash dividends on shares of our common stock so long as there were any accumulated but unpaid dividends on the Series A preferred stock. Even if a cash dividend had been permissible on shares of our common stock, the holders of our Series A preferred stock would have participated as if they had converted. With the consummation of the private placement on September 1, 2006 and the resultant mandatory conversion of all of then outstanding shares of our Series A preferred stock and prepayment of our senior secured notes (see the subsection captioned “Recent Developments” under the caption “Description of Business”) for information as to the foregoing), all of the foregoing legal or agreement restrictions have been removed. Nevertheless, we intend to retain future earnings, if any, to finance the growth and development of our business and future operations. Therefore, we do not anticipate paying any cash dividends on shares of our common stock in the foreseeable future.

Securities Authorized for Issuance under Equity Compensation Plans

The following table set forth certain information, as of the end of the fiscal year ended December 31, 2005, with respect to securities authorized for issuance under equity compensation plans. The only security being so offered is our common stock.

	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights[1]	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	0	n/a	0

Equity compensation plans not approved by security holders	1,250,000	$1.078	7,400,000
Total	1,250,000	$1.078	7,400,000

1 The closing sales price per share on December 30, 2005 was used because December 31, 2005 was a Saturday.

The Company intends to seek stockholder approval later in 2006 of its Stock Option Plan of 2005. This Plan relates to 7,500,000 shares of our common stock. Of the options reported in the table, options to purchase 100,000 shares had been granted under the Stock Option Plan of 2005. As of September 25, 2006, options to purchase an aggregate of 1,535,000 shares have been granted under the Stock Option Plan of 2005 to directors, officers (all of whom are also employees) and employees of the Company.

Description of Securities

The following summary of the current terms of FBO Air’s capital stock and the terms of certain of its other securities describes every term which FBO Air, based on the advice of its corporate counsel, Wachtel & Masyr, LLP, deems material to a stockholder. For a complete description you should refer to FBO Air’s articles of incorporation and bylaws and the forms of our common stock purchase warrants. Copies of these documents and securities may be obtained by you upon written request to FBO Air at its corporate headquarters, 101 Hangar Road, Wilkes-Barre/Scranton International Airport, Avoca, PA 18641, Attention: Mr. Ronald J. Ricciardi, President and Chief Executive Officer.

Authorized Capital Stock

FBO Air’s authorized capital stock consists of 100,000,000 shares of common stock, $0.001 par value per share, and 9,999,136 shares of “blank check” preferred stock, $0.001 value per share. Prior to the conversions of an aggregate of 864 shares of our Series A preferred stock, there were 10,000,000 shares authorized.

Common Stock

Subject to the rights of holders of our preferred stock, of which no shares are currently authorized, holders of shares of our common stock are entitled to share equally on a per share basis in such dividends as may be declared by the board of directors out of funds legally available therefor. There are presently no plans to pay dividends with respect to the shares of our common stock. For an explanation of the reasons why no dividends will currently be declared, your attention is directed to the subsection captioned “Dividends” in the preceding section captioned” Market for Common Equity and Related Stockholder Matters” in this prospectus. Upon the Company’s liquidation, dissolution or winding up, after payment of creditors and holders of outstanding shares of our preferred stock, if any, the remaining assets of FBO Air, if any, will be divided pro rata on a per share basis among the holders of shares of our common stock. Our shares of our common stock are not subject to any liability for further assessments. There are no conversion or redemption privileges nor any sinking fund provisions with respect to our common stock. Our common stock is not subject to call. The holders of our common stock do not have any pre-emptive or other subscription rights.

Holders of shares of our common stock are entitled to cast one vote for each share held at all stockholders’ meeting for all purposes. There are no cumulative voting provisions. All of the issued and outstanding shares of our common stock are, and any shares to be issued upon exercises of common stock purchase warrants or stock options will be, fully paid, validly issued and non-assessable.

As of September 25, 2006, there were 36,583,793 shares of our common stock outstanding. In addition, there were 11,118,121 shares reserved for exercises of common stock purchase warrants and 2,310,000 shares reserved for exercises of outstanding options, or a reserve for an aggregate of 13,428,121 shares. In addition, the Stock Option Plan of 2005 provides for options to be granted for additional 5,965,000 shares of our common stock assuming that none of the currently outstanding options subject to such Plan to purchase an aggregate of 1,535,000 shares terminate prior to exercise. In the event any option terminates prior to exercise, the terminated shares would be again available for new options under the Plan.

Transfer Agent

Since July 11, 2006, the transfer agent for our common stock has been Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, New York, New York 10004.

Preferred Stock

The Company’s articles of incorporation authorize 9,999,136 shares of “blank check” preferred stock. The board of directors has the authority, without further action by the holders of the outstanding shares of our common stock, to issue shares of preferred stock from time to time in one or more classes or series, to fix the number of shares constituting any class or series and the stated value thereof, if different from the par value, and to fix the terms of any such series or class, including dividend rights, dividend rates, conversion or exchange rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price and the liquidation preference of such class or series.

On May 19, 2006, the FBO Air board of directors agreed that, as a matter of corporate policy, the issuance in the future of shares of preferred stock will be approved by a majority of its independent directors who do not have an interest in the transaction and who have access, at FBO Air’s expense, to FBO Air’s or independent legal counsel.

Prior to September 1, 2006, the board had only authorized 1,000 shares as the Series A Convertible Preferred Stock, or our Series A preferred stock, of which 846 shares had been issued, 615 shares were mandatorily converted on September 1, 2006. 231 shares had previously been converted. The 154 shares of our Series A preferred stock which were never issued were restored to the status of authorized but not issued shares of our preferred stock not allocated to any series.

Common Stock Purchase Warrants

As indicated in a preceding section captioned “Plan of Distribution” in this prospectus, the investors and co-investors in our related private placements in March and April 2005 are offering, pursuant to this prospectus, the shares of our common stock issuable when and if they exercise from time to time the common stock purchase warrants purchased as part of the units in such private placements. In addition, the transferees of the placement agent are offering the shares of our common stock when and if they exercise the common stock purchase warrants received as a partial payment of the placement agent’s fee with respect to one of such private placements. The selling stockholders are not offering any of these warrants pursuant to this prospectus.

The substantive terms of all three types of warrants are substantially identical. All are immediately exercisable and expire on March 31, 2010, April 8, 2010 or April 15, 2010. The warrants are initially exercisable at $.60 per share. The exercise price and the number of shares of our common stock are subject to adjustment in the event of a stock dividend, a stock split, a reorganization, a recapitalization or a combination or subdivision of our common stock or a similar event. In addition, if we sell shares of our common stock (or a security convertible or exercisable into shares of our common stock) for a purchase price less than the then exercise price, then we must reduce the exercise price of the warrant to such lower sale price.

We have the option to redeem all, but not in part, the warrants at a redemption price of $.01 per warrant provided that the market price (as defined) of a share of our common stock equals or exceeds 250% of the then exercise price (currently $0.60 per share, so the market price would have to be at least $1.50 per share) for a period of 20 consecutive trading days. In addition, the average daily trading volume of our common stock must not be less than 200,000 shares of our common stock for each trading day during such 20-consecutive-day trading period. In addition, the registration statement, of which this prospectus is part I and which registered, among other shares, the shares of our common stock underlying these warrants, must still be effective under the Securities Act for us to exercise this redemption option. We anticipate that the holders are likely to exercise their warrants rather than accept the redemption price.

Interest of Named Experts and Counsel

The financial statements of our Company at December 31, 2005 and for the years ended December 31, 2005 and 2004 have been audited by Marcum & Kleigman LLP, an independent registered public accounting firm.

The validity of the shares offered hereby will be passed on for FBO Air by Wachtel & Masyr, LLP, 110 East 59th Street, New York, New York 10022. William B. Wachtel, a managing partner of such firm (or its predecessor) from its inception, on March 31, 2005, was elected as Chairman of the Board and a director of FBO Air and became a major stockholder. See the section captioned “Security Ownership of Certain Beneficial Owners and Management” for information as to his and the firm’s ownership of equity securities of FBO Air.

Commission Position on Indemnification

Section 6.1 of our bylaws provides that FBO Air shall indemnify its officers, directors and agents to the fullest extent permitted under Nevada law. The statutory provision would permit indemnification of directors, officers and controlling persons under the Securities Act of 1933. However, Section 6.6 of our bylaws provides that nothing contained in these bylaws shall operate to indemnify any director or officer if such indemnification is for any reason contrary to law, either as a matter of public policy, or under the provisions of the Securities Act of 1933, the Securities Exchange Act of 1934, or any other applicable state or federal law.

Section 6.2 of our bylaws provides that, to the extent that a director, officer, employee or agent of FBO Air has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 6.1, he or she shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by him or her in connection with such action, suit or proceeding. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by FBO Air in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Section 6.3. The indemnified director, officer, employee or agent must, however, give an undertaking to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by FBO Air as authorized in our bylaws.

Section 6.3 of our bylaws provides that any indemnification under Section 6.1 (unless ordered by a court) shall be made by FBO Air only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Nevada law.

Section 78.51 of the Nevada General Corporation Law authorizes the foregoing provisions in our bylaws: It also provides that any discretionary indemnification by a corporation, unless ordered by a court or provided in the articles of incorporation, bylaws or an agreement, can only be authorized by a determination made (a) by the stockholders, (b) by a majority vote of a quorum consisting of directors who are not parties to the action, suit or proceeding, or by independent legal counsel in a written opinion if such directors are not available. This section also provides that discretionary indemnification cannot be made if there is a final adjudication establishing that the act or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. Finally, this section provides that the indemnification continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executers and administrators of such a person.

Section 78.7502 of the Nevada General Corporation Law permits a corporation to indemnify any person in a threatened pending or completed action or proceeding (other than a derivative action if he or she (a) is not liable pursuant to Section 78.138 of the Nevada General Corporation Law (see the succeeding paragraph) or (b) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the person is liable pursuant to Section 78.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that his conduct was unlawful. Section 78.7502 also permits indemnification in a derivative action but only if ordered by a court.

Section 78.138 of the Nevada General Corporation Law provides that, with certain specified statutory exceptions, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that (a) his or her act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (b) his or her breach of those duties involved intentional misconduct, fraud or a knowing violation of law. One of the exceptions is for violations of the Nevada Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of FBO Air pursuant to the foregoing provisions, or otherwise, FBO Air has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by FBO Air of expenses incurred or paid by a director, officer or controlling person of FBO Air in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, FBO Air will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Additional Information

We are subject to Section 15(d) of the Securities Exchange Act of 1934. In accordance with such statute and the related regulations, we file annual and quarterly reports and, when required, current reports with the Securities and Exchange Commission. You may read and copy such reports filed with the Commission and all registration statements filed under the Securities Act of 1933 (including this registration statement and all of its exhibits) at the following public reference facility of the Commission:

450 Fifth Street, N.W.
Judiciary Plaza
Room 1024
Washington, D.C. 20549

You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants, including FBO Air as to periodic reports (since August 20, 2004), that file electronically with the Commission at the following Web site address: http://www.sec.gov.

The foregoing is furnished only for your information and the periodic reports and registration statements so filed are not incorporated in this prospectus.

Because we have not registered our common stock under Section 12(b) or (g) of the Securities Exchange Act of 1934, we have no obligation to file proxy and information statements with the Commission nor do we have any obligation to deliver an annual report to security holders whether or not containing audited financial statements. Upon written request, however, we will make a copy of our Annual Report on Form 10-KSB available (without exhibits), which contains audited financial statements. A person can also obtain such copy from the Commission as described above.

It is currently our intention that, commencing in 2007, even if we are not then required by the Securities Exchange Act of 1934, to send voluntarily an annual report including audited financial statements to our stockholders.

Management’s Discussion and Analysis or Plan of Operation

General

On March 31, 2005, we completed the acquisition of our first two operating companies, Tech and CPA. On September 23, 2005, we completed the acquisition of the stock of Airborne, our third operating company. The Company commenced its planned business operations on April 1, 2005. Prior to March 31, 2005, the Company was in the development stage and its operations consisted solely of the administrative costs of organizing, raising capital and seeking and qualifying acquisition targets consistent with the Company’s growth strategy.

Results of Operations

Comparison of the Six Months Ended June 30, 2006 and 2005.

Revenues

We had overall revenues of approximately $19,671,000 for the six months ended June 30, 2006 as compared to revenues of $2,159,000 for the six months ended June 30, 2005. The FirstFlight segment generated approximately $16,592,000 of this revenue, while the Tech Aviation segment generated approximately $3,079,000.

FirstFlight Segment

The FirstFlight segment has its main facility in Elmira, New York, and became a subsidiary through the acquisition of Airborne on September 23, 2005. This segment of the Company is engaged in charter management activities, providing on-call passenger (and/or cargo) air transportation. Charter services are provided through a fleet of managed aircraft, or other aircraft. FirstFlight provides regulatory and maintenance oversight for the managed aircraft, while also offering charter services.

Of the approximately $16,592,000 in FirstFlight segment revenues in the six months ended June 30, 2006, $11,273,000 (68.0%) were generated directly through the charter of aircraft. Approximately $3,347,000 (20.2%) of revenues was generated by aircraft management services, $1,081,000 (6.5%) was related to aircraft maintenance, $703,000 (4.2%) was from the sale of fuel, and about $188,000 (1.1%) was related to commissions on the sale of aircraft and the sale of other miscellaneous items.

FirstFlight managed 16 aircraft for owners at June 30, 2006. These aircraft were offered for charter when not in use by their owners. FirstFlight generates fee revenue from the management of aircraft - ensuring that the aircraft meets compliance with manufacturer and FAA regulations in addition to earning a commission on charter activity.

Tech Aviation Segment

The Tech Aviation segment has its main facility in Wilkes-Barre, PA, and became a subsidiary through the acquisition of Tech and CPA on March 31, 2005. Tech Aviation operates the FBO business, providing services such as fueling, hangaring, maintenance and repair for private and general aviation aircraft operators.

Of the approximately $3,079,000 in Tech Aviation segment revenues in the six months ended June 30, 2006, $2,515,000 (81.7%) were generated by the sale of jet fuel, aviation gasoline (“avgas”), and related items, $323,000 (10.5%) related to aircraft maintenance activities, $186,000 (6.0%) was related to flight training and $55,000 (1.8%) was from the contract management of non-owned FBO facilities and miscellaneous items.

Cost of Revenue and Gross Profit

FirstFlight Segment

FirstFlight’s cost of revenues for the six months ended June 30, 2006 was $14,295,000, or 86.2% of revenue, for a gross profit of $2,297,000, or 13.8% of revenue. The largest dollar contributor to gross profit was the charter of aircraft under our management (62.1%), followed by management services (20.9%), maintenance activity (9.3%), fuel sales (7.7%), and aircraft sales commissions and miscellaneous items (0.0%).

Tech Aviation Segment

Tech Aviation’s cost of revenues for the six months ended June 30, 2006 was $1,814,000, or 58.9% of revenue, for a gross profit of $1,265,000, or 41.1% of revenue. The largest contributor to gross profit was the sale of jet fuel, avgas, and related items, with a gross profit of $1,021,000 (80.7%), followed by maintenance activities ($128,000/10.1%), the operation of the flight school $62,000 (4.9%) and the contract management of non-owned FBO facilities and miscellaneous items $54,000 (4.3%).

The cost of fuel has been a major focus in this division. We closely monitored the marketplace in conjunction with our fuel provider. In many cases we were able to buy-in prior to anticipated increases, thereby maintaining and, in some cases, maximizing margins.

Operating Expenses

We had overall operating expenses of approximately $4,570,000 for the six months ended June 30, 2006 as compared to approximately $1,406,000 for the six months ended June 30, 2005. The increases were driven by operating costs incurred as a result of the acquisition of three operating companies. The FirstFlight segment, which is a function of the September 23, 2005 acquisition of Airborne, represented approximately $1,971,000 in operating expenses and the Tech Aviation segment, which is a function of the June 30, 2005 acquisitions of Tech and CPA, represented approximately $1,280,000 in operating expenses.

The remainder of operating expenses was attributable to the corporate operations and amounted to approximately $1,319,000 for the six months ended June 30, 2006 as compared to $726,000 for the six months ended June 30, 2005. These increased expenses were primarily comprised of legal and accounting expenses incurred in connection with being an operating company for the full six months along with increased payroll and benefit expenses related to a larger infrastructure.

Interest Expense

Interest expense for the six months ended June 30, 2006 and 2005 was approximately $373,000 and $154,000, respectively. The increase in interest expense for the six months ended June 30, 2006 was primarily attributable to the interest incurred for the full six-month period for our senior secured notes issued in March and April 2005 and the $1,500,000 term loan issued in September 2005.

Net Loss Applicable to Common Stockholders

Net losses applicable to common stockholders for the six months ended June 30, 2006 and 2005 were approximately $3,030,000 and $1,425,000, respectively, an increase of approximately $1,605,000 or approximately 113%. The increased net loss applicable to common stockholders for the period ended June 30, 2006 was due in part to the deemed dividend on our Series A preferred stock of approximately $1,814,000 and the increase in selling, general and administrative expenses of approximately $3,164,000 or 225% during the period ended June 30, 2006.

Basic net loss per share applicable to common stockholders is computed based on the weighted average number of shares of our common stock outstanding during the periods presented. Common stock equivalents, consisting of options, convertible preferred stock and convertible notes payable, were not included in the calculation of the diluted losses per share because their inclusion would have been anti-dilutive. Basic and diluted net losses per share applicable to common stockholders were $0.19 and $0.18 for the periods ended June 30, 2006 and 2005, respectively.

Comparison of the Year Ended December 31, 2005 and December 31, 2004

Revenue

We had revenue of approximately $13,806,000 for the year ended December 31, 2005, as compared to revenue of $0 for the year ended December 31, 2004, because the Company has only been generating revenue since April 1, 2005. The FirstFlight segment generated approximately $9,260,000 of this revenue, while the Tech Aviation segment generated approximately $4,546,000.

FirstFlight Segment

The FirstFlight segment has its main facility in Elmira, New York, and became a part of FBO air through the acquisition of Airborne on September 23, 2005. This segment of FBO Air is engaged in charter management activities, providing on-call passenger (and/or cargo) air transportation. Charter services are provided through a fleet of managed aircraft or other aircraft. FirstFlight provides regulatory and maintenance oversight for the managed aircraft, while also offering charter services.

Of the approximately $9,260,000 in FirstFlight segment revenue, $7,299,000 (78.8%) was generated directly through the charter of aircraft. Approximately $1,294,000 (14.0%) of revenue was generated by aircraft management services, $373,000 (4.0%) was related to aircraft maintenance, and $295,000 (3.2%) was from the sale of fuel.

FirstFlight managed 13 aircraft for owners at December 31, 2005. These aircraft were offered for charter when not in use by their owners. FirstFlight generates fee revenue from the management of aircraft - ensuring that the aircraft meets compliance with manufacturer and FAA regulations.

Tech Aviation Segment

The Tech Aviation segment has its main facility in Wilkes-Barre, PA, and became part of FBO Air through the acquisition of Tech and CPA on March 31, 2005. Tech Aviation operates the FBO business, providing services such as fueling, hangaring, maintenance and repair for private and general aviation aircraft operators.

Of the approximately $4,546,000 in Tech Aviation segment revenue, $3,687,000 (81.1%) was generated by the sale of jet fuel, aviation gasoline (“avgas”) and related items. $382,000 (8.4%) related to aircraft maintenance activities, $325,000 (7.1%) was related to flight training, and $153,000 (3.4%) was generated by the management of non-owned FBO facilities.

The fluctuation of fuel cost was a significant focus for management in the year ended December 31, 2005. As the cost of fuel rose, as it did on numerous occasions throughout the year, we paid close attention to how competition was pricing their product and made counter-competitive decisions on almost a weekly basis. Particularly in our Kansas location, where transient traffic represents the majority of gallonage, these decisions impacted the revenue and margin performance of the division.

As fuel is the primary driver of revenue in the Tech Aviation division, we anticipate continued variability of pricing following closely the crude oil marketplace. There has proven to be a fair amount of price elasticity in the segment of turbine-engine aircraft that require jet fuel. There has been, however, a direct relationship between the price of avgas, which is used in piston-engine aircraft, and the amount of leisure flying.

Cost of Revenue and Gross Profit

FirstFlight Segment

FirstFlight’s cost of revenue for the year ended December 31, 2005 was $7,806,441, or 84.3% of revenue, for a gross profit of $1,453,551, or 15.7% of revenue. The largest contributor to gross profit was the charter of our fleet of managed aircraft, followed by brokered charter activity. Maintenance activity during this period operated at essentially breakeven, while ancillary revenues related to management services generated a negative gross profit.

Tech Aviation Segment

Tech Aviation’s cost of revenue for the year ended December 31, 2005 was $2,492,802, or 54.8% of revenue, for a gross profit of $2,052,768, or 45.2% of revenue. The largest contributor to gross profit was the sale of jet fuel, avgas, and related items, followed by maintenance activities and the management of non-owned FBO facilities.

As discussed in the Revenue section, the cost of fuel has been a major focus in this division. We closely monitored the marketplace in conjunction with our fuel provider. In many cases we were able to buy-in prior to anticipated increases, thereby maintaining and, in some cases, maximizing margins.

Operating Expenses

We had overall operating expenses of approximately $4,993,000 for the year ended December 31, 2005 as compared to approximately $561,000 for the year ended December 31, 2004. The increases were primarily driven by costs resulting from the acquisition of three operating companies. The FirstFlight segment, which is a function of the September 23, 2005 acquisition of Airborne, represented approximately $1,313,000 in operating expenses and the Tech Aviation segment, which is a function of the March 31, 2005 acquisitions of Tech and CPA, represented approximately $2,034,000 in operating expenses.

The remainder of operating expenses was attributable to the corporate operations and amounted to approximately $1,646,000 for the year ended December 31, 2005 as compared to $561,000 for the year ended December 31, 2004. These increased expenses were primarily comprised of legal and accounting expenses incurred for operating as a public company for the full year along with increased payroll expenses related to a larger infrastructure.

Interest Expense

Interest expense for the years ended December 31, 2005 and 2004 was approximately $466,000 and $13,000, respectively. The increase in interest expense for the year ended December 31, 2005 was primarily attributable to the costs of our senior secured notes issued in March and April, 2005.

Income Taxes

Although we have federal and state net operating losses available for income tax purposes that may be carried forward to offset future taxable income, the deferred tax assets are subject to a 100% valuation allowance because it is more likely than not that the deferred tax assets as of December 31, 2005 will not be realized in future periods. The Company’s ability to use its net operating loss carry forwards may be subject to an annual limitation in future periods pursuant to Section 382 of the Internal Revenue Code.

Net Loss Applicable to Common Stockholders

Net losses applicable to common stockholders for the year ended December 31, 2005 and 2004 were approximately $4,061,000 and $573,000, respectively, an increase of approximately $3,487,000 or approximately 608%. The increased net loss applicable to common stockholders for the year ended December 31, 2005 was due in part to the deemed dividend on the issuance of our Series A preferred stock of $1,411,000 and the increase in selling, general and administrative expenses of approximately $4,432,000 or 790% during the year ended December 31, 2005 related primarily to the costs of operations since March 31, 2005.

Basic net loss per share applicable to common stockholders is computed based on the weighted average number of shares of our common stock outstanding during the periods presented. Common stock equivalents, consisting of options, convertible preferred stock and convertible notes payable, were not included in the calculation of the diluted losses per share because their inclusion would have been anti-dilutive. Basic and diluted net losses per share applicable to common stockholders were $0.42 and $0.14 for the years ended December 31, 2005 and 2004, respectively.

Liquidity and Capital Resources

We are currently reviewing alternatives for the next stage of capitalization for the Company. In all likelihood, some combination of equity and debt securities will be issued in order to address the short- and long-term capital needs of the Company. The history of our capitalization included successive, successful private issuances of equity and debt securities that have facilitated the development of the Company from inception to this point.

During the six months ended June 30, 2006, the Company had a net decrease in cash and cash equivalents of approximately $463,000. The Company's sources and uses of funds during this period were as follows:

Cash Used in Operating Activities.

For the six months ended June 30, 2006, net cash used in operating activities was approximately $393,000. This was primarily driven by a net loss, after adding back non-cash items of $498,000 (net loss of $1,216,000, less $718,000 of non-cash items) and an increase in accounts receivable of $619,000. Net cash used in operations was reduced by the effect of an increase in accrued expenses of $285,000 and an increase in customer deposits of $272,000. These changes in cash used in operating activities were primarily attributable to expenditures and working capital requirements associated with the expansion of our businesses.

For the six months ended June 30, 2005, net cash used in operating activities was $745,000. This was attributable to a net loss after adding back non-cash items of $708,000 (net loss of $829,000 less $121,000 of non-cash items), an increase of accounts receivable of $646,000, offset by an increase of $556,000 in accounts payable.

For the year ended December 31, 2005, net cash used in operating activities was approximately $955,000. This was primarily driven by a net loss of $1,914,000, an increase in accounts receivable of $225,000, and a decrease in accounts payable of $182,000. Net cash used in operations was reduced by the effect of increases in customer deposits of $332,000 and accrued expenses of $593,000. These changes in cash used in operating activities are all attributable to the operations that were acquired on March 31, 2005 and September 23, 2005.

For the year ended December 31, 2004, net cash used in operating activities was $352,000. This was attributable to a net loss of $573,000 offset by approximately $69,000 in the compensatory element of stock issuances and an increase of $170,000 in the accounts payable.

Cash Used in Investing Activities.

For the six months ended June 30, 2006, net cash provided by investing activities was approximately $142,000. This was primarily attributable to the receipt of a $200,000 partial repayment of a note receivable, offset by $58,000 for the purchase of equipment.

For the six months ended June 30, 2005, net cash used in investing activities was $2,933,000 of which $350,000 was attributable to the issuance of a note receivable and $2,555,000 was attributable to the purchase of two fixed base operating companies on March 31, 2005.

For the year ended December 31, 2005, net cash used in investing activities was approximately $4,392,000. This was attributable primarily to FBO Air's purchase of two fixed base operating companies on March 31, 2005 for $2,555,000 and, on September 23, 2005, the purchase of a charter management operation, requiring cash of $1,400,000.

On March 31, 2005, we purchased 100% of the common stock of Tech, a fixed base operator conducting business in the Northeast. Under the terms of the acquisition agreement, the Company paid cash at closing of approximately $2,255,000, applied a deposit of $10,000 and issued notes payable to the Tech shareholders aggregating a discounted value of approximately $433,000. The terms of the notes provide for payments of $100,000 payable annually for each of five years on the anniversary of the closing. Interest on these notes was imputed at an annual rate of 5% per annum.

On March 31, 2005, we purchased certain assets of CPA, a fixed base operator conducting business in Kansas. Under the terms of the acquisition agreement, FBO Air paid cash at closing of $466,000, and issued a note payable to the CPA shareholders for $240,000. This note matures in September 2006 and is payable in quarterly installments beginning on March 31, 2005, bearing an interest rate of 5% per annum.

On May 26, 2005, we loaned $350,000 as a note receivable to a fixed base operator who was a potential acquisition target of the Company (the "Maker"). The note bore interest at 10% per annum and such interest only was to be paid quarterly, starting upon the three-month anniversary of the note. The note could have been prepaid at any time. We were granted a security interest in all tangible property, goods and accounts of the Maker. Further, FBO Air had been granted an option to purchase the FBO owned by Maker, such option to expire one year from date of grant of option. On February 1, 2006, having declined to pursue the acquisition, we negotiated revised repayment terms whereby the Maker made a $200,000 cash payment with the balance of the principal, plus unpaid interest and our legal fees for a total of about $174,000, to be paid over a twenty-four month period with interest at a rate of six percent (6%) to be paid quarterly and the principal balance due upon maturity.

On September 23, 2005, we purchased 100% of the stock of Airborne, a charter management company conducting business in the Northeast. Under the terms of the acquisition agreement, FBO Air paid cash of $1,400,000 and issued 2,333,334 shares of our common stock valued at $630,000 at closing aggregating $2,030,000.

Cash Provided by Financing Activities

For the six months ended June 30, 2006, net cash used in financing activities was approximately $212,000, representing the principal repayments on certain notes payable associated with the March 31, 2005 acquisitions. For the six months ended June 30, 2005, net cash provided by financing activities was $5,245,000, principally consisting of the funds that we received through private placements of $4,489,000 consisting of the issuance of $1,496,000 of our senior secured notes and the issuance of $2,993,000 of our Series A preferred stock and $1,250,000 for a co-investment of our Series A preferred stock. Warrants for the purchase of 3,618,000 shares of our common stock were issued in connection with the private placement and the co-investment. Issuance expenses of $514,000 were paid in cash at closing. See additional information below.

On March 31, April 8 and April 15, 2005, we issued our senior secured notes with a face value of approximately $1,496,000, which were due in three years, on March 31, 2008 or April 8, 2008; bore interest at the rate of 10% per annum, which was payable at maturity; are secured by the current and to be acquired assets of FBO Air and its present and future subsidiaries; and were subject to certain covenants of the Company.

On March 31, April 8 and April 15, 2005, FBO Air issued warrants to purchase shares of our common stock aggregating approximately 3,618,000 to investors and 1,296,000 to the placement agent or its assignees. Each warrant provides a five-year right to purchase a share of our common stock at the initial exercise price of $0.60 per share, with such price and the number of shares to be adjusted in the event of stock splits and certain other events, as provided in the warrant agreements, and upon the sale by FBO Air of additional equity securities at a price below the initial exercise price. At the option of FBO Air, the warrants may be redeemed at any time, in whole, but not in part, at a price of $0.01 per share provided that: (a) there is an effective registration statement covering the resale of the warrant shares; (b) the volume weighted average closing price of our common stock for the prior 20 trading days is not less than 250% of the initial exercise price; and (c) the average daily trading volume of our common stock is not less than 200,000 shares per day during such 20-day trading period.

On March 31, April 8 and April 15, 2005, we sold approximately $4,243,000, or 846 shares, of our Series A preferred stock, 1,000 shares of which was authorized during February 2005. Each share had a stated value of $5,000. These shares provided for cumulative dividends at the annual rate of 8%, payable quarterly and were mandatorily redeemable three years from the date of issue. The cumulative dividend, at the option of FBO Air, could have been paid either in cash or by the issuance of additional shares of our Series A preferred stock. The holders of the Series A preferred stock and the holders of the shares of our common stock were to vote as a single class, with the holders of our Series A preferred stock having the number of votes based upon the formula for the conversion to shares of our common stock as provided below. The holders of our Series A preferred stock had the right to elect one director to FBO Air's Board of Directors or to have one observer at Board meetings.

The Series A preferred stock was convertible into shares of our common stock. The shares were automatically to convert upon (a) FBO Air's realization of gross proceeds exceeding $5,000,000 from the sale of equity securities (a "qualified follow-on offering"), separate and apart from FBO Air’s private placements in March and April 2005, or (b) at such time as the traded price of the common stock exceeded 2.5 times the initial conversion price and under both (a) and (b), the shares subject to conversion were fully registered shares. At the option of the holder, the shares, in whole or in part, could have been converted at any time.

Subject to certain anti-dilution adjustments, as provided in the agreement, the conversion price was $0.30 per share. Each share of Series A preferred stock was to convert into that number of shares of common stock determined by dividing the stated value of each share of Series A preferred stock by the conversion price. In the case of a mandatory conversion on account of a qualified follow-on offering, then at the option of the holder, the shares were to be converted at (a) the conversion price or (b) at the same price that such securities were being sold in such qualified follow-on offering, with the holder, in this case, also receiving a premium of an additional 10% in the number of such shares. Under certain conditions whereupon FBO Air sold shares of the common stock at a price below the then conversion price, the then conversion price was to be reduced, as provided for in the related certificate of designations.

On the third anniversary of the original date of issue of the Series A preferred stock, FBO Air was to redeem for cash all remaining outstanding shares at a redemption price equal to the aggregate stated value, plus all accrued and unpaid dividends.

In the event of a liquidation of FBO Air, the holders of the Series A preferred stock then outstanding were to be entitled to receive 115% of the stated value of each share, plus any accrued and unpaid dividends.

FBO Air issued a note payable with a face value of $1,500,000 which bore an annual interest rate of 4.25% until the initial maturity date of March 22, 2006. FBO Air had elected to extend the maturity to September 23, 2006 with an interest rate of 9.25% per annum applicable to the extended period. Airborne granted the holder a security interest in its accounts receivable, all of its deposit accounts, all monies now and hereafter in the possession or under the control of Airborne or FBO Air and all products and proceeds of the foregoing personal property. FBO Air's chairman of the board and an entity owned by one of its other directors are the members of the holder's entity

The Company had a working capital deficiency of approximately $3,023,000 and $2,384,000 as of June 30, 2006 and December 31, 2005, respectively. On the basis of the foregoing, and the risk factors as outlined below, we believed that, based upon the cash on hand and resources available, the Company would require additional debt or equity capital to fund operations past the remainder of this calendar year. There was no assurance that FBO Air would be able to raise the additional funds required, or that if raised, these funds would be sufficient to enable the Company to attain profitable operations or continue as a going concern.

Recent Developments

On September 1, 2006, FBO Air closed a private placement in which it realized $5,025,000 in gross proceeds. As a result,

•	FBO Air prepaid the senior secured notes in the amount of $1,496,324, plus accrued interest of $211,765, thereby terminating the holders’ security interest in the assets of the Company.

•	All shares of our Series A preferred stock not previously converted were converted because the private placement constituted a “qualified follow-on offering.”

•	FBO Air prepaid the note in the principal amount of $1,500,000 plus accrued interest of approximately $23,569, thereby terminating the holder’s security interest in the assets of Airborne.

There is no assurance that the funds from the private placement will be sufficient to enable the Company to attain profitable operations or continue as a going concern.

Cautionary Statement For Forward-Looking Statements

Statements contained in this "Management's Discussion and Analysis or Plan of Operation" may contain information that includes or is based upon certain "forward-looking statements" relating to our business. These forward-looking statements represent management's current judgment and assumptions, and can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements are frequently accompanied by the use of such words as "anticipates," "plans," "believes," "expects," "projects," "intends," and similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors, including, while it is not possible to predict or identify all such risks, uncertainties, and other factors, those relating to:

O	our ability to secure the additional financing adequate to execute our business plan;

O	our ability to identify, negotiate and complete the acquisition of targeted operators, consistent with our business plan;

O	existing or new competitors consolidating operators ahead of the Company;

O	we may be unable to attract new personnel, which would adversely affect implementation of our overall business strategy;

O	the success of our investor relations program to create and sustain interest and liquidity in our stock, which is currently thinly traded on the OTC Bulletin Board.

Any one of these or other risks, uncertainties, other factors, or any inaccurate assumptions may cause actual results to be materially different from those described herein or elsewhere by us. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Certain of these risks, uncertainties, and other factors may be described in greater detail in our filings from time to time with the Securities and Exchange Commission, which we strongly urge you to read and consider. Subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above and elsewhere in our reports filed with the Securities and Exchange Commission. We expressly disclaim any intent or obligation to update any forward-looking statements.

Off-Balance Sheet Arrangements

We have not entered into any transactions with unconsolidated entities in which we have financial guarantees, subordinated retained interests, derivative instruments or other contingent arrangements that expose us to material continuing risks, contingent liabilities or any other obligations under a variable interest in an unconsolidated entity that provides us with financing, liquidity, market risk or credit risk support.

Critical Accounting Policies

Discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the amounts reported in the consolidated financial statements and the accompanying notes. On an ongoing basis, we evaluate our estimates, including those related to product returns, product and content development expenses, bad debts, inventories, intangible assets, income taxes, contingencies and litigation. We base our estimates on experience and on various assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

The critical accounting policies which we believe affect our more significant judgments and estimates used in the preparation of our consolidated financial statements are provided as follows:

Business Combinations

In accordance with business combination accounting, the Company allocates the purchase price of acquired companies to the tangible and intangible assets acquired, liabilities assumed, as well as in-process research and development based on their estimated fair values. The Company engaged a third-party appraisal firm to assist management in determining the fair values of certain assets acquired and liabilities assumed. Such a valuation requires management to make significant estimates and assumptions, especially with respect to intangible assets.

Management makes estimates of fair values based upon assumptions believed to be reasonable. These estimates are based on historical experience and information obtained from the management of the acquired companies. Critical estimates in valuing certain of the intangible assets include but are not limited to: future expected cash flows from charter management and fuel revenues, managed aircraft agreements, customer relationships and key management and market position, as well as assumptions about the period of time the acquired trade names will continue to be used in the combined company's product portfolio; and discount rates. These estimates are inherently uncertain and unpredictable. Assumptions may be incomplete or inaccurate, and unanticipated events and circumstances may occur which may affect the accuracy or validity of such assumptions, estimates or actual results.

Property and Equipment

Property and equipment is stated at cost. Maintenance and repairs are charged to expense as incurred; costs of major additions and betterments are capitalized. When property and equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is reflected in income. For repairs on aircraft, the Company accrues Federal Aviation Administration (“FAA”) designated maintenance costs pro rata, based upon the hours flown by the aircraft.

Goodwill and Intangible Assets

The Company accounts for Goodwill and Intangible Assets in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations” (“SFAS 141) and SFAS No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”). Under SFAS No. 142, goodwill and intangibles that are deemed to have indefinite lives are no longer amortized but, instead, are to be reviewed at least annually for impairment. Application of the goodwill impairment test requires judgment, including the identification of reporting units, assigning assets and liabilities to reporting units, assigning goodwill to reporting units, and determining the fair value. Significant judgments required to estimate the fair value of reporting units include estimating future cash flows, determining appropriate discount rates and other assumptions. Changes in these estimates and assumptions could materially affect the determination of fair value and/or goodwill impairment for each reporting unit. We have recorded goodwill in connection with the Company's acquisitions described in Note 5 of the consolidated financial statements for the fiscal years ended December 31, 2005 and 2004 amounting to $4,194,770. The Company has determined that there is no impairment of goodwill at June 30, 2006. Intangible assets continue to be amortized over their estimated useful lives.

Revenue Recognition

Revenue for the sales of products is recognized at the time products are delivered to customers. Revenue for services is recognized at the time the services are performed and provided to customers. The sources of revenue are recognized when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed and determinable and collectibility is probable.

Customer Deposits

Customer deposits consist of amounts that customers are required to remit in advance to the Company in order to secure payment for future purchases and services.

Income Taxes

The Company accounts for income taxes under SFAS No. 109, “Accounting for Income Taxes” (SFAS 109”). Under SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between their financial statement carrying amounts and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company’s ability to utilize its NOL carry forwards may be subject to an annual limitation in future periods pursuant to Section 382 of the Internal Revenue Code of 1986, as amended.

Fair Value of Financial Instruments

The reported amounts of the Company’s financial instruments, including accounts payable and accrued liabilities, approximate their fair value due to their short maturities. The carrying amounts of debt approximate fair value because the debt agreements provide for interest rates that approximate market.

Stock Based Compensation/Stock Options

Effective April 1, 2005, the Board of Directors granted options to purchase an aggregate of 750,000 shares of our common stock. An option expiring March 31, 2010 to purchase 250,000 shares of our common stock was granted to each of (i) Robert J. Ettinger, who was elected as a Vice Chairman of the Board and the Chief Operating Officer of FBO Air, (ii) Jeffrey M. Trenk, who was elected as a Vice Chairman and Executive Vice President of Business Development of FBO Air, and (iii) Ronald J. Ricciardi, the President and Chief Executive Officer of FBO Air. These options are exercisable at $1.60 per share, the closing sales price on April 1, 2005, and vested immediately upon the grant date.

Effective September 23, 2005, the Board of Directors granted to John H. Dow, employed as the President of Airborne, an option expiring September 23, 2010 to purchase 250,000 shares of our common stock. The option was exercisable at $0.33 per share, the closing sales price on September 22, 2005, and vested immediately upon the grant date.

During December 2005, the Board of Directors approved the 2005 Stock Option Plan (the “Plan”). The Plan is administered by FBO Air’s Compensation Committee and provides for 7,500,000 shares of our common stock to be reserved for issuance under the Plan. Directors, officers, employees, and consultants of the Company are eligible to participate. The Plan provides for the awards of incentive and non-statutory stock options. The Committee determined the vesting schedule to be up to five years at the time of grant of any options under the Plan, and unexercised options will expire in ten years. The exercise price is to be equal to at least 100% of the fair market value of a share of our common stock, as determined by the Committee, on the grant date.

Effective December 13, 2005, four non-employee directors were granted options under the Plan, expiring five years after date of grant to purchase, in the aggregate, 100,000 shares of our common stock. These options are exercisable at $0.64 and vest one year from date of the grant.

Effective April 1, 2006, the Compensation Committee granted options under the Plan to purchase an aggregate of 750,000 shares of our common stock, expiring five years after the date of grant. An option expiring March 31, 2011 to purchase 250,000 shares of our common stock was granted to each of (i) Robert J. Ettinger, (ii) Jeffrey M. Trenk, and (iii) Ronald J. Ricciardi. These options are exercisable at $0.50 per share, the closing sales price on April 1, 2006, and vested immediately upon the grant date. These options are valued at $359,464.

Effective May 30, 2006, the Compensation Committee granted options under the Plan to purchase an aggregate of 160,000 shares of our common stock to employees of the Company, expiring three years after the date of grant. These options are exercisable at $0.51 per share, the closing price at May 30, 2006, and options to purchase an aggregate of 60,000 shares vested immediately upon the grant date. The remaining options will vest one year after the date of grant. These options are valued at $78,228.

For the six months ended June 30, 2006, the Company incurred stock-based compensation expense of $242,094, related to stock options. In addition, for the six months ended June 30, 2006, the Company incurred stock-based compensation expense of $29,375 in connection with stock issued in settlement of a legal dispute.

Prior to January 1, 2006, the Company accounted for employee options under the recognition and measurement provisions of Accounting Principles Board Opinion No. 25 ("APB 25"). Accordingly, the Company would recognize compensation expense only if it granted options with a discounted exercise price. Any resulting compensation expense would then have been recognized ratably over the associated service period. No stock-based employee compensation expense relating to the Company’s stock options were reflected in net loss, as all options granted had an exercise price equal to or greater than the market value of the underlying common stock on the date of grant. Prior to January 1, 2006, the Company provided pro-forma disclosure amounts in accordance with SFAS No. 148, "Accounting for Stock-Based Compensation--Transition and Disclosure" ("SFAS 148"), as if the fair value method defined by SFAS 123, “Accounting for Stock-Based Compensation” ("SFAS 123") had been applied to its stock-based compensation.

Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS 123R, using the modified prospective transition method and therefore has not restated prior periods' results. Under this transition method, employee stock-based compensation expense for the three and six months ended June 30,, 2006 included compensation expense for all stock-based compensation awards granted, but not yet fully vested, prior to January 1, 2006. The fair value of the options granted was determined at the original grant date in accordance with the provisions of SFAS 123. Stock-based compensation expense for all share-based payment awards granted after December 31, 2005 is based on the grant-date fair value estimated in accordance with the provisions of SFAS 123R. The Company recognizes these compensation costs over the requisite service period of the award, which is generally the vesting term of the options associated with the underlying employment agreement, where applicable.

As a result of adopting SFAS 123R, the impact to the consolidated condensed financial statements for the three and six months ended June 30, 2006 was approximately $205,000 and $242,000, respectively, greater than if the Company had continued to account for stock-based compensation under APB 25. The impact of the adoption of FAS 123R on both basic and diluted earnings per share for the three and six months ended June 30, 2006 was $0.01 and $0.02 per share, respectively. At June 30, 2006, the unamortized value of employee stock options under SFAS 123R was $529,528. The unamortized portion will be expensed over a weighted average period of approximately 4 years.

The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS 123 and the Emerging Issues Task Force (“EITF”) Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or In Conjunction with Selling, Goods or Services” (EITF 96-18) which require that such equity instruments are recorded at their fair value on the measurement date, which date is typically upon the inception of the services that will be performed. For the three and six months ended June 30, 2006, stock based compensation expense for non-employees related to 57,598 shares of the common stock issued in connection with the settlement of litigation was $29,375 and was accounted for under EITF 96-18.

Option valuation models require the input of highly subjective assumptions including the expected life of the option. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

The weighted average fair value of the options on the date of grant, using the fair value based methodology for the six months ended June 30, 2006 was $0.48.

A summary of the status of the outstanding options and the changes during the six months ended June 30, 2006 is presented in the table below:

	Number of Options	Weighted Average Exercise Price

Balance, January 1, 2006	1,250,000	$1.08
Granted (weighted average fair value of $0.48 per share	910,000	0.50
Exercised	(375,000)	0.22
Forfeited	-	-
Balance, June 30, 2006	1,785,000	$0.96

The options exercised aggregating 375,000 were exercised on a cashless basis, and in connection therewith, the Company issued 207,435 shares of our common stock.

A summary of the Company’s stock options outstanding and exercisable at June 30, 2006 is presented in the table below:

	Option exercise price					Total	Intrinsic Value

	$0.01	$0.50	$0.51	$0.64	$1.60
Outstanding	25,000	750,000	160,000	100,000	750,000	1,785,000	$10,950

Weighted average remaining contractual life of options outstanding (in years)	2.25	4.75	4.92	2.25	3.75
Exercisable	25,000	750,000	60,000	-	750,000	1,5685,000	$10,250

The Company has determined that shares of common stock for future exercises shall be authorized but unissued shares of stock.

A summary of non-vested options at June 30, 2006 is shown below:

	Non-Vested Shares	Fair Value

Non-vested at January 1, 2006	100,000	$0.22
Granted	100,000	0.49
Vested	-	-
Forfeited	-	-
Non-vested at June 30, 2006	200,000	$0.36

For the six months ended June 30, 2005, under APB 25, no stock-based employee compensation expense relating to the Company’s stock options was reflected in net loss, as all options granted under its plan had an exercise price equal to or greater than the market value of the underlying common stock on the date of grant.

The weighted average fair value of the options on the date of grant, using the fair value based method, for the six months ended June 30, 2005 was $0.53.

The following table illustrates the effect on net loss and net loss per share if the Company had applied the fair value recognition method under the provisions of SFAS 123.

(All numbers in 000’s except per share data.)	For the Six Months Ended June 30, 2005
Net loss applicable to common stockholders, as reported	$(1,425)
Deduct: total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects, if any	20
Pro-forma net loss	$(1,445)
Net loss per share applicable to common stockholders - basic and diluted:
As reported	$(0.18)
Pro forma	$(0.18)

Recent Accounting Pronouncements

In February 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard 155 - Accounting for Certain Hybrid Financial Instruments (“SFAS 155”), which eliminates the exemption from applying SFAS 133 (“Accounting for Derivative Instruments and Hedging Activities”) (“SFAS 133”) to interests in securitized financial assets so that similar instruments are accounted for similarly regardless of the form of the instruments. SFAS 155 also allows the election of fair value measurement at acquisition, at issuance, or when a previously recognized financial instrument is subject to a remeasurement event. Adoption is effective for all financial instruments acquired or issued after the beginning of the first fiscal year that begins after September 15, 2006. Early adoption is permitted. The adoption of SFAS 155 is not expected to have a material effect on the Company’s consolidated financial position, results of operations or cash flows.

In March 2006, the FASB issued Statement of Financial Accounting Standard 156 - Accounting for Servicing of Financial Assets (“SFAS 156”), which requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value. SFAS 156 permits, but does not require, the subsequent measurement of servicing assets and servicing liabilities at fair value. Adoption is required as of the beginning of the first fiscal year that begins after September 15, 2006. Early adoption is permitted. The adoption of SFAS 156 is not expected to have a material effect on the Company’s consolidated financial position, results of operations or cash flows.

In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 clarifies the accounting and reporting for uncertainties in income tax law. This interpretation prescribes a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in income tax returns. This interpretation shall be effective for fiscal years beginning after December 15, 2006. Earlier adoption is permitted as of the beginning of an enterprise’s fiscal year, provided the enterprise has not yet issued financial statements, including financial statements for any interim period for that fiscal year. The cumulative effects, if any, of applying this interpretation will be recorded as an adjustment to retained earnings as of the beginning of the period of adoption. The Company is currently evaluating the expected effect of FIN 48 on its consolidated financial statements and is currently not yet in a position to determine such effects.

FBO AIR, Inc. and Subsidiaries

Form SB-2

Financial Statements

Table of Contents

FINANCIAL STATEMENTS

Page
Consolidated Financial Statements for the Years Ended
December 31, 2005 and 2004

Consolidated Report of Independent Registered Public Accounting Firm -
Marcum & Kliegman LLP	F-1
Consolidated Balance Sheet as of December 31, 2005	F-2
Consolidated Statements of Operations for the years ended
December 31, 2005 and 2004	F-3
Consolidated Statements of Stockholders’ Equity (Deficiency)
For the years ended December 31, 2005 and 2004	F-4
Consolidated Statements of Cash Flows for the years ended
December 31, 2005 and 2004	F-5, F-6
Notes to Consolidated Financial Statements	F-7- F-43

Condensed Consolidated (Unaudited) Financial Statements for the
Six Months Ended June 30, 2006 and 2005

Balance Sheet as of June 30, 2006	F-44
Statements of Operations for the six month periods ended
June 30, 2006 and 2005	F-45
Statements of Cash Flows for the six month periods ended
June 30, 2006 and 2005	F-46, F-47
Notes to Condensed Consolidated Financial Statements	F-48 - F-60

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee of the Board of Directors
FBO Air, Inc.

We have audited the accompanying consolidated balance sheet of FBO Air, Inc. and Subsidiaries as of December 31, 2005, and the related consolidated statements of operations, stockholders’ (deficiency) equity, and cash flows for each of the two years in the period ended December 31, 2005. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2005, and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 2005, in conformity with United States generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 3, the Company has incurred significant operating losses since inception, which raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Marcum & Kliegman LLP

New York, NY
March 24, 2006

FBO AIR, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
December 31, 2005

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$1,330,450
Accounts receivable, net of allowance for doubtful accounts of $221,937	3,421,455
Inventory	191,254
Prepaid expenses and other current assets	221,595

Total current assets	5,164,754

PROPERTY AND EQUIPMENT, net of accumulated depreciation of $88,717	1,151,998

OTHER ASSETS
Deposits	26,500
Note receivable	350,000
Intangible assets - trade names	420,000
Other intangible assets, net of accumulated amortization of $53,536	586,464
Goodwill	4,194,770
Total other assets	5,577,734

TOTAL ASSETS	$11,894,486

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$4,149,912
Customer deposits	450,806
Accrued expenses	795,122
Accrued interest and dividends	372,111
Term loan - related party, net of discount of $14,865	1,485,135
Notes payable - other - current portion	296,012
Total current liabilities	7,549,098

LONG-TERM LIABILITIES
Notes payable - other - less current portion	437,686
Senior secured notes payable - net of discount of $902,042	594,282
Total long-term liabilities	1,031,968

Total liabilities	8,581,066

MANDATORILY REDEEMABLE CONVERTIBLE
PREFERRED STOCK - net of discount of $2,831,303; $.001 par value; 1,000 shares authorized; Series A Cumulative Convertible - 755 shares issued and outstanding, with rights to a cumulative 8% dividend payable quarterly; liquidation preference of $4,595,372	949,681

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred stock - $.001 par value; authorized 10,000,000; none issued and outstanding	-
Common stock - $.001 par value; authorized 100,000,000; 13,915,812 issued and outstanding	13,915
Additional paid-in capital	8,421,430
Deferred financing costs	(1,437,194)
Accumulated deficit	(4,634,412)

TOTAL STOCKHOLDERS' EQUITY	2,363,739

TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY	$11,894,486

See notes to consolidated financial statements.

FBO AIR, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2005	2004

REVENUE	$13,805,562	$--
COST OF SALES	10,299,243	-
GROSS PROFIT	3,506,319	--

SELLING, GENERAL AND ADMINISTRATIVE
EXPENSES (including $0, and $69,227 for the compensatory element of stock issuances, respectively)	4,992,642	560,962

OPERATING LOSS	(1,486,323)	(560,962)

OTHER INCOME (EXPENSE)

INTEREST INCOME	38,117	--
INTEREST EXPENSE	(466,091)	(12,537)

TOTAL OTHER EXPENSE	(427,974)	(12,537)

NET LOSS	$(1,914,297)	$(573,499)

Deemed dividend to preferred stockholders:
Amortization of discount	(1,411,347)	-

Amortization of deferred financing costs	(481,146)	-

Preferred stock dividend	(254,123)	-

Net loss applicable to common stockholders	$(4,060,913)	$(573,499)

Basic and Diluted Net Loss Per
Common Share applicable to common stockholders	$(0.42)	$(0.14)

Weighted Average Number of Common Shares
Outstanding - Basic and Diluted	9,751,563	4,136,013

See notes to consolidated financial statements.

FBO AIR, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' (DEFICIENCY) EQUITY
For the Years Ended December 31, 2005 and 2004
						Total
			Additional	Deferred		Stockholders'
	Common Stock		Paid-in	Financing	Accumulated	(Deficiency)
	Shares	Amount	Capital	Costs	Deficit	Equity

BALANCE - January 1, 2004	2,615,375	$2,616	$(2,616)	$-	$(104,393)	$(104,393)
Capitalization of deficit at time of incorporation	--	--	(104,393)	--	104,393	-
Conversion of advances from affiliates -
January 4, 2004	--	--	94,818	--	--	94,818
Common stock issued for services on
June 27, 2004 at $.03 per share	1,906,250	1,906	67,321	--	--	69,227
Common stock issued in connection with
Shadows Bend reverse merger -
August 20, 2004	1,504,397	1,504	(20,655)	--	--	(19,151)

Net loss	--	--	--	--	(573,499)	(573,499)

BALANCE - December 31, 2004	6,026,022	$6,026	$34,475	$--	$(573,499)	$(532,998)

Common stock issued in connection
with the conversion of
convertible notes	4,018,376	$4,018	$395,982	$-	$-	$400,000
Beneficial conversion feature discounts
recorded in connection with the
redeemable convertible preferred
stock and senior notes	-	-	6,857,298	-	-	6,857,298
Deferred financing costs
incurred in connection with
the issuance of redeemable
convertible preferred stock
and warrants	-	-	-	(1,918,340)	-	(1,918,340)
Common stock issued in connection
with the purchase of Airborne	2,333,334	2,333	627,667	-	-	630,000
Warrants issued in connection with
the term loan for the acquisition
of Airborne	-	-	33,033	-	-	33,033
Common stock issued in connection
with the exercise of warrants	21,413	21	12,826	-	-	12,847
Common stock issued in connection
with the conversion of redeemable
convertible preferred stock	1,516,667	1,517	460,149	-	-	461,666
Deemed dividend to preferred
stockholders - accretion of discount	-	-	-	-	(1,411,347)	(1,411,347)
Amortization of deferred
financing costs	-	-	-	481,146	(481,146)	-
Dividends on redeemable convertible
preferred stock	-	-	-	-	(254,123)	(254,123)
Net loss	-	-	-	-	(1,914,297)	(1,914,297)

BALANCE- December 31, 2005	13,915,812	$13,915	$8,421,430	$(1,437,194)	$(4,634,412)	$2,363,739

See notes to consolidated financial statements.

FBO AIR, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS
OF CASH FLOWS

	For the Years Ended December 31,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,914,297)	$(573,499)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	145,053	--
Amortization of debt discount	320,668	--
Provision for doubtful accounts	2,670	--
Compensatory element of stock issuances	--	69,227
Amortization of option on lease of real estate	600	200

Changes in operating assets and liabilities:
Accounts receivable	(224,618)	--
Inventory	(3,680)	--
Prepaid expenses and other current assets	(132,616)	(2,668)
Deposits	(25,000)	--
Due from stockholder	15,510	(15,510)
Accounts payable	(181,820)	169,967
Customer deposits	332,388	--
Accrued interest and dividends	117,988	--
Accrued expenses	592,587	--

TOTAL ADJUSTMENTS	959,730	221,216

NET CASH USED IN OPERATING
ACTIVITIES	(954,567)	(352,283)

CASH FLOWS FROM INVESTING ACTIVITIES
Note receivable	(350,000)	--
Purchase of equipment	(87,652)	--
Purchase deposit for acquisition	--	(10,000)
Purchase of Option on lease of real estate	--	(3,600)
Acquisition of Airborne	(1,400,000)	--
Acquisition of FBOs, less cash acquired of $167,329	(2,554,816)	--

NET CASH USED IN INVESTING
ACTIVITIES	(4,392,468)	(13,600)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the sale of convertible notes	20,000	380,000
Repayment of notes	(100,219)	--
Deferred financing costs	(508,234)	--
Proceeds from exercise of warrants	12,847	--
Proceeds from the issuance of term loan - related party	1,500,000	--
Proceeds from the private placement	4,488,974	--
Proceeds from the Co-Investment	1,250,000	--

NET CASH PROVIDED BY FINANCING
ACTIVITIES	6,663,368	380,000

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,316,333	14,117

CASH AND CASH EQUIVALENTS- Beginning	14,117	--

CASH AND CASH EQUIVALENTS - Ending	$1,330,450	$14,117

See notes to consolidated financial statements.

FBO AIR, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS
OF CASH FLOWS, CONTINUED

	For the Years Ended December 31,
	2005	2004
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the periods for:

Interest	$3,000	$--
Income taxes	$--	$--

Non-cash investing and financing activities:

Convertible Notes converted to common stock	$400,000	$--
Accrued liabilities assumed in the merger	$--	$19,151
Advances from affiliates converted to equity	$--	$94,818
Redeemable convertible preferred stock converted to common stock	$461,666	$--

Supplemental non-cash investing and financing activity:

Current assets acquired	$3,640,721
Property and equipment acquired	1,153,063
Intangible assets acquired	1,060,000
Goodwill recognized on purchase business combinations	4,194,770
Deposits acquired	1,500
Current liabilities assumed with acquisitions	(4,554,280)
Notes payable - other - less current portion, assumed with acquisition	(733,629)
Non-cash consideration to seller:	(640,000)
Less: Cash acquired	(167,329)
Cash paid to acquire businesses	$3,954,816

See notes to consolidated financial statements.

FBO AIR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - Nature of Operations

FBO Air was formed on January 17, 2003 (date of inception) as a proprietorship to acquire and operate fixed base operators. On January 2, 2004, FBO Air, Inc. (“FBO Air”) was incorporated in the State of Arizona. Fixed base operators are the primary providers of services to general aviation aircraft operators. The business strategy of FBO Air and its subsidiaries (collectively, “the Company”) is to purchase and consolidate fixed base operators in the secondary and tertiary markets located within the United States and to expand its charter aircraft management operations.

From its inception, the Company had been in the development stage and its efforts up to March 31, 2005 had been principally devoted to the organizational activities of raising capital, recruiting and hiring of key personnel, and identifying and screening of potential acquisitions.

On March 31, 2005, the Company completed the acquisition of two operating companies and, on September 23, 2005, the Company acquired an additional operating company. Accordingly, effective March 31, 2005, the Company no longer is considered a development stage entity.

NOTE 2 - Business, Reverse Merger and Acquisitions

Effective August 20, 2004, Shadows Bend Development, Inc. (“Shadows Bend”), a Nevada publicly-traded company with no active business, entered into a merger transaction with FBO Air, a privately-held Arizona corporation. Upon completion of the merger transaction, Shadows Bend changed its name to FBO Air, Inc. and the original FBO Air stockholders owned 75% of the outstanding shares of the Common Stock of the surviving company. Accordingly, this transaction has been accounted for as a reverse merger with FBO Air as the acquirer of Shadows Bend. The reverse merger was accounted for as a recapitalization of FBO Air and the stockholders’ deficiency of FBO Air was retroactively restated to its inception on January 17, 2003.

FBO AIR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - Business, Reverse Merger and Acquisitions, continued

On March 31, 2005, FBO Air formed FBO Air-Wilkes-Barre, a wholly-owned subsidiary, for the purpose of acquiring the common stock of a fixed base operator in Avoca, Pennsylvania (See Note 5).

On March 31, 2005, FBO Air-Garden City, a wholly-owned subsidiary of FBO Air, acquired certain operating assets of a fixed base operator located in Garden City, Kansas pursuant to an asset purchase agreement dated March 31, 2005 (See Note 5).

On September 23, 2005, FBO Air acquired the common stock of a charter and aircraft management company located in Elmira, New York. (See Note 5).

The acquisitions of the first two operating companies were made as of March 31, 2005. Accordingly, the operating results for the nine months ended December 31, 2005 from these first two operating companies are presented within these consolidated financial statements.

The acquisition of the Elmira, NY operation was made as of September 23, 2005. These statements reflect operating results from this acquisition for the period September 23, 2005 through December 31, 2005.

NOTE 3 - Going Concern and Management’s Plans

On April 15, 2005, FBO Air closed on its final round of financing in its March and April 2005 private offering, raising gross cash proceeds of approximately $4,490,000. Simultaneously, FBO Air raised $1,250,000 in a related private offering. On September 23, 2005, FBO Air raised $1,500,000 through the issuance of a 180-day term note, the funds from which were substantially applied to fund the acquisition of the Elmira location. Until the March and April 2005 offering funding, the Company's primary source of operating funds since inception had been provided by its founding stockholders and through a convertible note financing. There is no assurance that FBO Air will be able to raise the additional funds sufficient to enable the Company to attain profitable operations or continue as a going concern.

FBO AIR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - Going Concern and Management’s Plans, continued

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As of December 31, 2005, the Company had cash and cash equivalents of approximately $1,330,000 and had a working capital deficiency of approximately $2,384,000. The Company generated revenues of approximately $13,806,000 for the year ended December 31, 2005. Since inception, the Company has incurred, in the aggregate, net losses and net losses applicable to common stockholders of approximately $2,592,000 and $4,739,000, respectively, for the period from January 17, 2003 (date of inception) through December 31, 2005. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not reflect the possible effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

As indicated above, management has taken steps to improve the Company’s liquidity. The Company intends to raise additional capital through private debt and equity investors. There is no assurance that these funds, if raised, will be sufficient to enable the Company to attain profitable operations or continue as a going concern.

NOTE 4 - Summary of Significant Accounting Policies

Principles of Consolidation
The consolidated financial statements include the accounts of FBO Air and its wholly-owned subsidiaries, FBO Garden City, FBO Wilkes-Barre and Airborne, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.

FBO AIR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - Summary of Significant Accounting Policies, continued

Use of Estimates
The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
For purposes of the consolidated statements of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

Concentrations of Credit Risk
Cash: The Company maintains its cash with various financial institutions, which exceed federally insured limits throughout the period. At December 31, 2005, the Company had cash on deposit of approximately $1,022,475 in excess of federally insured limits.

Accounts Receivable:
The Company’s extends credit to large and mid-size companies for flight related services. The Company has concentrations of credit risk in that 63% of the balance of accounts receivable at December 31, 2005 is made up of only ten customers. At December 31, 2005 accounts receivable from the two largest accounts amounted to approximately $337,000 (9.9%) and $327,000 (9.6%), respectively. The Company does not generally require collateral or other security to support customer receivables. Accounts receivable are carried at their estimated collectible amounts. Accounts receivable are periodically evaluated for collectibility and the allowance for doubtful accounts is adjusted accordingly. Management determines collectibility based on their experience and knowledge of the customers.

Deferred Financing Costs
Costs incurred on March 31, 2005, April 8, 2005 and April 15, 2005 to issue the convertible preferred stock and the warrants have been capitalized and have been charged to equity as deferred financing costs. Such costs are being amortized as deemed dividends to preferred stockholders over a three-year period.

FBO AIR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - Summary of Significant Accounting Policies, continued

Inventory

Inventory consists primarily of aviation fuel and is stated at the lower of cost or market determined by the first-in, first out method.

Business Combinations

In accordance with business combination accounting, the Company allocates the purchase price of acquired companies to the tangible and intangible assets acquired, liabilities assumed, as well as in-process research and development based on their estimated fair values. The Company engaged a third-party appraisal firm to assist management in determining the fair values of certain assets acquired and liabilities assumed. Such a valuation requires management to make significant estimates and assumptions, especially with respect to intangible assets.

Management makes estimates of fair values based upon assumptions believed to be reasonable. These estimates are based on historical experience and information obtained from the management of the acquired companies. Critical estimates in valuing certain of the intangible assets include but are not limited to: future expected cash flows from charter management and fuel revenues, managed aircraft agreements, customer relationships and key management and market position, as well as assumptions about the period of time the acquired trade names will continue to be used in the combined company's product portfolio; and discount rates. These estimates are inherently uncertain and unpredictable. Assumptions may be incomplete or inaccurate, and unanticipated events and circumstances may occur which may affect the accuracy or validity of such assumptions, estimates or actual results.

Property and Equipment

Property and equipment is stated at cost. Maintenance and repairs are charged to expense as incurred; costs of major additions and betterments are capitalized. When property and equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is reflected in income. For repairs on aircraft, the Company accrues Federal Aviation Administration (“FAA”) designated maintenance costs pro rata, based upon the hours flown by the aircraft.

FBO AIR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - Summary of Significant Accounting Policies, continued

Goodwill and Intangible Assets
The Company accounts for Goodwill and Intangible Assets in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations” (“SFAS 141”) and SFAS No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”). Under SFAS No. 142, goodwill and intangibles that are deemed to have indefinite lives are no longer amortized but, instead, are to be reviewed at least annually for impairment. Application of the goodwill impairment test requires judgment, including the identification of reporting units, assigning assets and liabilities to reporting units, assigning goodwill to reporting units, and determining the fair value. Significant judgments required to estimate the fair value of reporting units include estimating future cash flows, determining appropriate discount rates and other assumptions. Changes in these estimates and assumptions could materially affect the determination of fair value and/or goodwill impairment for each reporting unit. The Company has recorded goodwill in connection with the Company's acquisitions described in Note 5 amounting to $4,194,770. The Company has determined that there is no impairment of goodwill at December 31, 2005. Intangible assets continue to be amortized over their estimated useful lives.

Revenue Recognition
Revenue for the sales of products is recognized at the time products are delivered to customers. Revenue for services is recognized at the time the services are performed and provided to customers. The sources of revenue are recognized when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed and determinable and collectibility is probable.

FBO AIR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - Summary of Significant Accounting Policies, continued

Customer Deposits
Customer deposits consist of amounts that customers are required to remit in advance to the Company in order to secure payment for future purchases and services.

Income Taxes
The Company accounts for income taxes under SFAS No. 109, “Accounting for Income Taxes” (SFAS 109”). Under SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between their financial statement carrying amounts and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company’s ability to utilize its NOL carryforwards may be subject to an annual limitation in future periods pursuant to Section 382 of the Internal Revenue Code of 1986, as amended.

Fair Value of Financial Instruments
The reported amounts of the Company’s financial instruments, including accounts payable and accrued liabilities, approximate their fair value due to their short maturities. The carrying amounts of debt approximate fair value because the debt agreements provide for interest rates that approximate market.

Stock Based Compensation/Stock Options
As permitted by SFAS No. 123, “Accounting for Stock-Based Compensation” ("SFAS 123"), which establishes a fair value based method of accounting for equity-based compensation plans, the Company has elected to follow Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” ("APB 25") for recognizing equity-based compensation expense for financial statement purposes. Under APB 25, no compensation expense is recognized at the time of option grant if the exercise price of the employee stock option is fixed and equals or exceeds the fair market value of the underlying common stock on the date of grant and the number of shares to be issued pursuant to the exercise of such options are known and fixed at the grant date.

FBO AIR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - Summary of Significant Accounting Policies, continued

Stock Based Compensation/Stock Options, continued
The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS 123 and the Emerging Issues Task Force (“EITF”) Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or In Conjunction with Selling, Goods or Services” (EITF 96-18) which require that such equity instruments are recorded at their fair value on the measurement date, which is typically the date the services are performed.

In December 2002, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure” ("SFAS 148"). This standard amended the disclosure requirements of SFAS 123 for fiscal years ending after December 15, 2002 to require prominent disclosure in both annual and interim financial statements about the method used and the impact on reported results. The Company follows the disclosure-only provisions of SFAS 123 which require disclosure of the pro-forma effects on net income (loss) as if the fair value method of accounting prescribed by SFAS 123 had been adopted, as well as certain other information.

Option valuation models require the input of highly subjective assumptions including the expected life of the option. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

Under APB 25, no stock-based employee compensation expense relating to the Company’s stock options was reflected in net loss, as all options had an exercise price equal to or less than the market value of the underlying Common Stock on the date of grant.

FBO AIR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - Summary of Significant Accounting Policies, continued

Stock Based Compensation/Stock Options, continued
The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions used:

	Years Ended December 31,
	2005	2004
Dividend yield	0%	0%
Expected volatility	55%	55%
Risk-free interest rate	3.8%	3.6%
Expected lives	2.0 years	2.0 years

The weighted average fair value of the options on the date of grant, using the fair value based method, for the years ended December 31, 2005 and 2004 was $0.40 and $0, respectively.

The following table illustrates the effect on net loss had the Company applied the fair value recognition method under the provisions of SFAS No. 123:

(All numbers in 000’s except per share data.)	Years Ended December 31,
	2005	2004
Net loss applicable to common stockholders, as reported:	$(4,061)	$(573)
Deduct: total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects, if any	(61)	---
Pro-forma net loss	$(4,122)	$(573)
Net loss per share applicable to common stockholders - basic and diluted:
As reported	$(0.42)	$(0.14)
Pro forma	$(0.42)	$(0.14)

FBO AIR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - Summary of Significant Accounting Policies, continued

Net Loss Per Common Share
Basic net loss per common share is computed based on the weighted average number of shares of the Common Stock outstanding during the periods presented. Common stock equivalents, consisting of options, warrants and convertible preferred stock discussed in the notes to the financial statements, were not included in the calculation of the diluted loss per share because their inclusion would have had the effect of decreasing the loss per share otherwise computed. The total shares issuable upon the exercise of stock options, warrants and the convertible preferred stock as of December 31, 2005 and 2004 were 19,926,401 and 4,168,000, respectively.

Recently Issued Accounting Pronouncements
In November 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards (“SFAS”) No. 151, Inventory Costs (“SFAS 151”). The provisions of this statement will become effective for the Company in 2006. SFAS 151 amends the existing guidance on the recognition of inventory costs to clarify the accounting for abnormal amounts of idle expense, freight, handling costs, and wasted material (spoilage). Existing rules indicate that, under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. SFAS 151 requires that those items be recognized as current period charges regardless of whether they meet the criterion of "so abnormal". In addition, SFAS 151 requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The adoption of SFAS 151 is not expected to have a material impact on the Company’s valuation of inventories or operating results.

In December 2004, the FASB issued SFAS No. 153, Exchanges Of Non-monetary Assets - An Amendment Of APB No. 29 (“SFAS 153”). SFAS 153 amends APB No. 29 to eliminate the exception of non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 and APB No. 29 do not apply to the acquisition of non-monetary assets or services on issuance of the capital stock of an entity. Currently, the Company has not had any exchanges of non-monetary assets within the meaning of SFAS 153 and adoption of SFAS 153 has had no effect on the Company’s financial position or results of operations.

FBO AIR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - Summary of Significant Accounting Policies, continued

Recently Issued Accounting Pronouncements, continued
In December 2004, the FASB issued its final standard on accounting for share-based payments ("SBP"), FASB 123R (revised 2004), Share-Based Payment (“SFAS 123R”). The statement requires companies to expense the value of employee stock options and similar awards. Under FAS 123R, SBP awards result in a cost that will be measured at fair value on the awards' grant date, based on the estimated number of awards that are expected to vest. Compensation cost for awards that vest would not be reversed if the awards expire without being exercised. The effective date for public companies that file as small business issuers is for quarterly or annual periods beginning after December 15, 2005, and applies to all outstanding and unvested SBP awards at a company's adoption. The Company will adopt the provisions of SFAS 123R during the first quarter of 2006. The Company does not expect the transitional provisions of 123R to have a significant impact on its financial statements. Based upon the Company’s contractual commitments to employees to grant options during 2006 and later years, the Company has determined that the provisions of SFAS 123R will have a material effect on the Company’s results of operations.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20, Accounting Changes and FASB Statement No. 3" (“SFAS 154”) which, among other things, changes the accounting and reporting requirements for a change in accounting principle and provides guidance on error corrections. SFAS No. 154 requires retrospective application to prior period financial statements of a voluntary change in accounting principle unless impracticable to determine the period-specific effects or cumulative effect of the change, and restatement with respect to the reporting of error corrections. SFAS No. 154 applies to all voluntary changes in accounting principles, and to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS No. 154 also requires that a change in method of depreciation or amortization for long-lived, non-financial assets be accounted for as a change in accounting estimate that is effected by a change in accounting principle. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. At this time, adoption of SFAS No. 154 is not expected to significantly impact the Company's financial statements or future results of operations.

FBO AIR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - Summary of Significant Accounting Policies, continued

Recently Issued Accounting Pronouncements, continued
In June 2005, the FASB ratified EITF Issue No. 05-2, “The Meaning of `Conventional Convertible Debt Instrument’ in EITF No. 00-19, `Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (“EITF No. 05-2”), which addresses when a convertible debt instrument should be considered “conventional” for the purpose of applying the guidance in EITF No. 00-19. EITF No. 05-2 also retained the exemption under EITF No. 00-19 for conventional convertible debt instruments and indicated that convertible preferred stock having a mandatory redemption date may qualify for the exemption provided under EITF No. 00-19 for conventional convertible debt if the instrument’s economic characteristics are more similar to debt than equity. EITF No. 05-2 is effective for new instruments entered into and instruments modified in periods beginning after June 29, 2005. The Company has applied the requirements of EITF No. 05-2 since the required implementation date. The adoption of this pronouncement did not have an impact on the Company’s financial position, results of operations or cash flows.

In June 2005, the EITF released EITF Issue No. 05-4, “The Effect of a Liquidated Damages Clause on a Freestanding Financial Instrument Subject to EITF Issue No. 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (“EITF No. 05-4”). EITF No. 05-4 addresses financial instruments, such as stock purchase warrants, which are accounted for under EITF 00-19 that may be issued at the same time and in contemplation of a registration rights agreement that includes a liquidated damages clause. The consensus for EITF No. 05-4 has not been finalized. During March and April 2005, the Company sold convertible preferred stock with a registration rights agreement and warrants in connection with a private placement (see Note 15). Based on the interpretive guidance in EITF Issue No. 05-4, view C, since the registration rights agreement includes provisions for liquidated damages, the Company determined that the registration rights are a derivative liability. However due to the registration statement becoming effective in August 2005 and other relevant factors, the value of the registration rights was deemed to be de minimus and therefore no liability was recorded in the consolidated financial statements.

FBO AIR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - Summary of Significant Accounting Policies, continued

Recently Issued Accounting Pronouncements, continued

In June 2005, the Emerging Issued Task Force of the FASB (“EITF”) reached consensus on Issue No. 05-6, “Determining the Amortization Period for Leasehold Improvements (“EITF 05-6”). EITF 05-6 provides guidance on determining the amortization period for leasehold improvements acquired in a business combination or acquired subsequent to lease inception. The guidance in EITF 05-6 will be applied prospectively and is effective for periods beginning after June 30, 2005. EITF 05-6 is not expected to have a material effect on the Company’s consolidated financial position or results of operations.

On September 28, 2005, the FASB ratified the following consensus reached in EITF Issue 05-8 (“Income Tax Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature”) (“EITF 05-8”): a) The issuance of convertible debt with a beneficial conversion feature results in a basis difference in applying FASB Statement of Financial Accounting Standards SFAS No. 109, Accounting for Income Taxes. Recognition of such a feature effectively creates a debt instrument and a separate equity instrument for book purposes, whereas the convertible debt is treated entirely as a debt instrument for income tax purposes. b) The resulting basis difference should be deemed a temporary difference because it will result in a taxable amount when the recorded amount of the liability is recovered or settled. c) Recognition of deferred taxes for the temporary difference should be reported as an adjustment to additional paid-in capital. This consensus is effective in the first interim or annual reporting period commencing after December 15, 2005, with early application permitted. The effect of applying the consensus should be accounted for retroactively to all debt instruments containing a beneficial conversion feature that are subject to EITF Issue 00-27 , “Application of Issue No. 98-5 to Certain Convertible Debt Instruments” (and thus is applicable to debt instruments converted or extinguished in prior periods but which are still presented in the financial statements). The adoption of this pronouncement is not expected to have a material impact on the Company's financial statements.

In September 2005, the EITF reached consensus on, Issue No. 05-7, “Accounting for Modifications to Conversion Options Embedded in Debt Instruments” (“EITF 05-7”) beginning in the first interim or annual reporting period beginning after December 15, 2005. Early application of this guidance is permitted in periods for which financial statements have not yet been issued. The disclosures required by Statement 154 should be made excluding those disclosures that require the effects of retroactive application. EITF 05-7 is not expected to have a material effect on the Company’s consolidated financial position.

FBO AIR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - Acquisitions

 Acquisition of Tech Aviation Service, Inc.
On March 31, 2005, FBO Air purchased 100% of the outstanding shares of Tech Aviation Service, Inc. (“Tech Aviation”), a fixed base operator conducting business in the Northeast. Under the terms of the acquisition agreement, FBO Air paid cash at closing of approximately $2,256,000, applied a deposit of $10,000 and issued notes payable to the Tech Aviation stockholders with a face value aggregating $500,000. The notes bear no stated interest. The notes were discounted at a market interest rate of 5% per annum and recorded at the net discounted value of $432,948. These notes are to be repaid with five annual payments aggregating $100,000 annually, beginning on March 31, 2006.

All assets and liabilities of Tech Aviation have been recorded in the Company’s consolidated balance sheet at their fair values at the date of acquisition. Identifiable intangible assets and goodwill relating to the purchase approximated $1,958,000. Identifiable intangible assets included trade names and customer relationships of $100,000 and $20,000, respectively. Trade names have an indefinite life. Customer relationships will be amortized over an estimated useful life of three years.

FBO AIR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - Acquisitions, continued

The following table details the allocation of the purchase price:

Fair Value
Cash	$167,329
Accounts receivable	237,117
Inventory	99,752
Prepaid expenses	52,331
Equipment	579,785
Intangible assets - trade names	100,000
Intangible assets - customer relationships	20,000
Goodwill	1,838,284
Accounts payable and accrued expenses	(334,776)
Long term debt	(60,681)

Total	$2,699,141

FBO Air purchased Tech Aviation on March 31, 2005. Therefore, the results of Tech Aviation from April 1, 2005 through December 31, 2005 are reflected in the Company’s results for the year ended December 31, 2005.

 Acquisition of Central Plains Aviation, Inc.
On March 31, 2005, a subsidiary of FBO Air purchased certain assets of Central Plains Aviation, Inc. (“Central Plains”), a fixed base operator conducting business in Kansas. Under the terms of the acquisition agreement, FBO Air paid cash at closing of $466,000 and issued a note payable to the Central Plains shareholder for $240,000. This note matures in September 2006, bears an interest rate of 5% per annum, and is payable in six quarterly installments of approximately $42,000 each, with the first installment due June 30, 2005.

The Central Plains assets have been recorded in the Company’s consolidated balance sheet at their fair values at the date of acquisition. Identifiable intangible assets and goodwill relating to the purchase approximated $560,000. Identifiable intangible assets included customer relationships of $30,000. Customer relationships will be amortized over an estimated useful life of three years.

FBO AIR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - Acquisitions, continued

The following table details the allocation of the purchase price:

Fair Value
Inventory	$30,952
Equipment	115,000
Intangible assets - customer relationships	30,000
Goodwill	530,000

Total	$705,952

A subsidiary of FBO Air purchased certain assets of the former Central Plains on March 31, 2005. Accordingly, the results of Central Plains from April 1, 2005 through December 31, 2005 are reflected in the Company’s results for the year ended December 31, 2005.

 Acquisition of Airborne, Inc.
On September 23, 2005, FBO Air purchased 100% of the outstanding shares of Airborne, Inc. (“Airborne”), a charter management company conducting business in the Northeast. Under the terms of the acquisition agreement, FBO Air paid cash of $1,400,000 and issued 2,333,334 shares of the Common Stock valued at $630,000 at closing aggregating $2,030,000. The acquisition was funded by proceeds received from the issue of a term note, aggregating $1,500,000, payable to a related party (See Note 10).

FBO AIR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - Acquisitions, continued

All assets and liabilities of Airborne have been recorded in the Company’s consolidated balance sheet at their fair values at the date of acquisition. Identifiable intangible assets and goodwill relating to the purchase approximated $2,736,486. Identifiable intangible assets included the trade name, customer relationships and non-compete agreements of $320,000, $310,000 and $280,000, respectively. The trade name has an indefinite life. Customer relationships and the non-compete agreements will be amortized over their estimated life, which is approximately three years.

The following table details the allocation of the purchase price:

Fair Value
Accounts receivable	$2,962,390
Inventory	56,870
Prepaid expenses	33,980
Equipment	458,278
Deposits	1,500
Intangible assets - trade name	320,000
Intangible assets - customer relationships	310,000
Intangible assets - non-compete agreements	280,000
Goodwill	1,826,486
Accounts payable and accrued expenses	(4,119,216)
Debt	(100,288)

Total	$2,030,000

FBO AIR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - Acquisitions, continued

 Pro forma
The following table presents the unaudited pro forma combined results of operations of FBO Air, Tech Aviation, Central Plains, and Airborne for each of the years ended December 31, 2005 and 2004, as if the three subsidiaries had been acquired at the beginning of each of the periods, respectively:

	Year Ending December 31, 2005	Year Ending December 31, 2004
Revenues:
Net sales	$25,021,806	$16,749,389

Net loss applicable to common stockholders	$(3,960,441)	$(4,031,998)

Basic and diluted net loss per common share	$(0.32)	$(0.38)

Weighted average of common shares outstanding - basic and diluted	12,442,828	10,487,723

The pro-forma combined results are not necessarily indicative of the results that actually would have occurred if the acquisitions had been completed as of the beginning of the years ended December 31, 2005 and 2004, nor are they necessarily indicative of future consolidated results.

FBO AIR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - Inventory

Inventory consists primarily of aviation fuel, which the Company dispenses to its customers. Inventory amounted to $191,254 as of December 31, 2005.

NOTE 7 - Property and Equipment

Property and equipment as of December 31, 2005 consisted of the following:

	December 31,	Estimated
	2005	Useful Life
Aircraft	$564,785	7 - 15 years
Vehicles	230,000	5 - 7 years
Office furniture and equipment	163,508	7 years
Tools and shop equipment	246,075	7 - 15 years
Leasehold improvements	36,347	7 - 10 years
Total	$1,240,715
Less: accumulated depreciation and amortization	(88,717)
Property and equipment, net	$1,151,998

Depreciation and amortization expense for the years ended December 31, 2005 and 2004 was approximately $89,000 and $0, respectively.

NOTE 8 - Note Receivable

On May 26, 2005, the Company loaned $350,000 as a note receivable to a fixed base operator who was a potential acquisition target of the Company ("the Maker").  The note bears interest at 10% per annum and such interest only shall be paid quarterly, starting upon the three-month anniversary of the secured note.  The note may be prepaid at any time. The Company was granted a security interest in all tangible property, goods and accounts of the Maker. Further, the Company has been granted an option to purchase the FBO owned by Maker, such option to expire one year from date of grant of option.  The Company expected to apply this loan against the potential acquisition and therefore has classified the loan as a non-current asset on the accompanying balance sheet (See Note 20).

FBO AIR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - Intangible Assets

Intangible assets consist exclusively of amounts related to the acquisitions of Tech Aviation, Central Plains and Airborne (See Note 5).

The estimated amortization of amortizable intangible assets for the three years ending December 31, 2008 is as follows:

For the years ending December 31,	Total	Non-Compete Agreements	Customer Relationships
2006	$213,000	$93,000	$120,000
2007	213,000	93,000	120,000
2008	160,000	68,000	92,000
Total	$586,000	$254,000	$332,000

During the year ending December 31, 2005, the Company recorded amortization expense related to the acquired amortizable intangibles of approximately $53,500.

The weighted average amortization period for amortizable intangibles is 3.0 years and has no residual value.

FBO AIR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 - Notes Payable

Notes payable - other, at December 31,2005 consisted of:	Outstanding Balance at December 31, 2005
Notes payable to:
Wilkes-Barre/Scranton International Airport, due September 2007	$60,681
Banks - Airborne (See Note 5)	77,733
Sellers - Tech Aviation	432,949
Seller - Central Plains	162,335
Subtotal	733,698

Less: current portion	(296,012)

Total - long term	$437,686

Aggregate annual maturities of long-term debt are as follows:

For the years ending December 31	Total Amount	Acquisition Notes	Other
2006	$296,012	$240,687	$55,325
2007	140,077	82,270	57,807
2008	111,667	86,384	25,283
2009	185,942	185,942	--
Total	$733,698	$595,283	$138,415
Less-current portion	(296,012)
Long-term portion	$437,686

FBO AIR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 - Term Loan - Related Party

The acquisition of Airborne was funded by a term note payable with a face value of $1,500,000 which matures on March 22, 2006, and bears an annual interest rate of 4.25% through the initial maturity date. FBO Air has elected to exercise the option to extend the maturity date to September 23, 2006, whereupon the promissory note bears an interest rate of 9.25% per annum for the duration of the extended period. Airborne granted the holder a security interest in its accounts receivable, all of its deposit accounts, all monies now and hereafter in the possession or under the control of Airborne or the Company and all products and proceeds of the foregoing personal property. FBO Air’s chairman of the board and an entity owned by one of its other directors are the members of the holder’s entity.

In conjunction with the issuance of the term note, FBO Air also issued a five-year warrant to purchase a total of 1,200,000 shares of the Common Stock at an exercise price of $0.60 per share. The Company allocated $35,000 of the aggregate proceeds from the term notes to the warrant as an original issuance discount, which represented the relative fair value of the warrant at the date of issuance, and amortizes the discount to interest expense over the life of the term note. The amount amortized to interest expense for the year ended December 31, 2005 was approximately $20,000.

FBO AIR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 - Income Taxes

As of December 31, 2005, the Company had federal net operating loss carryforwards of $1.6 million expiring in various years through 2025, portions of which may be used to offset future taxable income, if any. The Company has deferred tax assets arising from such operating losses for which a full valuation allowance has been established since it is more likely than not that the deferred tax assets will not be realized in future periods.

The Company accounts for income taxes under SFAS No. 109, “Accounting for Income Taxes” (SFAS 109”). Under SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between their financial statement carrying amounts and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company’s ability to utilize its NOL carryforwards may be subject to an annual limitation in future periods pursuant to Section 382 of the Internal Revenue Code of 1986, as amended.

FBO AIR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 - Income Taxes, continued

The Company’s deferred tax assets and deferred tax liabilities (using a federal corporate income rate of approximately 34%) consisted of the following:

	December 31,
Deferred tax assets:	2005	2004
Operating loss carryforwards	$547,852	$3,638
Allowance for doubtful accounts	75,459	-
Deferred start up costs	92,642	99,259
Property and equipment	7,972	-
Intangible assets	7,025	-
Accrued expenses	23,210	-

Total deferred tax assets	754,160	102,897

Deferred tax liabilities:
Excess of book basis;
Amortizable, intangible assets & goodwill	(9,010)	-
Subtotal	745,150	102,896

Valuation Allowance	(745,150)	(102,896)

Net deferred tax assets	$—	$—
Increase in valuation allowance	$642,254	$102,896

As a result of the Company’s significant operating loss carryforwards and the corresponding valuation allowance, no income tax benefit has been recorded at December 31, 2005 and 2004. The provision for income taxes using the statutory federal tax rate as compared to the Company's effective tax rate is summarized as follows:

	December 31,
	2005	2004
Tax benefit at statutory rate	(34.0)%	(34.0)%
State income taxes	(6.0)%	(6.0)%
Adjustment to change in valuation allowance	40.0%	40.0%
Effective income tax rate	-	-

FBO AIR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 - Convertible Notes

In April 2004, FBO Air entered into a convertible note agreement (the “Agreement”) with a group of investors (“Investors”) who purchased five-year, 8% convertible notes in the aggregate principal amount of $400,000 as follows: a) $130,000 upon signing and b) $270,000 upon the later to occur of: 1) the reverse merger transaction and 2) the acquisition of a fixed base operator as defined in the Agreement. The convertible notes were scheduled to mature in April 2009, with interest payable quarterly, beginning with the first interest payment, which was due December 1, 2004. During January 2005, FBO Air entered into an amendment of the Agreement with the Investors whereby the due date of the first interest payment was deferred to the date of closing of the first fixed base operator acquisition.

In April 2004, FBO Air received proceeds from the sale of the initial $130,000 of convertible notes under the Agreement. During August 2004, October 2004, November 2004, December 2004 and January 2005, the Investors waived one provision under the Agreement and funded the sale of $125,000, $45,000, $40,000, $40,000 and $20,000, respectively, of convertible notes under the Agreement, representing funding of the full amount.

FBO Air had the option to pay interest in cash or shares of the Common Stock. For the purpose of determining the number of shares to be issued in payment of interest, such shares were to be valued at the average of their fair market value during the five trading days preceding the interest payment date. The notes plus accrued interest were convertible through the maturity date into 40% (at the time of conversion), as defined in the Agreement, of FBO Air’s outstanding shares of the Common Stock. In addition, the holders had certain piggyback registration, tag along and other rights as defined in the Agreement. The Company was required to maintain certain financial and other covenants. On March 31, 2005, the holders converted the entire $400,000 of convertible notes into 4,018,376 shares of the Common Stock.

FBO AIR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 - Senior Secured Notes

In connection with a private placement closed on March 31, April 8 and April 15, 2005, FBO Air issued Senior Secured Notes aggregating $1,496,324 due March 31, 2008 or April 8, 2008 (the ”Senior Secured Notes”) (See Note 15). The Senior Secured Notes were recorded at their pro-rata estimated fair value in relation to the proceeds received on the date of issuance of $291,783. The discount of $1,204,541, recorded for the Senior Secured Notes will be accreted to interest expense over three years using the effective interest method. Accretion of $302,668 was recorded during the year ended December 31, 2005.

The Senior Secured Notes issued on March 31, April 8 and April 15, 2005 carry a maturity date of three (3) years; bear interest at the rate of 10% per annum: are secured by the current and to be acquired assets of FBO Air and its present and future subsidiaries; and are subject to certain covenants of the Company.

NOTE 15 - Stockholders’ Equity

On January 4, 2004 (date of incorporation), the Company capitalized the deficit of $104,393 incurred for the period from January 17, 2003 (date of inception) through December 31, 2003, during which time, prior to incorporation, the Company operated as a proprietorship.

On January 4, 2004, amounts owed to affiliates of $94,818 were contributed to additional paid-in capital.

During June 2004, FBO Air issued 1,906,250 shares of the Common Stock as consideration for services performed by various individuals valued in the aggregate amount of $69,227.

On August 20, 2004, FBO Air issued 1,504,397 shares of the Common Stock in connection with its reverse merger with Shadows Bend and the assumption of existing Shadows Bend liabilities of $19,151. In connection therewith, Shadows Bend’s stockholders approved a 1 for 4 reverse stock split, increased the authorized common shares to 100,000,000 and authorized 10,000,000 shares of preferred stock.

On September 23, 2005, FBO Air issued 2,333,334 shares of the Common Stock at $0.27 per share with a total value of $630,000 in connection with the purchase of Airborne.

During November and December 2005, FBO Air received cash of $12,847 upon the exercise of warrants to purchase 21,413 shares of the Common Stock.

During October and December 2005, holders of 92 shares of the Convertible Preferred Stock converted their shares and were issued 1,516,667 shares of the Common Stock.

Private Offering
On March 31, April 8 and April 15, 2005, FBO Air issued $1,496,324 in aggregate principal amount of Senior Secured Notes (See Note 14), $2,992,660 (597 shares) of the Series A Convertible Preferred Stock (the “Convertible Preferred Stock”) and warrants (the “Warrants”) to purchase an aggregate of 2,992,660 shares of the Common Stock. This closing resulted in gross proceeds of $4,488,976.

The Senior Secured Notes, the Convertible Preferred Stock and the Warrants were recorded at their pro rata estimated fair value in relation to the proceeds received on the date of issuance. There was a further beneficial conversion feature discount recorded again the fair value of the convertible preferred stock (See below). In connection herewith, the warrants were recorded at a value of $920,060.

In conjunction with this offering, the placement agent was paid cash fees of approximately $508,000 and was granted warrants to purchase approximately 1,297,000 shares of the Common Stock with a fair market value, using the Black Scholes model, on date of issue of approximately $1,758,000. The total of these fees have been capitalized and charged to equity as deferred financing costs to be amortized over a three-year period.

On March 31, 2005, FBO Air sold, in a related private placement, an additional $1,250,000 (250 shares) of the Convertible Preferred Stock and warrants to purchase an aggregate of 625,000 shares of the Common Stock. Of the total sold, $100,000 was received in advance from investors during February 2005. The remaining amount was received in cash at closing. The placement agent received neither cash nor warrant compensation for this issue.

The Convertible Preferred Stock was initially recorded at its stated value of $4,242,660, less the discount amount to record the value of the beneficial conversion feature, as outlined below.

FBO AIR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 - Stockholders’ Equity, continued

The terms of the securities issued on March 31, 2005 are described below:

Series A Convertible Preferred Stock - Mandatorily Redeemable
During February 2005, FBO Air authorized the issuance of 1,000 shares of preferred stock, designated as Series A Convertible Preferred Stock, each share having a Stated Value (“Stated Value”) of $5,000. These shares provide for cumulative dividends at the annual rate of 8%, payable quarterly, and mature three years from the date of issue. The cumulative dividend, at the option of FBO Air, may be paid either in cash or by the issuance of additional shares of the Convertible Preferred Stock.

The holders of the Convertible Preferred Stock and the holders of the shares of the Common Stock vote as a single class, with the holders of the Convertible Preferred Stock having the number of votes based upon the formula for the conversion to shares of the Common Stock, as provided below. The holders of the Convertible Preferred Stock have the right to elect one director to FBO Air’s Board of Directors or to have one observer at Board meetings.

The Convertible Preferred Stock is convertible into shares of the Common Stock. The shares shall automatically convert upon (a) FBO Air’s realization of gross proceeds exceeding $5,000,000 from the sale of equity securities (a “Qualified Follow-On Offering”), separate and apart from the March and April 2005 Private Offering, or (b) at such time as the traded price of the Common Stock exceeds 2.5 times the Initial Conversion Price (“Conversion Price”) for a period of 20 consecutive trading days and during such period the trading volume each day has exceeded 200,000 shares and, under both (a) and (b), the shares subject to conversion are fully registered shares. At the option of the holder, the shares, in whole or in part, may be converted at any time.

Subject to certain adjustments, as provided in the certificate of designations, the Conversion Price is $0.30 per share. Each share of the Convertible Preferred Stock will convert into that number of shares of the Common Stock determined by dividing the Stated Value of each share of the Convertible Preferred Stock by the Conversion Price. In the case of a mandatory conversion on account of a Qualified Follow-on Offering, then at the option of the holder, the shares shall be converted at (a) the Conversion Price, or (b) at the same price that such securities are being sold in such Qualified Follow-On Offering, with the holder, in this case, also receiving a premium of an additional 10% in the number of such shares. Under certain conditions whereupon FBO Air sells shares of the Common Stock at a price below the Conversion Price, then the Conversion Price shall be reduced, as provided for in the agreement.

On the third anniversary of the original date of issue of the Convertible Preferred Stock, FBO Air shall redeem for cash all remaining outstanding shares at a redemption price equal to the aggregate Stated Value, plus all accrued and unpaid dividends.

In the event of a liquidation of the Company, the holders of the Convertible Preferred Stock then outstanding will be entitled to receive 115% of the stated value of each share, plus any accrued and unpaid dividends.

In connection with the issuance of the Preferred Stock issuance the Company entered into a registration rights agreement.  Under the terms of this registration rights agreement, the Company was to file a Registration Statement with the Securities and Exchange Commission no later than sixty days from the Closing Date and use its best efforts to ensure that this Registration Statement would be declared effective within 120 days from the Closing Date.  In the event that the registration statement was not declared effective or the Company fails to maintain an effective registration, the Company was or is to pay a cash amount equal to 1% per month of the original investment.  Pursuant to EITF  05-4 the registration rights agreement has all the characteristics of a derivative and, therefore should be accounted for as a liability. However due to the registration statement becoming effective in August 2005 and other relevant factors, the value of the registration rights was deemed to be de minimus and therefore no liability was recorded in the consolidated financial statements.

Beneficial Conversion Feature
Under the terms of the Convertible Preferred Stock, the holders may convert these securities into the Common Stock at a fixed price of $0.30, subject to certain anti-dilutive adjustments. At March 31, 2005, the date of issuance, this fixed conversion price represented a discount to the market value of the Common Stock, which was a quoted price of $1.75 per share. This difference in price is considered a benefit of the conversion feature in the security. This benefit was calculated and its value exceeded the face amount of the issued Convertible Preferred Stock. FBO Air is required to record the value of this beneficial conversion feature, but at an amount not greater than the face amount of the related Convertible Preferred Stock. Accordingly, FBO Air has recorded this beneficial conversion feature discount of approximately $4,243,000 as a reduction to the Convertible Preferred Stock and as a credit to additional paid in capital. The beneficial conversion feature discount to the Convertible Preferred Stock will be accreted to its stated value over a three-year period and $1,065,625 in accretion of discount was recorded for the year ended December 31, 2005.

FBO AIR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 - Stockholders’ Equity, continued

Beneficial Conversion Feature, continued
During the year ended December 31, 2005, 92 shares of the Convertible Preferred Stock were converted to 1,516,667 shares of the Common Stock, and unamortized discounts aggregating $345,722 associated with the converted shares have been charged to accumulated deficit. Total accretion of discount for the year ended December 31, 2005 was $1,411,347 and was reflected as a deemed dividend to the preferred stockholders

Under a mandatory redemption provision, FBO Air is required to redeem the Convertible Preferred Stock by March 31, 2008, if not already converted by the holders into the Common Stock. The shares shall be redeemed at their stated value of $5,000 per share.

As of December 31, 2005, dividends of $254,122 have been accrued on the Convertible Preferred Stock. No dividends were declared or paid on July 1, 2005 and September 1, 2005 because, on such dates, the total assets of the Company did not exceed the sum of its total liabilities and the liquidation preference on the Convertible Preferred Stock. Under Nevada law, no dividends may be declared or paid under such circumstances, so the dividends were accrued.

Warrants
On March 31, April 8 and April 15, 2005, FBO Air issued warrants to purchase shares of the Common Stock aggregating approximately 3,620,000 to investors and 1,296,000 to the placement agent. Each warrant, which vests immediately, provides a five-year right to purchase a share of the Common Stock at the initial exercise price (the “Warrant Exercise Price”) of $0.60 per share, with such price and the number of shares to be adjusted in the event of stock splits and certain other events, as provided in the agreement, and upon the sale by FBO Air of additional equity securities at a price below the Warrant Exercise Price. At the option of FBO Air, the warrants may be redeemed at any time, in whole, but not in part, at a price of $0.01 per share provided that: (a) there is an effective registration statement covering the resale of the warrant shares; (b) the volume weighted average closing price of the Common Stock for the prior 20 trading days is not less than 250% of the Warrant Exercise Price; and (c) the average daily trading volume of the Common Stock is not less than 200,000 shares per day during such 20-day trading period.

FBO AIR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 - Stockholders’ Equity, continued

Warrants, continued
On September 23, 2005, FBO Air issued a warrant to purchase shares of the Common Stock totaling 1,200,000 to a lender in conjunction with the issuance of a term note. The warrant, which vested immediately, was issued to an entity owned by FBO Air’s chairman and an affiliate of another director. The warrant provides a five-year right to purchase a share of the Common Stock at the initial exercise price (the “Warrant Exercise Price”) of $0.60 per share, with such price and the number of shares to be adjusted in the event of stock splits and certain other events, as provided in the agreement, and upon the sale of additional equity securities at a price below the Warrant Exercise Price. At the option of FBO Air, the warrant may be redeemed at any time, in whole, but not in part, at a price of $0.01 per share provided that: (a) there is an effective registration statement covering the resale of the warrant shares; (b) the volume weighted average closing price of the Common Stock for the prior 20 trading days is not less than 250% of the Warrant Exercise Price; and (c) the average daily trading volume of the Common Stock is not less than 200,000 shares per day during such 20-day trading period.

A summary of the status of the Company’s warrants and the changes during the years then ended December 31, 2005 and 2004 is presented in the table below:

	Number of	Weighted Average
	Warrants	Exercise Price
Balance, January 1, 2004	-	$-
Granted	-	-
Exercised	-	-
Forfeited	-	-

Balance, December 31, 2004	-	$-
Granted	6,116,534.60
Exercised	(21,413)	.60
Forfeited	-	-

Balance, December 31, 2005	6,095,121	$.60

FBO AIR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 - Stockholders’ Equity, continued

Warrants, continued
A summary of the Company’s stock warrants outstanding and exercisable at December 31, 2005 is presented in the table below:

Exercise Price	$.060

Outstanding	6,095,121

Weighted average remaining contractual life of warrants outstanding (in years)	4.5

Exercisable	6,095,121

Stock Options
During September 2004, the Board of Directors granted options to purchase an aggregate of 150,000 shares, 25,000 to each of the four independent directors and 50,000 to a consultant/stockholder of FBO Air. These options have an exercise price of $0.01 per share and expire four years from the date of grant. These options vested at the first anniversary of the date of grant. Options granted to non-employees are accounted for under SFAS No. 123, whereby compensation measurement of equity awards is based on their fair value. The fair market value of these options estimated at the date of grant using the Black-Scholes option pricing model was not deemed material.

Effective April 1, 2005, the Board of Directors granted options to purchase an aggregate of 750,000 shares of the Common Stock. An option expiring March 31, 2010 to purchase 250,000 shares of the Common Stock was granted to each of (i) Robert J. Ettinger, who was elected as a Vice Chairman of the Board and the Chief Operating Officer of FBO Air; (ii) Jeffrey M. Trenk, who was elected as a Vice Chairman of the Board and the Executive Vice President of Business Development of FBO Air; and (iii) Ronald J. Ricciardi, the President and Chief Executive Officer of FBO Air. These options are exercisable at $1.60 per share, the closing sales price on April 1, 2005, and vested immediately upon the grant date.

FBO AIR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 - Stockholders’ Equity, continued

Stock Options, continued
Effective September 23, 2005, the Board of Directors granted to John H. Dow, employed in the office of Chief Executive of Airborne, an option expiring September 23, 2010 to purchase 250,000 shares of the Common Stock,. The option is exercisable at $0.33 per share, the closing sales price on September 22, 2005, and vested immediately upon the grant date.

During December 2005, the Board of Directors approved the 2005 Stock Option Plan (the “Plan”). The Plan is administered by FBO Air’s compensation committee and provides for 7,500,000 shares of Common Stock to be reserved for issuance under the Plan. Directors, officers, employees, and consultants of the Company are eligible to participate. The Plan provides for the awards of incentive and non-statutory stock options. The Committee determined the vesting schedule to be up to five years at the time of grant of any options under the Plan, and unexercised options will expire in ten years. The exercise price is to be equal to at least 100% of the fair market value of a share of Common Stock, as determined by the Committee, on the grant date.

Effective December 13, 2005, four non-employee directors were granted options under the Plan, expiring three years after date of grant to purchase, in the aggregate, 100,000 shares of the Common Stock. These options are exercisable at $.64 and vest one year from date of the grant.

A summary of the status of the Company’s stock option activity is presented in the table below:

		Weighted
	Number of Options	Average Exercise Price
Balance, January 1, 2004	-	$-
Granted	150,000.01
Exercised	-	-
Forfeited	-	-

Balance, December 31, 2004	150,000	$.01
Granted	1,100,000	1.22
Exercised	-	-
Forfeited	-	-

Balance, December 31, 2005	1,250,000	$1.08

FBO AIR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 - Stockholders’ Equity, continued

Stock Options, continued
A summary of the Company’s stock options outstanding and exercisable at December 31, 2005 is presented in the table below:

	Option exercise price				Total

	$.01	$0.33	$0.64	$1.60

Outstanding	150,000	250,000	100,000	750,000	1,250,000

Weighted average remaining contractual life of options outstanding (in years)	2.75	4.75	2.75	4.25

Exercisable	150,000	250,000	0	750,000	1,150,000

NOTE 16 - Employee Benefit Plan

Tech and Airborne both maintained 401k plans prior to their acquisition by FBO Air. Those plans are in the process of being merged and will cover all employees. The newly merged FBO Air Plan will require the Company to match 50% of each participant's contribution up to 6% of salary. The Company's contribution vests over a five-year period on a twenty percent per year basis. The Company's contribution to the plans totaled approximately $10,000 for the year ended December 31, 2005.

NOTE 17 - Commitments and Contingencies

Operating Leases

The Company leases facilities from the City of Garden City, Kansas. Effective on April 1, 2005 and, in conjunction with the Company’s purchase of the fixed base operator assets in Garden City, Kansas, the Company executed a new lease which provides for: (a) a ten-year lease term expiring March 31, 2015, with two five-year renewal periods; (b) a base rent of $1,550 and $1,750 per month for years one through five and years six through ten of the lease, respectively. In addition a fuel flowage fee of $.06 per gallon of fuel received by the Company will be due monthly. The fuel flowage fee is to be reviewed annually by the Garden City Regional Airport, the City of Garden City, and the Company.

FBO AIR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17 - Commitments and Contingencies, continued

Operating Leases, continued

Future minimum rental payments under the Company’s operating leases are as follows for both related and non related parties:

For the year ended		Related
December 31,	Total	Party	Other
2006	$260,582	$160,582	$100,000
2007	254,182	160,582	93,600
2008	254,182	160,582	93,600
2009	254,182	160,582	93,600
2010	255,982	160,582	95,400
2011 and thereafter	1,876,356	1,605,820	270,536
TOTAL	$3,155,466	$2,408,730	$746,736

The Company leases a facility under the terms of a Fixed Base Operator’s Lease and Operating Agreement with the Wilkes-Barre/Scranton International Airport. The agreement is for an initial term of ten years with two five-year renewal periods. The agreement requires payment of monthly rents of $6,250 plus additional payments based on certain of the Company’s revenues. These include per-gallon fees for certain fuel sales and commissions on landing, parking, tie-down and other types of fees charged by the Company to its aviation customers.

The Company leases its facilities in Elmira, New York from an officer of the Company and a related party. The term is 15 years (subject to renewals at the option of Airborne at least 60 days prior to the expiration of the term). The annual rent is $160,582, payable in advance in equal monthly installments of $13,382. Beginning on the fifth anniversary of the commencement date of the lease, and annually each year thereafter, the annual rent shall increase or decrease by the increase or decrease in the applicable Consumer Index Price. The Company has paid a $25,000 security deposit with respect to this lease. During the year ended December 31, 2005, the Company paid approximately $43,000 in rent expense under this lease.

The Company leases refueling trucks and airplanes. The refueling trucks lease on a month-to-month basis. As of December 31, 2005, the refueling truck lease required monthly rental payments of approximately $6,000. Several airplane leases require monthly rental payments based upon the number of hours that the planes are used.

Consulting Agreement
The Company entered into a six-month engagement agreement (the “Consulting Agreement”) with a financial advisor in April 2004, whereby the financial advisor was to provide advisory services for financial structuring and planning, bridge financing, special situation transactional services and private equity financing. The Consulting Agreement called for an initial fee of $15,000 plus $5,000 per month for six months, payable after the closing of the first fixed base operator acquisition (which occurred on March 31, 2005). Included in accrued expenses at December 31, 2005 is an obligation of $45,000 pursuant to this Consulting Agreement.

Employment Agreements
On March 31, 2005, the Board of Directors authorized execution of the First Amendment effective April 1, 2005 (the "First Amendment") to the employment agreement (the “Ricciardi Employment Agreement’) for Ronald J. Ricciardi, FBO Air’s President and CEO. The First Amendment provided that Mr. Ricciardi's employment under the Ricciardi Employment Agreement was effective April 1, 2005 and will continue for three years thereafter subject to automatic one-year renewals. The First Amendment increased his base salary to $175,000. Mr. Ricciardi is to be granted an option each April 1 during the initial term to purchase 250,000 shares of the Common Stock. The first option was granted effective April 1, 2005.

On March 31, 2005, FBO Air entered into an employment agreement dated as of April 1, 2005 (the "Ettinger Employment Agreement") with Robert J. Ettinger. Pursuant to the Ettinger Employment Agreement, Mr. Ettinger is employed as the Chief Operating Officer of FBO Air and as the President of its executive jet management group. The term of the Ettinger Employment Agreement is for three years, which commenced April 1, 2005, and thereafter automatically renews for additional one-year periods. Mr. Ettinger's base annual salary is $150,000 and he is guaranteed an annual bonus payment of $100,000, both the salary and the bonus payment to be paid in equal monthly installments. In addition, he may receive an annual performance bonus based on the Board's evaluation of the Company's (particularly the Division's) performance and his performance. Mr. Ettinger is to be granted an option each April 1 during the initial term to purchase 250,000 shares of the Common Stock. The first option was granted effective April 1, 2005.

FBO AIR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17 - Commitments and Contingencies, continued

Employment Agreements, continued
On March 31, 2005, FBO Air elected Jeffrey M. Trenk as an officer of FBO Air, terminated Mr. Trenk’s consulting agreement and entered into an employment agreement with Mr. Trenk dated April 1, 2005 (the "Jeffrey Trenk Employment Agreement"). Pursuant to the Jeffrey Trenk Employment Agreement, Mr. Trenk is employed as the Executive Vice President of Business Development of FBO Air. The term of the Jeffrey Trenk Employment Agreement is for three years, which commenced April 1, 2005, and thereafter automatically renews for additional one-year periods. Pursuant to Jeffrey Trenk Employment Agreement, Mr. Trenk's base annual salary is $175,000. In addition, he is eligible to receive annually an incentive bonus equal to three percent of the Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) of the Company earned by meeting or exceeding the annual plan for EBITDA developed by management and approved by the Board annually. Mr. Trenk is to be granted an option each April 1 during the initial term to purchase 250,000 shares of the Common Stock. The first option was granted effective April 1, 2005.

On September 23, 2005, the Airborne and FBO Air entered into an employment agreement dated as of September 23, 2005 (the "Dow Employment Agreement") with John H. Dow. Pursuant to the Dow Employment Agreement, Mr. Dow is employed in the office of Chief Executive of Airborne. The term of the agreement is for three years, which commenced September 23, 2005, and thereafter automatically renews for additional one-year periods. Mr. Dow's base annual salary is $150,000. In addition, he may receive an annual performance bonus based on the Board's evaluation of Airborne’s performance and his performance. Mr. Dow is to be granted an option each September 23 during the initial term to purchase 250,000 shares of the Common Stock, commencing September 23, 2005.

Litigation
In early 2005, FBO Air was served with a complaint which names FBO Air, among others, as a defendant in a suit brought by a broker-dealer, seeking approximately $100,000 in damages arising from Shadows Bend canceling a stock certificate in the year 2002. Captioned Institutional Capital Management, Inc. vs Michael W. Sciacchetano, et. al., the suit is currently pending in the 215th Judicial District Court, Harris County, Texas. On March 28, 2005, FBO Air filed a general denial. Discovery is in the initial stages and mediation is set for mid-May 2006. FBO Air disputes the allegations and intends to vigorously defend itself in this matter.

FBO AIR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17 - Commitments and Contingencies, continued

Litigation, continued
On May 19, 2005, New World Aviation, Inc. (“New World”) instituted an action in the Supreme Court of the State of New York, County of New York, captioned “New World Aviation, Inc., Plaintiff, against Robert J. Ettinger, individually, and FBO Air, Inc., Defendants.” Since April 1, 2005, Mr. Ettinger has been the Chief Operating Officer of FBO Air and, since March 31, 2005, also a director. Until March 25, 2005, when he resigned, Mr. Ettinger had served as President (since October 15, 1998) of New World. In its amended complaint New World is seeking (a) to enjoin the Defendants from soliciting New World’s clients and employees allegedly using the confidential information which Mr. Ettinger learned in his “high-level position with New World” and (b) damages in an amount to be determined at trial against Mr. Ettinger for his alleged breach of fiduciary duties to New World. On June 20, 2005, FBO Air and Mr. Ettinger answered the complaint, asserting as affirmative defenses that (a) New World had forced Mr. Ettinger’s resignation by reneging on its promise to pay him a bonus for 2004, (b) New World is partly responsible for any alleged damages, (c) the identity of actual and potential New World clients is available from publicly available records, (d) any putative damages sustained by New World were caused by New World and third parties and (2) New World’s claims are barred by the statute of fraud. Mr. Ettinger also filed a counterclaim against New World for $25,000 relating to the 2004 bonus, to which New World has asserted certain affirmative defenses.

On September 6, 2005, the court denied New World’s motion for preliminary injunctive relief, which sought to bar the Company from soliciting New World’s customers or employees. The court also denied FBO Air’s motion for summary judgment. Despite such denial, based on the opinion of Wachtel & Masyr, LLP (a related party), its trial counsel, the Company is of the opinion that the likelihood of an adverse judgment against the Company or Mr. Ettinger is remote.

Management believes that the Company has good defenses and intends to vigorously contest these claims asserted against it.  However, the Company is unable to predict the outcome of these claims and, accordingly, no adjustments have been made in the consolidated financial statements in response to these claims.

FBO AIR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 18 - Client and Segment Data

The Company’s operations are conducted through two divisions - FirstFlight, which handles the charter management activities, and Tech Aviation, which operates the FBO business. Charter management is the business of providing on-call passenger (and/or cargo) air transportation. The Company implements charter services through a fleet of managed aircraft - owned by another person or entity for which FirstFlight provides regulatory and maintenance oversight while offering charter services. An FBO is the primary provider of services such as the fueling, hangaring, maintenance and repair to private/general aviation aircraft operators.

The FirstFlight division has its main facility in Elmira, New York and became part of the Company through the acquisition on September 23, 2005 of Airborne.

The following tables summarize financial information about the Company’s business segments for the year ending December 31, 2005 (in thousands):

For the Year Ending December 31, 2005
	Tech Aviation "FBO"	FirstFlight "Charter"	Corporate	Consolidated
Revenues	$4,546	$9,260	$-	$13,806

Income (Loss) from Operations	$140	$19	$(1,645)	$(1,486)

Identifiable Assets	$3,938	$7,480	$476	$11,894

Depreciation and Amortization	$71	$74	$-	$145

Interest Expense	$-	$-	$(466)	$(466)

Capital Expenditures	$81	$7	$-	$88

FBO AIR, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 19 - Related Party Information

During the Company's fiscal year ended December 31, 2004, Jeffrey M. Trenk (and his affiliates) and Ronald J. Ricciardi, as promoters of the Company, provided funds and services to the Company valued at $132,186 and $31,860, respectively, in exchange for the receipt of 1,536,573 and 369,677 shares, respectively, of the Common Stock. Mr. Trenk is currently the Executive Vice President for Business Development and a director of the Company. Mr. Ricciardi is currently the President, the Chief Executive Officer and a director of the Company. Airborne leases its principal facility in Elmira, NY from John H. Dow, an officer of the Company and a director of FBO Air, and his wife. See Note 17 to the consolidated financial statements. During the year ended December 31, 2005, the Company paid approximately $43,000 in rent to Mr. Dow. Airborne manages an aircraft owned by the family of William B. Wachtel, FBO Air’s chairman of the board and for which the amount due included in our accounts payable at December 31, 2005 amounted to approximately $179,000. During the year ended December 31, 2005 the Company recorded revenues and expenses of $1,300,000 and $1,100,000, respectively, related to its management of this aircraft.

On September 23, 2005, FBO Air issued a note payable to a holder, for which Mr. Wachtel and an entity owned by one of its other directors are the members of the holder's entity. This note payable has a face value of $1,500,000 and, for the initial period of 180 days, bore an annual interest rate of 4.25%. Effective March 22, 2006, the initial maturity date, FBO Air has elected to extend the maturity to September 23, 2006 with an interest rate of 9.25% per annum applicable to the extended period. Airborne granted the holder a security interest in its accounts receivable, all of its deposit accounts, all monies now and hereafter in the possession or under the control of Airborne or FBO Air and all products and proceeds of the foregoing personal property. During the year ended December 31, 2005, the Company recorded interest costs of approximately $17,000 under this note payable obligation.

Mr. Wachtel is also a senior partner of Wachtel & Masyr, LLP, corporate counsel to the Company. During the year ended December 31, 2005 and 2004, the Company was billed for legal services of approximately $300,000 and $98,000, respectively. At December 31, 2005, the Company has recorded in accrued expenses an obligation for legal fees of approximately $341,000 related to these legal services.

NOTE 20 - Subsequent Events

As discussed in Note 8, the Company loaned $350,000 as a note receivable to the Maker, a fixed base operator who was a potential acquisition target of the Company.   The Company was expected to apply this loan against the potential acquisition and therefore has classified the loan as a non-current asset on the accompanying balance sheet. On February 1, 2006, having declined to pursue the acquisition, the Company negotiated revised repayment terms whereby the Maker made a $200,000 cash payment with the balance of the principal, plus unpaid interest and the Company’s legal fees for a total of about $174,000, to be paid over a twenty-four month period with interest at a rate of six percent (6%) to be paid quarterly and the principal balance due upon maturity.

During January 2006, in settlement of certain obligations which were accrued at December 31, 2005, the Company paid $25,000 and issued 25,000 shares of the Common Stock to a former consultant.

During the period January through March 2006, 120 shares of the Convertible Preferred Stock were converted to 2,000,001 shares of the Common Stock.

During the period January through March 2006, holders exercised stock options, whereupon FBO Air  issued 207,435 shares of the Common Stock.

FBO AIR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
June 30, 2006
(Unaudited)

CURRENT ASSETS
Cash and cash equivalents	$ 867,885
Accounts receivable, net of allowance for
doubtful accounts of $215,635	4,040,186
Inventory	195,560
Prepaid expenses and other current assets	147,275
Total current assets	5,250,906

PROPERTY AND EQUIPMENT, net
of accumulated depreciation of $179,325	1,156,144

OTHER ASSETS
Deposits	26,500
Note receivable	150,000
Intangible assets - trade names	420,000
Other intangible assets, net of
accumulated amortization of $169,267	470,733
Goodwill	4,194,770
Total other assets	5,262,003
TOTAL ASSETS	$11,669,053

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$4,177,109
Customer deposits	723,017
Accrued expenses	1,090,885
Accrued interest and dividends	573,350
Term loan - related party	1,500,000
Notes payable - other - current portion	209,793
Total current liabilities	8,274,154

LONG-TERM LIABILITIES
Notes payable - other - less current portion	375,114
Senior secured notes payable - net of discount of $702,936	793,388
Total long-term liabilities	1,168,502

Total liabilities	9,442,656

MANDATORILY REDEEMABLE CONVERTIBLE
PREFERRED STOCK- net of discount of $1,774,955
$0.001 par value; 1,000 shares authorized;
Series A Cumulative Convertible - 625 shares issued
and outstanding, with rights to a cumulative 8% dividend
payable quarterly; liquidation preference of $3,980,148	1,356,029

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred stock - $.001 par value; authorized 10,000,000;
none issued and outstanding	-
Common stock - $.001 par value; authorized 100,000,000;
16,372,513 issued and outstanding	16,372
Additional paid-in capital	9,859,415
Deferred financing costs	(811,333)
Deferred compensation	(529,598)
Accumulated deficit	(7,664,488)

TOTAL STOCKHOLDERS' EQUITY	870,368

TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY	$11,669,053

See notes to condensed consolidated financial statements.

FBO AIR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Six Months Ended June 30,
	2006	2005

REVENUE	$19,670,841	$2,158,867
COST OF SALES	16,108,756	1,430,546
GROSS PROFIT	3,562,085	728,321

SELLING, GENERAL AND ADMINISTRATIVE
EXPENSES (including $271,469 and $- of stock based
compensation for the six months ended June 30, 2006 and 2005)	4,569,976	1,406,192

OPERATING LOSS	(1,007,891)	(677,871)

OTHER INCOME (EXPENSE)
OTHER INCOME	155,700	--
INTEREST INCOME	10,093	3,360
INTEREST EXPENSE	(373,493)	(154,208)

TOTAL OTHER INCOME (EXPENSE)	(207,700)	(150,848)

NET LOSS	$(1,215,591)	$(828,719)

Deemed dividend to preferred stockholders:
Amortization of discount	(1,056,348)	(352,625)

Amortization of deferred financing costs	(625,861)	(159,514)

Preferred stock dividend	(132,276)	(84,630)

Net loss applicable to common stockholders	$(3,030,076)	$(1,425,488)

Basic and Diluted Net Loss Per
Common Share applicable to common stockholders	$(0.19)	$(0.18)

Weighted Average Number of Common Shares
Outstanding - Basic and Diluted	15,816,809	8,079,317

See notes to condensed consolidated financial statements.

FBO AIR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS
OF CASH FLOWS
(Unaudited)

	For the Six Months Ended June 30,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,215,591)	$(828,719)
Adjustments to reconcile net loss to net cash used
in operating activities:
Depreciation and amortization	206,338	20,900
Amortization of debt discount	240,049	100,100
Stock based compensation	271,469	--

Changes in operating assets and liabilities:
Accounts receivable	(618,731)	(646,386)
Inventory	(4,305)	43,383
Prepaid expenses and other current assets	74,319	(83,385)
Due from stockholder	--	15,510
Accounts payable	27,197	555,508
Customer deposits	272,211	67,339
Accrued interest and dividends	68,963	--
Accrued expenses	285,138	11,050
TOTAL ADJUSTMENTS	822,648	84,019

NET CASH USED IN OPERATING
ACTIVITIES	(392,943)	(744,700)
CASH FLOWS FROM INVESTING ACTIVITIES
Issuance of note receivable		(350,000)
Repayment of note receivable	200,000
Purchase of equipment	(57,753)	(28,478)
Acquisition of FBOs, less cash acquired of $167,329	--	(2,554,818)
NET CASH PROVIDED BY (USED IN)
INVESTING ACTIVITIES	142,247	(2,933,296)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the sale of convertible notes	--	20,000
Repayment of notes	(211,869)	--
Deferred financing costs	--	(514,000)
Proceeds from the private placement	--	4,488,976
Proceeds from the Co-Investment	--	1,250,000
NET CASH (USED IN) PROVIDED BY
FINANCING ACTIVITIES	(211,869)	5,244,976
NET CHANGE IN CASH AND CASH EQUIVALENTS	(462,565)	1,566,950

CASH AND CASH EQUIVALENTS - Beginning	1,330,450	14,117
CASH AND CASH EQUIVALENTS - Ending	$867,885	$1,581,097

See notes to condensed consolidated financial statements.

FBO AIR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS
OF CASH FLOWS, CONTINUED
(Unaudited)

	For the Six Months Ended June 30,
	2006	2005

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the periods for:

Interest	$79,926	$--
Income taxes	$--	$--

Non-cash investing and financing activities:

Common stock issued to settle obligations	$48,125	$--
Cashless exercise of stock options	$207	$--
Redeemable convertible preferred stock converted to common stock	$650,000	$400,000
Notes issued for acquisitions	$--	$672,948
Purchase of equipment under capital lease	$37,000	$--

See notes to condensed consolidated financial statements.

FBO AIR, INC. AND SUBSIDIARIES
Notes To Condensed Consolidated Financial Statements
(Unaudited)

NOTE 1 - Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial statements and with the instructions to Form 10-QSB. Accordingly, they do not include all of the information and disclosures required for annual financial statements. These financial statements should be read in conjunction with the financial statements and related footnotes included in the FBO Air, Inc. and Subsidiaries (the “Company”) Annual Report on Form 10-KSB for the year ended December 31, 2005 filed on April 17, 2006, included elsewhere herein this prospectus.

In the opinion of the Company’s management, all adjustments (consisting of normal recurring accruals) necessary to make the Company’s financial position as of June 30, 2006 and the results of operations and statements of cash flows for the periods shown not misleading have been included.

The results of operations for the six months ended June 30, 2006 are not necessarily indicative of the results to be expected for any full year or any other interim period.

NOTE 2 - Nature of Operations

FBO Air was formed on January 17, 2003 (date of inception) as a proprietorship to acquire and operate fixed base operators. On January 2, 2004, FBO Air, Inc. (“FBO Air”) was incorporated in the State of Arizona. Fixed base operators are the primary providers of services to general aviation aircraft operators. The business strategy of FBO Air and its subsidiaries is to purchase and consolidate fixed base operators in the secondary and tertiary markets located within the United States and to expand its charter aircraft management operations.

From its inception, the Company had been in the development stage and its efforts up to March 31, 2005 had been principally devoted to the organizational activities of raising capital, recruiting and hiring of key personnel, and identifying and screening of potential acquisitions.

On March 31, 2005, FBO Air formed FBO Air-Wilkes-Barre (“FBO Wilkes-Barre”), a wholly-owned subsidiary, and then acquired the Common Stock of Tech Aviation Service, Inc. (“Tech”), a fixed base operator in Avoca, Pennsylvania.

On March 31, 2005, FBO Air formed FBO Air-Garden City, a wholly-owned subsidiary of FBO Air, and then acquired certain operating assets of Central Plains Aviation, Inc., (“CPA”) a fixed base operator located in Garden City, Kansas.

Accordingly, since March 31, 2005, the Company has no longer been considered a development stage entity.

On September 23, 2005, FBO Air acquired the Common Stock of Airborne, Inc. (“Airborne”), a charter and aircraft management company, located in Elmira, New York.

On March 15, 2006, FBO Air formed Margeson & Associates, Inc. (“Margeson”), a wholly owned subsidiary of FBO Air. Margeson, an insurance agency, offers property, casualty and liability insurance targeted to the aviation industry. The operations of Margeson for the three and six months ended June 30, 2006 are deemed immaterial to the financial statements.

During March 2006, the Company completed its consolidation of certain activities under a single Federal Aviation Administration (“FAA”) Part 135 Certificate.  In connection with the consolidation, on April 11, 2006 the Company sold Tech, whose sole asset immediately prior to the sale consisted of Tech’s FAA Part 135 Certificate, and recognized other income of approximately $156,000.

FBO AIR, INC. AND SUBSIDIARIES
Notes To Condensed Consolidated Financial Statements
(Unaudited)

NOTE 3 - Going Concern and Management’s Plans

On April 15, 2005, FBO Air closed on a round of financing related to its March and April 2005 private offering, raising gross cash proceeds of approximately $4,490,000. Simultaneously, FBO Air had raised $1,250,000 in a related private offering. On September 23, 2005, FBO Air raised $1,500,000 through the issuance of a 180-day term note, the funds from which were substantially applied to fund the acquisition of the Elmira location. There is no assurance that FBO Air will be able to raise the additional funds sufficient to enable the Company to attain profitable operations or continue as a going concern.

The accompanying condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As of June 30, 2006, the Company had cash and cash equivalents of approximately $868,000 and had a working capital deficiency of approximately $3,023,000. The Company generated revenues of approximately $19,671,000 for the six months ended June 30, 2006. Since inception, the Company has incurred, in the aggregate, net losses and net losses applicable to common stockholders of approximately $3,808,000 and $7,770,000, respectively, for the period from January 17, 2003 (date of inception) through June 30, 2006. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The accompanying condensed consolidated financial statements do not reflect the possible effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

As indicated above, management has taken steps to improve the Company’s liquidity. The Company intends to raise additional capital through private debt and equity investors. There is no assurance that these funds, if raised, will be sufficient to enable the Company to attain profitable operations or continue as a going concern.

NOTE 4 - Summary of Significant Accounting Policies

Principles of Consolidation
The consolidated financial statements include the accounts of FBO Air and its wholly-owned subsidiaries, Tech, CPA and Airborne. All significant intercompany accounts and transactions have been eliminated in consolidation.

Net Loss Per Common Share
Basic net loss per common share is computed based on the weighted average number of shares of common stock outstanding during the periods presented. Common stock equivalents, consisting of options, warrants and convertible preferred stock, were not included in the calculation of the diluted loss per share because their inclusion would have had the effect of decreasing the loss per share otherwise computed. The total shares issuable upon the exercise of stock options, warrants and the convertible preferred stock as of June 30, 2006 and 2005 approximated 18,320,000 and 19,957,000, respectively.

Stock Based Compensation/Stock Options

During September 2004, the Board of Directors granted options to purchase an aggregate of 150,000 shares, 25,000 to each of the four independent directors and 50,000 to a consultant/stockholder of FBO Air. These options have an exercise price of $0.01 per share and expire four years from the date of grant. These options vested at the first anniversary of the date of grant. Options granted to non-employees are accounted for under SFAS No. 123, whereby compensation measurement of equity awards is based on their fair value. The fair market value of these options estimated at the date of grant using the Black-Scholes option pricing model was not deemed material.

FBO AIR, INC. AND SUBSIDIARIES
Notes To Condensed Consolidated Financial Statements
(Unaudited)
NOTE 4 - Summary of Significant Accounting Policies, continued

Stock Based Compensation/Stock Options, continued

Effective April 1, 2005, the Board of Directors granted options to purchase an aggregate of 750,000 shares of the Common Stock. An option expiring March 31, 2010 to purchase 250,000 shares of the Common Stock was granted to each of (i) Robert J. Ettinger, who was elected as a Vice Chairman of the Board and the Chief Operating Officer of FBO Air, (ii) Jeffrey M. Trenk, who was elected as a Vice Chairman and Executive Vice President of Business Development of FBO Air, and (iii) Ronald J. Ricciardi, the President and Chief Executive Officer of FBO Air. These options are exercisable at $1.60 per share, the closing sales price on April 1, 2005, and vested immediately upon the grant date.

Effective September 23, 2005, the Board of Directors granted to John H. Dow, employed as the President of Airborne, an option expiring September 23, 2010 to purchase 250,000 shares of the Common Stock. The option is exercisable at $0.33 per share, the closing sales price on September 22, 2005, and vested immediately upon the grant date.

During December 2005, the Board of Directors approved the 2005 Stock Option Plan (the “Plan”). The Plan is administered by FBO Air’s compensation committee and provides for 7,500,000 shares of Common Stock to be reserved for issuance under the Plan. Directors, officers, employees, and consultants of the Company are eligible to participate. The Plan provides for the awards of incentive and non-statutory stock options. The Committee determined the vesting schedule to be up to five years at the time of grant of any options under the Plan, and unexercised options will expire in ten years. The exercise price is to be equal to at least 100% of the fair market value of a share of Common Stock, as determined by the Committee, on the grant date.

Effective December 13, 2005, four non-employee directors were granted options under the Plan, expiring five years after date of grant to purchase, in the aggregate, 100,000 shares of the Common Stock. These options are exercisable at $0.64 and vest one year from date of the grant.

Effective April 1, 2006, the Board of Directors granted options under the Plan to purchase an aggregate of 750,000 shares of the Common Stock, expiring five years after the date of grant. An option expiring March 31, 2011 to purchase 250,000 shares of the Common Stock was granted to each of (i) Robert J. Ettinger, (ii) Jeffrey M. Trenk, and (iii) Ronald J. Ricciardi, These options are exercisable at $0.50 per share, the closing sales price on April 1, 2006, and vested immediately upon the grant date. These options are valued at $359,464.

Effective May 30, 2006, the Board of Directors granted options under the plan to purchase an aggregate of 160,000 shares of the Common Stock to employees of the Company, expiring three years after the date of grant. These options are exercisable at $0.51 per share, the closing price at May 30, 2006, and options as to 60,000 shares vested immediately upon the grant date and options as to 100,000 shares vest one year from the date of grant. These options are valued at $78,228.

For the six months ended June 30, 2006, the Company incurred stock-based compensation expense of $242,094 related to stock options. In addition, for the six months ended June 30, 2006, the Company incurred stock-based compensation expense of $29,375 in connection with stock issued in settlement of a legal dispute.

Prior to January 1, 2006, the Company accounted for employee options under the recognition and measurement provisions of Accounting Principles Board Opinion No. 25 ("APB 25"). Accordingly, the Company would recognize compensation expense only if it granted options with a discounted exercise price. Any resulting compensation expense would then have been recognized ratably over the associated service period. No stock-based employee compensation expense relating to the Company’s stock options were reflected in net loss, as all options granted had an exercise price equal to or greater than the market value of the underlying Common Stock on the date of grant. Prior to January 1, 2006, the Company provided pro-forma disclosure amounts in accordance with SFAS No. 148, "Accounting for Stock-Based Compensation--Transition and Disclosure" ("SFAS 148"), as if the fair value method defined by SFAS 123, “Accounting for Stock-Based Compensation” ("SFAS 123") had been applied to its stock-based compensation.

FBO AIR, INC. AND SUBSIDIARIES
Notes To Condensed Consolidated Financial Statements
(Unaudited)

NOTE 4 - Summary of Significant Accounting Policies, continued

Stock Based Compensation/Stock Options, continued

Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS 123R, using the modified prospective transition method and therefore has not restated prior periods' results. Under this transition method, employee stock-based compensation expense for the three and six months ended March 31, 2006 included compensation expense for all stock-based compensation awards granted, but not yet fully vested, prior to January 1, 2006.  The fair value of the options granted was determined at the original grant date in accordance with the provisions of SFAS 123.  Stock-based compensation expense for all share-based payment awards granted after December 31, 2005 is based on the grant-date fair value estimated in accordance with the provisions of SFAS 123R. The Company recognizes these compensation costs over the requisite service period of the award, which is generally the vesting term of the options associated with the underlying employment agreement, where applicable.

As a result of adopting SFAS 123R, the impact to the consolidated condensed financial statements for the six months ended June 30, 2006 was approximately $242,000 greater than if the Company had continued to account for stock-based compensation under APB 25. The impact of the adoption of FAS123R on both basic and diluted earnings per share for the six months ended June 30, 2006 was $0.02 per share, respectively. At June 30, 2006, the unamortized value of employee stock options under SFAS 123R was approximately $529,528. The unamortized portion will be expensed over a weighted average period of approximately 4 years.

The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS 123 and the Emerging Issues Task Force (“EITF”) Issue No.  96-18,  “Accounting  for  Equity  Instruments  That Are Issued to Other Than  Employees  for  Acquiring,  or In  Conjunction  with Selling,  Goods or Services” (EITF 96-18) which require that such equity instruments are recorded at their fair value on the measurement date, which date is typically upon the inception of the services that will be performed.  For the six months ended June 30, 2006, stock based compensation expense for non-employees related to 57,598 shares of the Common Stock issued in connection with the settlement of litigation was $29,375 and was accounted for under EITF 96-18.

Option valuation models require the input of highly subjective assumptions including the expected life of the option. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

The fair value of each option grant during the three and six months ended June 30, 2006 was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions used:

For the Six Months Ended June 30, 2006
Dividend yield	0%
Expected volatility	232%
Risk-free interest rate	4.9%
Expected lives	3 years

The weighted average fair value of the options on the date of grant, using the fair value based methodology for the six months ended June 30, 2006 was $0.48.

FBO AIR, INC. AND SUBSIDIARIES
Notes To Condensed Consolidated Financial Statements
(Unaudited)

Note 4 - Summary of Significant Accounting Policies, continued

Stock Based Compensation/Stock Options, continued

A summary of the status of the outstanding options and the changes during the six months ended June 30, 2006 is presented in the table below:

	Number of Options	Weighted Average Exercise Price

Balance, January 1, 2006	1,250,000	$1.08
Granted (weighted average fair value
of $0.48 per share)	910,000	0.50
Exercised	(375,000)	0.22
Forfeited	-	-

Balance, June 30, 2006	1,785,000	$0.96

The options exercised aggregating 375,000 were exercised on a cashless basis, and in connection therewith, the Company issued 207,435 shares of the Common Stock.

A summary of the Company’s stock options outstanding and exercisable at June 30, 2006 is presented in the table below:

	Option exercise price					Total	Intrinsic Value

	$0.01	$0.50	$0.51	$0.64	$1.60
Outstanding	25,000	750,000	160,000	100,000	750,000	1,785,000	$10,950

Weighted average remaining contractual life of options outstanding (in years)	2.25	4.75	4.92	2.25	3.75
Exercisable	25,000	750,000	60,000	-	750,000	1,585,000	$10,250

The Company has determined that shares of Common Stock for future exercises shall be authorized but unissued shares of stock.

A summary of non-vested options at June 30, 2006 is shown below:

	Non-Vested Shares	Fair Value

Non-vested at January 1, 2006	100,000	$0.22
Granted	100,000	0.49
Vested	-	-
Forfeited	-	-
Non-vested at June 30, 2006	200,000	$0.36

For the six months ended June 30, 2005, under APB 25, no stock-based employee compensation expense relating to the Company’s stock options was reflected in net loss, as all options granted under its plan had an exercise price equal to or greater than the market value of the underlying Common Stock on the date of grant.

Note 4 - Summary of Significant Accounting Policies, continued

Stock Based Compensation/Stock Options, continued

For the Company’s pro forma information for the six months ended June 30, 2005, the fair value of each option grant was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions used:

For the Six Months Ended June 30, 2005
Dividend yield	0%
Expected volatility	55%
Risk-free interest rate	3.9%
Expected lives	2 years

The weighted average fair value of the options on the date of grant, using the fair value based method, for the six months ended June 30, 2005 was $0.53.

The following table illustrates the effect on net loss and net loss per share if the Company had applied the fair value recognition method under the provisions of SFAS 123.

(All numbers in 000’s except per share data.)	For the Six Months Ended June 30, 2005
Net loss applicable to common stockholders, as reported	$(1,425)
Deduct: total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects, if any	20
Pro-forma net loss	$(1,445)
Net loss per share applicable to common stockholders - basic and diluted:
As reported	$(0.18)
Pro forma	$(0.18)

Inventory

Inventory consists primarily of aviation fuel and is stated at the lower of cost or market determined by the first-in, first out method.

FBO AIR, INC. AND SUBSIDIARIES
Notes To Condensed Consolidated Financial Statements
(Unaudited)

Note 4 - Summary of Significant Accounting Policies, continued

Recently Issued Accounting Pronouncements

In February 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard 155 - Accounting for Certain Hybrid Financial Instruments (“SFAS 155”), which eliminates the exemption from applying SFAS 133 (“Accounting for Derivative Instruments and Hedging Activities”) (“SFAS 133”) to interests in securitized financial assets so that similar instruments are accounted for similarly regardless of the form of the instruments. SFAS 155 also allows the election of fair value measurement at acquisition, at issuance, or when a previously recognized financial instrument is subject to a remeasurement event. Adoption is effective for all financial instruments acquired or issued after the beginning of the first fiscal year that begins after September 15, 2006. Early adoption is permitted. The adoption of SFAS 155 is not expected to have a material effect on the Company’s consolidated financial position, results of operations or cash flows.

In March 2006, the FASB issued Statement of Financial Accounting Standard 156 - Accounting for Servicing of Financial Assets (“SFAS 156”), which requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value. SFAS 156 permits, but does not require, the subsequent measurement of servicing assets and servicing liabilities at fair value. Adoption is required as of the beginning of the first fiscal year that begins after September 15, 2006. Early adoption is permitted. The adoption of SFAS 156 is not expected to have a material effect on the Company’s consolidated financial position, results of operations or cash flows.

In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 clarifies the accounting and reporting for uncertainties in income tax law. This interpretation prescribes a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in income tax returns. This interpretation shall be effective for fiscal years beginning after December 15, 2006. Earlier adoption is permitted as of the beginning of an enterprise’s fiscal year, provided the enterprise has not yet issued financial statements, including financial statements for any interim period for that fiscal year. The cumulative effects, if any, of applying this interpretation will be recorded as an adjustment to retained earnings as of the beginning of the period of adoption. The Company is currently evaluating the expected effect of FIN 48 on its consolidated financial statements and is currently not yet in a position to determine such effects.

FBO AIR, INC. AND SUBSIDIARIES
Notes To Condensed Consolidated Financial Statements
(Unaudited)
NOTE 5 - Pro forma Combined Results of Operations

The following table presents the unaudited pro forma combined results of operations of FBO Air, Tech, CPA, and Airborne for the six months ended June 30, 2005, as if the three subsidiaries had been acquired at January 1, 2005.

For the Six Months Ended June 30, 2005
Revenues: Net Sales	$10,405,710
Net loss applicable to common stockholders	$(718,065)
Basic and diluted net loss per common share	$(0.07)
Pro-forma weighted average common shares outstanding - basic and diluted	10,379,644

The pro-forma combined results are not necessarily indicative of the results that actually would have occurred if the acquisitions had been completed as of January 1, 2005, nor are they necessarily indicative of future consolidated results.

NOTE 6 - Property and Equipment

Property and equipment as of June 30, 2006 consisted of the following:

		Estimated Useful Life
Aircraft	$564,786	7 - 15 years
Vehicles	267,000	5 - 7 years
Office furniture and equipment	182,259	7 years
Tools and shop equipment	285,077	7 - 15 years
Leasehold improvements	36,347	7 - 10 years
Total	$1,335,469
Less: accumulated depreciation and amortization	(179,325)
Property and equipment, net	$1,156,144

Depreciation and amortization expense for the six months ended June 30, 2006 and 2005 was approximately $21,000 and $21,000.

NOTE 7 - Note Receivable

On May 26, 2005, the Company loaned $350,000 as a note receivable to a fixed base operator who was a potential acquisition target of the Company ("the Maker").  The note bears interest at 10% per annum and such interest only shall be paid quarterly, starting upon the three-month anniversary of the secured note.  The note may be prepaid at any time. The Company was granted a security interest in all tangible property, goods and accounts of the Maker. Further, the Company had been granted an option to purchase the FBO owned by Maker, such option to expire one year from date of grant of option.

FBO AIR, INC. AND SUBSIDIARIES
Notes To Condensed Consolidated Financial Statements
(Unaudited)
NOTE 7 - Note Receivable, continued

On February 1, 2006, the Company declined to pursue the acquisition and negotiated revised repayment terms, whereupon the Company released its security interest in the tangible property, goods and accounts and the Maker made a $200,000 cash payment with the balance of the principal, plus unpaid interest and certain legal fees for a total of about $174,000, to be paid over a twenty-four month period with an annual interest at a rate of six percent (6%) to be paid quarterly and the principal balance due upon maturity. The owner of Maker has provided a personal guarantee of the payment of the remaining obligation under the note receivable.

NOTE 8 - Term Loan Payable - Related Party

The acquisition of Airborne was funded by a term note payable with a face value of $1,500,000 which matured on March 22, 2006 and bore an annual interest rate of 4.25% through the initial maturity date. FBO Air has elected to exercise the option to extend the maturity date to September 23, 2006, whereupon the promissory note bears an interest rate of 9.25% per annum for the duration of the extended period. Airborne granted the holder a security interest in its accounts receivable, all of its deposit accounts, all monies now and hereafter in the possession or under the control of Airborne or the Company and all products and proceeds of the foregoing personal property. FBO Air’s Chairman of the Board and an entity owned by one of its other directors are the members of the holder’s entity.

In conjunction with the issuance of the term note, FBO Air also issued a five-year warrant to purchase a total of 1,200,000 shares of the Common Stock at an exercise price of $0.60 per share. The Company allocated $35,000 of the aggregate proceeds from the term notes to the warrant as an original issuance discount, which represented the relative fair value of the warrant at the date of issuance, and amortizes the discount to interest expense over the life of the term note. The amount amortized to interest expense for the six months ended June 30, 2006 was approximately $14,865.

NOTE 9 - Capital Lease Obligations

The Company’s property under capital leases, at June 30, 2006, which is included in property equipment, is summarized as follows:

Vehicles	$37,000
Less: accumulated depreciation	(3,700)

$33,300

The Company’s capital leases require monthly payments of $750 including effective interest of 8% per annum through December 2011.

FBO AIR, INC. AND SUBSIDIARIES
Notes To Condensed Consolidated Financial Statements
(Unaudited)
NOTE 9 - Capital Lease Obligations

Future minimum lease payments at June 30, 2006 for the next five (5) years and in the aggregate are as follows:

For the Twelve Months Ending June 30, 2006,	Amount
2007	$9,000
2008	9,000
2009	9,000
2010	9,000
2011	4,500
40,500
Less: amount representing interest	(6,572)

Present value of future minimum lease payments	33,928
Less: current maturities	(8,625)

Total	$25,303

Depreciation of assets held under capital leases in the amount of $1,850 and $3,700 is included in depreciation expense for the six months ended June 30, 2005.

NOTE 10 - Stockholders’ Equity

Common Stock

On January 5, 2006, the Company issued 25,000 shares of the Common Stock in connection with the settlement of certain accrued expenses valued at $18,750.

During the six months ended June 30, 2006, the Company issued 207,435 shares, of the Common Stock to directors and a former director in connection with the cashless exercise of 350,000 stock options.

During the six months ended June 30, 2006, deferred financing costs of $625,861 and accretion of discount of $1,056,348 were amortized as deemed dividends on the Series A Convertible Preferred Stock.

During the six months ended June 30, 2006, dividends of $132,276 were accrued on the Series A Convertible Preferred Stock.

During the six months ended June 30, 2006, holders of 130 shares of the Series A Convertible Preferred Stock converted their shares and were issued 2,166,668 shares of the Common Stock. Approximately 250,000 shares of the Common Stock will be issued as dividends with respect to the 120 shares of the Convertible Preferred Stock which were converted during the six-month period ended June 30, 2006, when the Company meets the requirements, as stipulated under the laws of the State of Nevada, for the issuance of these dividends. In addition, at June 30, 2006, approximately 132,000 shares of the Common Stock are reserved for issuance as dividends with respect to the 101 shares of the Convertible Preferred Stock which were converted prior to December 31, 2005 when the Company meets the requirements, as stipulated under the laws of the State of Nevada, for the issuance of these dividends.

FBO AIR, INC. AND SUBSIDIARIES
Notes To Condensed Consolidated Financial Statements
(Unaudited)

NOTE 10 - Stockholders’ Equity, continued

Common Stock, continued

On May 31, 2006, the Company issued 57,598 shares of the Common Stock in connection with the settlement of litigation valued at $29,375.

Stock Options

Under the terms of their respective employment agreements, on May 30, 2006, and effective April 1, 2006, the Company granted three executives stock options to purchase, in the aggregate, 750,000 shares of the Common Stock at $0.50 per share.

On May 30, 2006, the Company granted to a group of employees, stock options to purchase, in the aggregate, 160,000 shares of the common stock at $0.51 per share.

NOTE 11 - Commitments and Related Party

On May 24, 2006, the Company entered into an agreement to lease an aircraft from a company, of which one of its members is John Dow, a Director, and the President of its FirstFlight division. The terms of the lease provide for the payment of rent of $17,000 per month and a charge of $600 for each hour of aircraft use. The lease expires May 31, 2009. This aircraft will be managed by the Company through its FirstFlight division.

The firm of Wachtel & Masyr, LLP is corporate counsel to the Company. Mr. William B. Wachtel, FBO Air’s chairman of the board is a senior partner of the firm. At June 30, 2006 the Company has recorded in accrued expenses an obligation for legal fees of approximately $533,000 related to these legal services.

NOTE 12 - Litigation

In early 2005, FBO Air was served with a complaint which names FBO Air, among others, as a defendant in a suit brought by a broker-dealer, seeking damages of approximately $100,000 arising from Shadows Bend's cancellation of a stock certificate in the year 2002 evidencing shares allegedly sold by the plaintiff for the account of a stockholder of Shadows Bend. Captioned Institutional Capital Management, Inc. vs. Michael W. Sciacchetano, et. al., the suit was pending in the 215th Judicial District Court, Harris County, Texas. On March 28, 2005, FBO Air filed a general denial. On June 20, 2006 this suit was settled and the Company agreed to pay $29,375 in cash and to issue 57,598 shares of the Common Stock valued at $29,375. The Company has granted piggy-back registration rights, on a best efforts basis, in regard to these shares and has agreed that within one year of issue the Company will repurchase these shares for $29,375 in cash.

On May 19, 2005, New World Aviation, Inc. ("New World") instituted an action in the Supreme Court of the State of New York, County of New York, captioned New World Aviation, Inc., Plaintiff, against Robert J. Ettinger, individually, and FBO Air, Inc., Defendants. Since April 1, 2005, Mr. Ettinger has been an officer of FBO Air and, from March 31, 2005 until July 24, 2006, a director of FBO Air. Until March 25, 2005, when he resigned, Mr. Ettinger had served as President (since October 15, 1998) of New World. In its amended complaint New World is seeking (a) to enjoin the Defendants from soliciting New World's clients and employees allegedly using the confidential information which Mr. Ettinger learned in his "high-level position with New World" and (b) damages in an amount to be determined at trial against Mr. Ettinger for his alleged breach of fiduciary duties to New World. On June 20, 2005, FBO Air answered the complaint, asserting as affirmative defenses that (a) New World had forced Mr. Ettinger's resignation by reneging on its promise to pay him a bonus for 2004, (b) New World is partly responsible for any alleged damages, (c) the identity of actual and potential New World clients is available from publicly available records, (d) any putative damages sustained by New World were caused by New World and third parties and (e) New World's claims are barred by the statute of fraud. Mr. Ettinger also filed a counterclaim against New World for $25,000 relating to the 2004 bonus, to which New World has asserted five affirmative defenses.

On September 6, 2005, the court denied New World's motion for preliminary injunctive relief, which sought to bar FBO Air from soliciting New World's customers or employees. The court also denied FBO Air's motion for summary judgment.

FBO AIR, INC. AND SUBSIDIARIES
Notes To Condensed Consolidated Financial Statements
(Unaudited)

NOTE 12 - Litigation, continued

On August 21, 2006, this matter was settled on the following basis: (1) Mr. Ettinger agreed to pay the plaintiff $7,000 to cover certain costs of plaintiff and to repay the plaintiff certain cash advances while he employed by plaintiff and (2) Mr. Ettinger and FBO Air agreed not to use any written or electronic information or documents obtained while he was employed to advance the business interests of FBO Air and/or to solicit any present or former clients, customers, passengers or employees of the plaintiff. The parties exchanged general releases.

NOTE 13 - Client and Segment Data

The Company’s operations are conducted through two divisions - FirstFlight, which handles the charter management activities, and Tech Aviation, which operates the FBO business. Charter management is the business of providing on-call passenger (and/or cargo) air transportation. The Company implements charter services through a fleet of managed aircraft - owned by another person or entity for which FirstFlight provides regulatory and maintenance oversight while offering charter services. An FBO is the primary provider of services such as the fueling, hangaring, maintenance and repair to private/general aviation aircraft operators. The operations of Margeson, the newly formed insurance unit of the Company for the three and six months ended are deemed immaterial and are not presented within this segment data.

The following table summarizes financial information about the Company’s business segments for the six months ended June 30, 2005 (in thousands):

FBO AIR, INC. AND SUBSIDIARIES
Notes To Condensed Consolidated Financial Statements
(Unaudited)

NOTE 13 - Client and Segment Data, continued

	For the Six Months Ended June 30, 2006

	Tech Aviation ”FBO”	FirstFlight “Charter”	Corporate	Consolidated
Revenues	$3,079	$16,592	$-	$19,671
Income (Loss) from Operations	$(15)	$326	$(1,319)	$(1,008)
Depreciation and Amortization	$69	135	$2	$206
Interest Expense	$(94)	$(279)	$-	$(373)
Capital Expenditures	$58	$-	$-	$58

	For the Six Months Ended June 30, 2005

	Tech Aviation ”FBO”	FirstFlight “Charter”	Corporate	Consolidated
Revenues	$2,159	$-	$-	$2,159
Income (Loss) from Operations	$48	$-	$(726)	$(678)
Depreciation and Amortization	$21	$-	$-	$21
Interest Expense	$(154)	$-	$-	$(154)
Capital Expenditures	$28	$-	$-	$28

NOTE 14 - Subsequent Events

Private Placement

On September 1, 2006, the Company closed a private placement (the “Offering”) and sold 50.25 units (the Units) at $100,000 per Unit. Each Unit consisted of 166,700 shares of the Common stock, $.001 par value, of the Company and a warrant expiring August 31, 2011 to purchase 100,000 shares of the Common Stock. The Company realized gross proceeds of $5,025,000 from the Offering.

Conversion of Series A Preferred Stock

On July 28, 2006, holders of 10 shares of the Series A Convertible Preferred Stock converted their shares and were issued 166,667 shares of the Common stock.

On September 1, 2006, the closing of the Offering, as described above, for more than $5,000,000 in gross proceeds, constituted a Qualified Follow-On Offering under the terms of the Preferred Stock and as a result, was a Mandatory Conversion Event. As a result, the then 615 shares of the Series A Preferred Stock outstanding were automatically converted, into 10,250,002 shares of Common Stock.

Stock Dividends

On September 4, 2006, immediately after receiving proceeds from the offering, the Company’s equity position improved to the extent that the Company was permitted under Nevada law to issue dividends on the Series A Preferred Stock for the period January 2, 2004 through September 3, 2006. The Company has had losses since inception and the Nevada General Corporation Law, which governs the Company, prohibited paying cash dividends because the Company’s total assets were, as of each quarterly dividend date for the Series A Preferred Stock prior to September 4, 2006, less than the sum of its total liabilities and the amount that would be needed, if the Company were to be dissolved at the time of the dividend distribution, to satisfy the then liquidation preference of the holders of the Series A Preferred Stock. Accordingly, the Company, on September 4, 2006, issued an aggregate of 1,417,936 shares of Common stock as accrued dividends, valued at $425,381.

Term Loan Agreement

On September 4, 2006, the Company, using a portion of the proceeds from the Offering, repaid in full the Term Loan Agreement, in the amount of $1,523,569, consisting of $1,500,000 in principal and $23,569 in accrued interest. The note was related to the acquisition of Airborne.

Senior Secured Note

On September 6, 2006, the Company, using a portion of the proceeds from the Offering, repaid in full, the Senior Secured Notes in the amount of $1,708,089 consisting of $1,496,324 in principal and $211,765 in accrued interest.

Employment Agreement

On September 1, 2006, the Company entered into an employment agreement effective as of September 15, 2006 whereupon Keith P. Bleier will serve the Company as a Senior Vice President and its Chief Financial Officer. The term of the agreement is for three years, which commenced on September 15, 2006, and thereafter automatically renews for additional one-year periods. Mr. Bleier’s base annual salary is $185,000 with annual increases of 5%. In addition, he may receive an annual performance bonus at the discretion of the Board of Directors. Mr. Bleier is to be granted an option each September 15, during the initial term to purchase 250,000 shares of the Common Stock, commencing upon September 15, 2006.

Stock Options

On August 25, 2006, the Company granted an option to purchase 25,000 shares of the Company’s Common Stock to Mark Margeson, President of Margeson Associates, the Company’s insurance broker subsidiary. These options are exercisable at $0.60 per share, have a five year term and were valued at $11,930.

On September 15, 2006, the Company granted an option for the purchase of 250,000 shares of the Company’s common stock to Keith Bleier, the Company’s Chief Financial Officer. These options are exercisable at $0.60 per share, have a five year term and vest ratably upon the first, second and third anniversary of the date of the grant, and were valued at $82,766.

On September 23, 2006, in accordance with his employment agreement, the Company granted an option for the purchase of 250,000 shares of the Company’s common stock to John Dow, President and CEO of the Company’s First Flight Division at an exercise price of $0.40 per share. These options have a five year term, vest immediately upon the grant date and were valued at $95,842.

No dealer, salesperson or other person has been authorized to give any information or representations in connection with this offering other than those contained in this prospectus. If any such information or representations is given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy the securities offered hereby to any person in any state or other jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.
FBO AIR, INC. 20,276,728 Shares of Common Stock ($.001 Par Value) Offered by Selling Stockholders

___________________	___________________

PROSPECTUS

___________________

__________, 2006

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 26. Recent Sale of Unregistered Securities.

From June 1, 2003 until August 20, 2004, when FBO Air, Inc., an Arizona corporation (“FBO Air”), was merged (the “Merger”) with and into FBO Air, Inc. (then called Shadows Bend Development, Inc.), a Nevada corporation and the small business issuer (the “Company”), the Company sold or issued none of its securities, whether or not registered under the Securities Act of 1933, as amended (the “Securities Act”). During the period which commenced August 20, 2004, the Company sold or issued the securities hereinafter described in the numbered paragraphs which were not registered under the Securities Act.

1. (a) On August 20, 2004, the Company issued an aggregate of 4,521,625 shares of its Common Stock, $0.001 par value (the “Common Stock”).

(b)  There were no underwriters. The shares were issued to the 15 former shareholders of FBO Air pursuant to an Agreement and Plan of Merger dated as of July 26, 2004 by and between the Company and FBO Air.

(c)  The shares were not sold for cash; there was no offering price; and there were no underwriting discounts or commissions. FBO Air was merged with and into the Company (the “Merger”) which changed its name to FBO Air, Inc. Each former shareholder of FBO Air received 7,625 shares of the Common Stock for each share of Common Stock, $0.001 par value, of FBO Air owned by such shareholder. Prior to the Merger, the Company had effected a one-for-four reverse stock split of the Common Stock reducing the then outstanding shares of the Common Stock from 6,016,054 to 1,504,397 shares.

(d)  The Company claims that the issuances of shares of the Common Stock to the former shareholders of FBO Air were exempt from the registration requirement of Section 5 of the Securities Act pursuant to the exemption of Section 4(2) of the Securities Act in that it was a transaction (i.e., the Merger) not involving a public offering. Each of the 15 former FBO Air shareholders represented to the Company that he, she or it was acquiring the shares of the Common Stock for investment, and not with a view toward, or in connection with, a distribution of securities (as the term “distribution” is contemplated under the Securities Act).

(e)  There were no options, warrants or convertible securities issued by the Company to the former shareholders of FBO Air pursuant to the Merger. However, the Company assumed FBO Air’s obligation to pay $400,000 in principal amount of Convertible Notes, plus interest, to certain investors, none of whom was then a shareholder of FBO Air, or to issue to these investors shares of the Common Stock upon conversion. For information relating to the conversion of these Convertible Notes, see Item 5 in this Item 26.

(f)  Not applicable.

2. (a) On September 20, 2004, the Board of Directors granted options to purchase an aggregate of 150,000 shares of the Common Stock.

(b)  There were no underwriters. An option expiring September 29, 2008 to purchase 25,000 shares of the Common Stock was granted to each of William R. Colaianni, Jeffrey B. Mendell, George Reenstra and Alvin S. Trenk, four of the five then directors of the Company. In addition, an option also expiring September 29, 2008 to purchase 50,000 shares of the Common Stock was granted to Jeffrey M. Trenk, then a consultant to the Company.

(c)  The options were not issued for cash; there was no offering price; and there were no underwriting discounts or commissions. As indicated in subsection (b) above, these options were issued in consideration of the services to the performed for the Company by each of the four directors and by the consultant.

(d)  The Company claims that the grants of these options were exempt from the registration requirement of Section 5 of the Securities Act pursuant to the exemption of Section 4(2) of the Securities Act as transactions not involving a public offering. Each of the five optionees represented to the Company that he was acquiring his option, and, if not registered under the Securities Act at the time, the shares of the Common Stock issuable upon the exercise of the option, for investment, and not with a view toward, or in connection with, a distribution of securities of the Company (as the term “distribution” is contemplated under the Securities Act).

(e)  Each of the options is exercisable at $0.01 per share, there being no quoted market price for the Common Stock on the date of grant. Each option is exercisable, from time to time in its entirety or in part, on and after September 20, 2005 until September 29, 2008. See Item 14 in this Item 26 for information as to the exercises of four of the five options.

(f)  Not applicable.

3. (a) On March 31, 2005, (the “Initial Closing Date”), the Company sold 42.65295 units (the “Units”), each Unit consisting of: (i) a 10% Senior Secured Promissory Note (the “Senior Secured Note”) due March 31, 2008 in the principal amount of $25,000; (ii) ten shares of the Company’s Series A Convertible Preferred Stock, $0.001 par value (the “Series A Preferred Stock”); and (iii) a warrant (the “Investor Warrant”) expiring March 31, 2010 to purchase 50,000 shares of the Common Stock. As a result of this closing, the Company issued on the Initial Closing Date $1,066,325 in aggregate principal amount of the Senior Secured Notes, 426 shares of the Series A Preferred Stock and Investor Warrants to purchase an aggregate of 2,132,651 shares of the Common Stock.

(b)  There was no underwriter for the Units, although Laidlaw & Company (UK) Ltd. (“Laidlaw”) acted as the non-exclusive placement agent for this private placement (the “Offering”) on a “reasonable efforts $3,000,000 all-or-none” basis. The Offering was conditioned upon investors purchasing a minimum of 40 Units for an aggregate purchase price of $3,000,000. Assuming that such minimum was attained, the Company could, from time to time through May 15, 2005 (the “Final Closing Date”), accept at closings (the “Closings”) additional subscriptions for up to an aggregate of 60 Units for an aggregate purchase price of $4,500,000. As a result of the sales at the Closing on the Initial Closing Date, the Company could offer up to an additional 17.34705 Units through the Final Closing Date. The Offering was made, and continued to be made, only to “accredited investors” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act).

(c)  The Units were offered at $75,000 per Unit; however, the Company and Laidlaw reserved the right to accept subscriptions for partial Units and did in fact do so at each of the three Closings. As a result, the total offering price on the Initial Closing Date was $3,198,975, more than the minimum amount required to close the Offering. There were no underwriting discounts or commissions. However, Laidlaw was entitled to receive, at any Closing on or prior to the Final Closing Date: (i) a cash fee of 10% of the gross proceeds delivered at each Closing and (ii) a warrant (the “Agent’s Warrant”) expiring March 31, 2010 to purchase 10% of the shares of the Common Stock underlying the shares of the Series A Preferred Stock and the Investors Warrants issued at each closing. The Agent’s Warrant is similar in terms to the Investor Warrant. As a result of the Closing on the Initial Closing Date, the Company paid to Laidlaw a cash fee of $319,898 and issued to Laidlaw an Agent’s Warrant to purchase 924,932 shares of the Common Stock. The Company also paid Laidlaw a non-accountable expense reimbursement of $35,000.

(d)  The Company claims that the Offering was exempt from the registration requirements of Section 5 of the Securities Act pursuant to the exemption of Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder as a transaction not involving a public offering. Each investor represented to the Company that he, she or it was acquiring the Units, and, unless registered under the Securities Act at that time, the shares of the Common Stock issuable upon the conversions of the shares of the Series A Preferred Stock and the exercises of the Investor Warrants, for investment and not with a view toward, or in connection with, any distribution of securities of the Company (as the term “distribution” is contemplated under the Securities Act). Laidlaw made a similar investment representation to the Company with respect to the Agent’s Warrant issued to it on the Initial Closing Date and the shares of the Common Stock issuable upon the exercise thereof.

(e)  The following terms are applicable to the conversions of shares of the Series A Preferred Stock and the exercises of the Investor Warrants and the Agent’s Warrants:

(i) Series A Preferred Stock - Optional Conversion. From time to time after issuance a holder may convert a share of the Series A Preferred Stock into that number of shares of the Common Stock determined by dividing the Stated Value of a share of the Series A Preferred Stock (initially $5,000) by the Conversion Price (the Initial Conversion Price is $.30 per share). Accordingly, subject to the anti-dilution provisions described below in subsection (e)(iv), a share of the Series A Preferred Stock would initially be convertible into 16,666.666 shares of the Common Stock. No fractional shares are to be issued upon conversion - instead what would otherwise be a fractional share is rounded up or down to the nearest whole share.

(ii) Series A Preferred Stock - Mandatory Conversion. Shares of the Series A Preferred Stock automatically convert into shares of the Common Stock upon the occurrence of one of the following events (a “Mandatory Conversion Event”): (1) upon the sale by the Company subsequent to consummation of the Offering of its equity securities resulting in the receipt by the Company of no less than $5,000,000 in gross proceeds (a “Qualified Follow-On Offering”) or (2) at such time as the closing bid price for the Common Stock has equaled or exceeded 2.5 times the Initial Conversion Price of $.30 (i.e., the closing bid price must equal or exceed $.75) for a period of 20 consecutive trading days prior to the date of the Mandatory Conversion, provided that: (A) the Common Stock shall have traded no less than 200,000 shares per trading day for no less than 20 consecutive trading days prior to the date of the Mandatory Conversion and (B) the shares issued upon conversion are fully registered for resale pursuant to an effective registration statement under the Securities Act and are not subject to a lock-up agreement requested by the Company, its underwriters or placement agents. This Registration Statement was intended to fulfill condition (B). In the event of a Mandatory Conversion due to a Qualified Follow-On Offering, the holder may convert his, her or its shares of the Series A Preferred Stock into (x) shares of the Common Stock at the Conversion Price in effect on the date of the Mandatory Conversion Event or (y) the securities being sold in the Qualified Follow-On Offering at the same price that such securities are being sold in such Qualified Follow-On Offering. The holder pays the purchase price therefor by converting the aggregate Stated Value and accrued but unpaid dividends on the shares of the Series A Preferred Stock so converted. Each holder who so converts into such securities shall receive an additional ten percent of the identical securities of the Qualified Follow-On Offering that such person converted into in the Qualified Follow-On Offering.

(iii)  The Investor Warrants and the Agent’s Warrants are exercisable at $.60 per share (the “Exercise Price”) subject to adjustment as provided in subsection (1)(e)(iv) below.

(iv)  The Conversion Price (initially $.30 per share) of the Series A Preferred Stock and the number of shares of the Common Stock issuable upon conversion are subject to adjustment in the event of a stock dividend, a stock split, a recapitalization, or a combination or a subdivision of the Common Stock or a similar event. In addition, if the Company sells shares of the Common Stock (or a security convertible or exercisable into shares of the Common Stock) for a purchase price less than the then Conversion Price, then the Company must reduce the Conversion Price to such lower sale price.

The Exercise Price (initially $.60 per share) of the Investor Warrants and the Agent’s Warrants and the number of shares of the Common Stock issuable upon exercise are subject to adjustment in the event of a stock dividend, a stock split, a reorganization, a recapitalization or a combination or subdivision of the Common Stock or a similar event. In addition, if the Company sells shares of the Common Stock (or a security convertible or exercisable into shares of the Common Stock) for a purchase price less than the then Exercise Price, then the Company must reduce the Exercise Price of the warrant to such lower sale price.

(f)  Not applicable.
4. (a)  On the Initial Closing Date, the Company sold 12.5 units (the “Co-Investment Units”), each Co-Investment Unit consisting of (1) 20 shares of the Series A Preferred Stock and a warrant expiring March 31, 2010 (the “Co-Investor Warrant”) to purchase 50,000 shares of the Common Stock. As a result of this closing, the Company issued an aggregate of 249 shares of the Series A Preferred Stock and Co-Investor Warrants to purchase an aggregate of 625,000 shares of the Common Stock.

(b)  There was no underwriter for the Co-Investor Units. The Co-Investors had agreed to make the purchase if the Company sold at least the minimum amount in the Offering, which, as reported in Item 3(c) of this Item 26, it did. The sale of the Co-Investor Units was not credited against the minimum or maximum amounts to be sold in the Offering. The Co-Investors were all “accredited investors (as such term is defined in Rule 501(a) of Regulation D under Securities Act).

(c)  The Co-Investor Units were offered at $100,000 per Co-Investor Unit; however, the Company reserved the right to accept subscriptions for partial Co-Investor Units and did in fact do so on the Initial Closing Date. The total offering price was $1,250,000. There were no underwriting discounts or commissions. Laidlaw received no compensation for the sale of the Co-Investor Units.

(d)  The Company claims that the sales of the Co-Investor Units were exempt from the registration requirement of Section 5 of the Securities Act pursuant to the exemption of Section 4(2) of the Securities Act as transactions not involving a public offering. Each of the 11 Co-Investors represented to the Company that he or it was acquiring the Co-Investor Units, and, unless registered under the Securities Act at that time, the shares of the Common Stock issuable upon the conversions of the shares of the Series A Preferred Stock and the exercises of the Co-Investor Warrants, for investment, and not with a view toward, or in connection with, any distribution of securities of the Company (as the term “distribution” is contemplated under the Securities Act).

(e)  The Co-Investor Warrants are similar in terms to the Investor Warrants. For information as to the conversion provisions of the Series A Preferred Stock and the exercise provisions of the Co-Investor Warrants (i.e., the similar Investor Warrants) see paragraph 3(e) above.

(f)  Not applicable.

5. (a) On the Initial Closing Date, the Company issued an aggregate of 4,018,376 shares of the Common Stock upon the conversion of the Company’s 8% Convertible Notes due April 15, 2009 (the “Convertible Notes”) in the principal amount of $400,000.

(b)  There was no underwriter in connection with the conversion of the Convertible Notes. All of the 11 holders who or which converted the Convertible Notes were “accredited investors” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act) and were either the purchasers of the Convertible Notes in the private placement of FBO Air which closed on April 16, 2004 or their assignee. In addition, each was a Co-Investor. See Item 4 in this Item 26. Upon the Merger, the Company had assumed FBO Air’s obligations under the Convertible Notes. See Item 1(e) of this Item 26.

(c)  The Company received no cash upon the conversion of the Convertible Notes, having received $400,000 in drawdowns with respect to the Convertible Notes, and there was no offering price nor were there any underwriting discounts or commissions. The Convertible Notes were converted into shares of the Common Stock in accordance with their terms.

(d)  The Company claims that the issuances of the shares of the Common Stock were exempt from the registration requirement of Section 5 of the Securities Act pursuant to the exemption of Section 4(2) of the Securities Act as transactions not involving a public offering. Each of the 11 holders of the Convertible Notes represented to the Company that he or it was acquiring the shares of the Common Stock for investment and not with a view toward, or in connection with, any distribution of securities of the Company (as the term “distribution” is contemplated under the Securities Act).

(e)      The Convertible Notes were converted into 40%, as defined therein, of the Company’s outstanding shares of the Common Stock prior to giving effect to the Offering.

(f)  Not applicable.

6. (a) On March 31, 2005, the Board of Directors granted options effective April 1, 2005 to purchase an aggregate of 750,000 shares of the Common Stock.

(b)  There were no underwriters. An option expiring March 31, 2010 to purchase 250,000 shares of the Common Stock was granted to each of (i) Robert J. Ettinger, who was elected as a Vice Chairman of the Board and designated as the Chief Operating Officer of the Company; (ii) Jeffrey M. Trenk, who was elected as a Vice Chairman of the Board and the Executive Vice President of Business Development of the Company, and (iii) Ronald J. Ricciardi, the President and Chief Executive Officer of the Company.

(c)  The options were not issued for cash; there was no offering price; and there were no underwriting discounts or commissions. As indicated in subsection (b) above, these options were issued in consideration of the services to the performed for the Company by these three principal officers of the Company and pursuant to their respective employment agreements with the Company. Each such employment agreement provides that he shall be entitled to the grant of an option effective April 1st of each year during the initial three-year term of the agreement. See also Item 15 of the Item 26.

(d)  The Company claims that the grants of these options were exempt from the registration requirement of Section 5 of the Securities Act pursuant to the exemption of Section 4(2) of the Securities Act as transactions not involving a public offering. Each of the optionees represented to the Company that he was acquiring the option, and, if not registered under the Securities Act at the time, the shares of the Common Stock issuable upon the exercise of the option, for investment, and not with a view toward, or in connection with, a distribution of securities of the Company (as the term “distribution” is contemplated under the Securities Act).

(e)  Each of the options is exercisable at $1.60 per share, the closing sales price on April 1, 2005. Each option is exercisable, from time to time in its entirety or in part, until March 31, 2010.

(f)  Not applicable.

7. (a)  On April 8, 2005 (the “Second Closing Date”), the Company sold an additional 15.99998 Units. For information as to contents of a Unit, see Item 3(a) of this Item 26. As a result of the sales on the Second Closing Date, the Company issued $399,999 in aggregate principal amount of the Senior Secured Notes due April 8, 2008, 159 shares of the Series A Preferred Stock and Investor Warrants expiring April 8, 2010 to purchase an aggregate of 800,001 shares of the Common Stock.

(b)       See Item 3(b) of this Item 26.

(c)  The total offering price on the Second Closing Date was $1,200,000. As a result of the Closing on the Second Closing Date, the Company paid Laidlaw a cash fee of $120,000 and issued to Laidlaw an Agent’s Warrant expiring April 8, 2010 to purchase 345,000 shares of the Common Stock.

(d)      See Item 3(d) of this Item 26.

(e)      See Item 3(e) of this Item 26.

(f)       Not applicable.

8. (a) On April 15, 2005 (the “Third Closing Date”), the Company sold an additional 1.2 Units. For information as to the contents of a Unit, see Item 3(a) of this Item 26. As a result of the sales on the Third Closing Date, the Company issued $30,000 in aggregate principal amount of the Senior Secured Notes due April 8, 2008, 12 shares of the Series A Preferred Stock and Investor Warrants expiring April 15, 2010 to purchase an aggregate of 60,000 shares of the Common Stock.

As a result of the three Closings described in Items 3, 7 and 8 of this Item 26, the Company sold an aggregate of 59.85293 Units as compared with the 60 Units to be offered as the maximum in the Offering. On such basis the Company and Laidlaw terminated the Offering. As a result of these three Closings, the Company issued $1,496,324 in aggregate principal amount of the Senior Secured Notes, 597 shares of the Series A Preferred Stock and Investor Warrants expiring April 15, 2010 to purchase an aggregate of 2,992,652 shares of the Common Stock.

(b)      See Item 3(b) of this Item 26.

(c)  The total offering price on the Third Closing Date was $90,000. As a result of the Closing on the Third Closing Date, the Company paid Laidlaw a cash fee of $9,000 and issued to Laidlaw an Agent’s Warrant to purchase 25,950 shares of the Common Stock.

As a result of the three closings described in Items 3,7 and 8 of this Item 26, the Company had paid Laidlaw aggregate cash placement agent’s fees of $439,907 and issued to Laidlaw Agent’s Warrants to purchase in the aggregate 1,295,882 shares of the Common Stock.

(d)      See Item 3(d) of this Item 26.

(e)      See Item 3(e) of this Item 26.

(f)      Not applicable.

9. (a) On September 23, 2005, the Company issued an aggregate of 2,333,334 shares of the Common Stock.

(b) There were no underwriters for the shares. The shares were issued to John H. Dow and Daphne Dow (the “Shareholders”) as the shareholders of Airborne, Inc. (“Airborne”) as part of the purchase price for all of the outstanding shares of capital stock of Airborne, which shares the Shareholders owned.

(c)      The shares were not sold for cash; there was no offering price; and there were no underwriting discounts or commissions. As indicated in subsection (b) above, the consideration for the issuance of the shares was the transfer by the Shareholders to the Company of all of the outstanding shares of Airborne, thereby permitting the Company to enter the aircraft charter management segment of the general aviation industry.

(d)      The Company claims that the issuance of the shares of the Shareholders was exempt from the registration requirement of Section 5 of the Securities Act pursuant to the exemption of Section 4(2) of the Securities Act as a transaction not involving a public offering. Each of the Shareholders represented to the Company that he or she was acquiring the shares of the Common Stock for investment and not with a view toward, or in connection with, any distribution of securities of the Company (as the term “distribution” is contemplated under the Securities Act).

(e)  Not applicable.

(f)  Not applicable.

10. (a) On September 23, 2005, the Company issued a warrant expiring September 22, 2010 (the “Lender’s Warrant”) to purchase 1,200,000 shares of the Common Stock.

(b)  There was no underwriter with respect to the issuance of the Lender’s Warrant. The Lender’s Warrant was issued to Airport Capital, LLC (the “Lender”).

(c)  The Lender’s Warrant was not issued for cash; there was no offering price; and there were no underwriting discounts or commissions. The Lender’s Warrant was issued in consideration of the Lender making a loan of $1,500,000 to the Company, the proceeds of which were used to finance the acquisition of Airborne as described in Item 9 of this Item 26.

(d)  The Company claims that the issuance of the Lender’s Warrant was exempt from the registration requirement of Section 5 of the Securities Act pursuant to the exemption of Section 4(2) of the Securities Act as a transaction not involving a public offering. The Lender represented to the Company that it was acquiring the Lender’s Warrant, and, unless registered under the Securities Act at the time of exercise, the shares of the Common Stock issuable upon the exercise of the Lender’s Warrant, for investment and not with a view toward, or in connection with, any distribution of securities of the Company (as the term “distribution” is contemplated under the Securities Act).

(e)  The Lender’s Warrant is exercisable at $.60 per share subject to adjustment. The exercise plan will be adjusted on a weighted average basis for (i) all stock splits, dividends, recapitalizations, reclassifications, payments made to holders of the Common Stock and other similar events and (ii) the sale by the Company of additional equity securities at a price below the exercise price, whichever is applicable. These anti-dilution provisions are the same as were contained in the warrants included in units sold to investors in the Company’s private placement closed in March and April of 2005. See Item 3(i)(iii) of this Item 26.

(f)  Not applicable.

11. (a) On September 23, 2005, the Board of Directors granted an option to purchase 250,000 shares of the Common Stock.

(b)  There were no underwriters. An option to purchase 250,000 shares of the Common Stock was granted to John H. Dow pursuant to his employment agreement with Airborne and the Company (the “Dow Employment Agreement”).

(c)  The option was not issued for cash; there was no offering price; and there were no underwriting discounts or commissions. As indicated in subsection (b) above, the option was issued in consideration of the services to be performed under the Dow Employment Agreement for the Company and its subsidiaries by this officer. The Dow Employment Agreement provides that he shall be entitled to the grant of an option effective September 23rd of each year during the initial three-year term of the Agreement.

(d)  The Company claims that the grant of this option was exempt from the registration requirement of Section 5 of the Securities Act pursuant to the exemption of Section 4(2) of the Securities Act as a transaction not involving a public offering. The optionee represented to the Company that he was acquiring the option, and, if not registered under the Securities Act at the time, the shares of the Common Stock issuable upon the exercise of the option, for investment, and not with a view toward, or in connection with, a distribution (as the term “distribution”) is contemplated under the Securities Act).

(e)  The option is exercisable at $.33 per share, the closing sales price on September 22, 2005. The option is exercisable, from time to time in its entirety or in part, until September 22, 2010.

(f)  Not applicable.

12. (a)  On December 13, 2005, the Board of Directors granted options to purchase an aggregate of 100,000 shares of the Common Stock.

(b)  There were no underwriters for the shares. An option expiring December 12, 2010 to purchase 25,000 shares of the Common Stock was granted pursuant to the FBO Air, Inc. Stock Option Plan of 2005 (the “Option Plan”) to each of William R. Colaianni, Jeffrey B. Mendell, Alvin S. Trenk and William B. Wachtel, the four non-employee directors, as part of his annual compensation for serving as a director of the Company.

(c)  The options were not issued for cash; there was no offering price; and there were no underwriting discounts or commissions. As indicated in subsection (b) above, these options were issued as part of the annual compensation arrangement for non-employee directors for serving as such.

(d)  The Company claims that the grants of these options were exempt from the registration requirement of Section 5 of the Securities Act pursuant to the exemption of Section 4(2) of the Securities Act as transactions not involving a public offering. Each of the optionees represented to the Company that he was acquiring the option, and, if not registered under the Securities Act at the time, the shares of the Common Stock issuable upon the exercise of the option, for investment, and not with a view toward, or in connection with, a distribution (as the term “distribution” is contemplated under the Securities Act).

(e)  Each of the options is exercisable at $0.64 per share, the closing sales price on the date of grant. Each option is exercisable, from time to time in its entirety or in part, on and after December 13, 2007 until December 12, 2010.

(f)       Not applicable.

13. (a) On January 5, 2006, the Company issued 25,000 shares of the Common Stock.

(b)      There were no underwriters for the transaction. The shares were issued to the plaintiff in settlement of a law suit for alleged compensation due to the plaintiff.

(c)      The shares were not sold for cash, so that there were no offering price and no underwriting discounts or commissions. The shares were valued at their market price on the date of settlement. As indicated above, the consideration to the Company was settlement of a law suit.

(d)      The Company claims that the transaction was exempt from registration pursuant to Section 4(2) of the Securities Act in that it was a transaction not involving a public offering, there being only one offeree involved. The plaintiff represented to the Company that he was acquiring the shares for investment and not with a view toward, or in connection with, a distribution (as the term “distribution” is contemplated under the Securities Act.

(e)      Not applicable.

(f)       Not applicable.

14. (a) On various dates during the three months ended March 31, 2006, the Company issued an aggregate of 207,435 shares of the Common Stock.

(b)  There were no underwriters for the transactions. The shares were issued to four current directors (two of whom are also executive officers) and a former director of the Company.

(c)  The shares were not sold for cash, so there were no offering price and no underwriting discounts or commissions. The shares were issued upon the cashless exercises of stock options, each optionee not receiving that number of shares subject to his option having a market value equal to the exercise price of the option. See Item 2 of this Item 26 for information as to the grant of these options.

(d)  The Company claims that the transactions were exempt from registration pursuant to Section 4(2) of the Securities Act as transactions each not involving a public offering, there being only one offeree involved in each of the five exercises. Each of the exercising optionees represented to the Company that he was acquiring the shares for investment and not with a view toward, or in connection with, a distribution (as the term “distribution” is contemplated under the Securities Act).

(e)  Not applicable.

(f)  Not applicable.

15. (a) On May 30, 2006, the Compensation Committee of the Board of Directors of the Company granted options effective April 1, 2006 to purchase an aggregate of 750,000 shares of the Common Stock.

(b)  There were no underwriters for the grants. An incentive stock option expiring March 31, 2011 to purchase 250,000 shares of the Common Stock was granted, pursuant to the Option Plan, to each of Ronald J. Ricciardi, President and Chief Executive Officer of the Company, Jeffrey M. Trenk, Executive Vice President for Business Development of the Company, and Ronald J. Ettinger, Office of the Chief Executive/First Flight Division of the Company. The employment agreement of each such executive officer provides that he is entitled to the grant of an option effective April 1st of each year during the initial three-year term of the agreement. See also Item 6 of this Item 26. Each such executive officer also currently serves as a director of the Company.

(c)  The options were not issued for cash; there was no offering price; and there were no underwriting discounts or commissions. As indicated in subsection (b) above, these options were issued in consideration of the services to be performed for the Company and its subsidiaries by these three executive officers of the Company.

(d)  The Company claims that the grants of these options were exempt from the registration requirement of Section 5 of the Securities Act pursuant to the exemption of Section 4(2) of the Securities Act as transactions not involving a public offering. Each of the optionees represented to FBO Air that he was acquiring the option, and, if not registered under the Securities Act at the time, the shares of the Common Stock issuable upon the exercise of the option, for investment, and not with a view toward, or in connection with a distribution (as the term “distribution” is contemplated under the Securities Act).

(e)  Each of the options is exercisable at $0.50 per share, the market price on March 31, 2006 (April 1, 2006 being a Saturday). Each option is exercisable, from time to time in its entirety or in part, until March 31, 2011.

(f)  Not applicable.

16. (a) On May 30, 2006, the Compensation Committee of the Board of Directors also granted options to purchase an aggregate of 160,000 shares of the Common Stock.

(b)  There were no underwriters. An incentive stock option expiring May 29, 2009 to purchase 20,000 shares of the Common Stock was granted, pursuant to the Option Plan, to each of eight employees of the Company or a subsidiary.

(c)  The options were not issued for cash; there was no offering price; and there were no underwriting discounts or commissions. As indicated in subsection (b) above, these options were issued in consideration of the services to be performed for the Company and its subsidiaries by these employees.

(d)  The Company claims that the grants of these options were exempt from the registration requirements of Section 5 of the Securities Act pursuant to the exemption of Section 4(2) of the Securities Act as transactions not involving a public offering. Each of the optionees represented to the Company that he or she was acquiring the option, and, if not registered under the Securities Act at the time, the shares of the Common Stock issuable upon the exercise of the option, for investment, and not with a view toward, or in connection with, a distribution (as the term “distribution” is contemplated under the Securities Act).

(e)  Each of the options is exercisable at $0.51 per share, the market price on May 30, 2006, the date of grant. Each option is exercisable, from time to time in its entirety or in part, until May 29, 2009. Options granted to five of the eight employees, however, may not be exercised until May 30, 2007.

(f)  Not applicable.

17. (a) On May 31, 2006, FBO Air agreed to issue 57,598 shares of the Common Stock.

(b)  There were no underwriters for the transaction. The shares were issued to the plaintiff in settlement of a law suit pending in a state court in Harris County, Texas captioned Institutional Capital Management, Inc. vs. Michael W. Sciacchetano, et., at., which law suit was previously reported in the Company’s periodic reports.

(c)  The shares were not sold for cash, so that there were no offering price and no underwriting discounts or commissions. The shares were valued at the closing sales price on the day preceding the date of settlement. As indicated above, the consideration to the Company was settlement of a law suit. The Company also agreed to pay $29,375 in cash to the plaintiff.

(d)  The Company claims that the transaction was exempt from registration pursuant to Section 4(2) of the Securities Act in that it was a transaction not involving a public offering, there being only one offeree involved. The plaintiff has represented to the Company that it will acquire the shares for investment and not with a view toward, or in connection with, a distribution (as the term “distribution” is contemplated under the Securities Act).

(e)  Not applicable.

(f)  Not applicable.

(18) (a) On August 25, 2006, the Compensation Committee of the Board of Directors of the Company granted an option to purchase 25,000 shares of the Common Stock.

(b)      There was no underwriter for the grant. An incentive stock option expiring August 24, 2011 to purchase 25,000 shares of the Common Stock was granted pursuant to the Option Plan to Mark Margeson, the President of a subsidiary of the Company.

(c)     The option as not issued for cash and there was no underwriting discounts or commissions. As indicated in subsection (b) above, this option was issued in consideration of the services to be performed for the subsidiary.

(d)       The Company claims that the grant of this option was exempt from the registration requirement of Section 5 of the Securities Act pursuant to the exemption of Section 4(2) of the Securities Act as a transaction not involving a public offering. The optionee represented to the Company that he was acquiring the option, and, if not registered under the Securities Act at the time, the shares of the Common Stock issuable upon the exercise of the option, for investment, and not with a view toward, or in connection with, a distribution (as the term “distribution” is contemplated under the Securities Act).

(e)      The option is exercisable at $0.60 per share which is above the market price on August 25, 2006, i.e., the date of grant. The option is not exercisable until August 25, 2007 and thereafter is exercisable, from time to time in its entirety or in part, until August 24, 2011.

(f)       Not applicable.

(19) (a) On September 1, 2006, the Company sold 50.25 units, each unit consisting of 166,700 shares of the Common Stock and a warrant expiring August 31, 2011 (the “2006 Investor Warrant”) to purchase 100,000 shares of the Common Stock. As a result of this closing of the Offering, FBO Air issued an aggregate of 8,376,675 shares of the Common Stock and 2006 Investor Warrants to purchase an aggregate of 5,025,000 shares of the Common Stock.

(b)      There was no underwriter for the offering of the units. The offering was conditioned upon investors purchasing a minimum of 50 units for an aggregate purchase of $5,000,000. The offering was made to “accredited investors” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act). Included among such investors were Ronald J. Ricciardi, the President, the Chief Executive Officer and a director of the Company, William B. Wachtel, the Chairman of the Board and a director of the Company, John H. Dow, a director and President of the FirstFlight Division of the Company, and an entity owned by Alvin S. Trenk, a director of the Company.

(c)       The units were offered at $100,000 per unit; however, the Company reserved the right to accept subscriptions for partial units and did in fact do so. As a result, the total offering price was $5,025,000. There were no underwriting discounts or commissions.

(d)       The Company claims that the offering was exempt from the registration requirement of Section 5 of the Securities Act pursuant to the exemption of Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder as a transaction not involving a public offering. Each investor represented to the Company that he, she or it was acquiring the units, and, unless registered under the Securities Act at that time, the shares of the Common Stock issuable upon the exercises of the Investor Warrants, for investment and not with a view toward, or in connection with, any distribution of securities of the Company (as the term “distribution” is contemplated under the Securities Act).

(e)       The following terms are applicable to the exercises of the 2006 Investor Warrants:

(i) The 2006 Investor Warrants will be exercisable at $1.00 per share subject to adjustment as provided in subsection (e)(ii).

(ii) The exercise price will be adjusted on a weighted average basis for (1) all stock splits, dividends, recapitalizations, reclassifications, payments made to holders of the Common Stock and other similar events and (2) the sale by the Company of additional equity securities at a price below the exercise price.

(f)       Not applicable.

(20) (a) The Compensation Committee of the Board of Directors of the Company granted an option effective September 15, 2006 to purchase 250,000 shares of the Common Stock. The Compensation Committee acted pursuant to a unanimous consent dated August 25, 2006 providing that the option was not to become effective unless and until the optionee’s employment with the Company commenced.

(b)       There was no underwriter for the grant. An incentive stock option expiring September 14, 2011 to purchase 250,000 shares of the Common Stock was granted pursuant to the Option Plan to Keith P. Bleier who became the Company’s Chief Financial Officer and a Senior Vice President of FBO Air effective on that date.

(c)       The option was not issued for cash and there were no underwriting discounts or commissions. As indicated in subsection (b) above, this option was issued in consideration of the services to be performed for the Company and its subsidiaries by this executive officer of the Company.

(d)       The Company claims that the grant of this option was exempt from the registration requirement of Section 5 of the Securities Act pursuant to the exemption of Section 4(2) of the Securities Act as a transaction not involving a public offering. The optionee represented to the Company that he was acquiring the option, and, if not registered under the Securities Act at the time, the shares of the Common Stock issuable upon the exercise of the option, for investment, and not with a view toward, or in connection with, a distribution (as the term “distribution” is contemplated under the Securities Act).

(e)       The option is exercisable at $.60 per share, which is above the market price on September 15, 2006, i.e., the date of grant. The option is not exercisable until September 15, 2007 and thereafter is exercisable, from time to time in its entirety or in part, until September 14, 2011.

(f)       Not applicable.

(21) (a) The Compensation Committee of the Board of Directors of the Company granted an option effective September 23, 2006 to purchase 250,000 shares of the Common Stock. The Compensation Committee acted pursuant to a unanimous consent dated August 25, 2006 providing that the option was not to become effective until the anniversary date as provided in the optionee’s employment agreement (i.e., the Dow Employment Agreement - see Item 11 in this Item 26).

(b)       There was no underwriter for the grant. An incentive stock option expiring September 22, 2011 to purchase 250,000 shares of the Common Stock was granted to John H. Dow pursuant to the Option Plan and the Dow Employment Agreement.

(c)       The option was not issued for cash and there were no underwriting discounts or commissions. As indicated in subsection (b) above, this option was issued in consideration of the services to be performed for the Company and its subsidiaries by this executive officer of the Company.

(d)       The Company claims that the grant of this option was exempt from the registration requirement of Section 5 of the Securities Act pursuant to the exemption of Section 4(2) of the Securities Act as a transaction not involving a public offering. The optionee represented to the Company that he was acquiring the option, and, if not registered under the Securities Act at the time, the shares of the Common Stock issuable upon the exercise of the option, for investment, and not with a view toward, or in connection with, a distribution (as the term “distribution” is contemplated under the Securities Act).

(e)       The option is exercisable at $0.40 per share, which is the market price on September 22, 2006 (September 23rd was a Saturday). The option is exercisable immediately, from time to time in its entirety or in part, until September 22, 2011.

(f)        Not applicable.
Item 27. Exhibits

Exhibit
Number	Description of Exhibit

2.1	Articles of Merger by and between the Company and Silver Beaver Mining Company, Inc., an Idaho corporation, filed on June 30, 1998. (1)

2.2	Agreement and Plan of Merger dated as of July 26, 2004 by and between the Company (then named Shadows Bend Development, Inc.) and FBO Air, Inc., an Arizona corporation. (2)

3(i)(1)	Articles of Incorporation of the Company filed on June 2, 1998. (1)

3(i)(2)	Certificate of Amendment to Articles of Incorporation (Exhibit 3(i)(1)) filed on October 15, 1999. (1)

3(i)(3)	Certificate of Amendment to Articles of Incorporation (Exhibit 3(i)(1)) filed on June 2, 2000. (1)

3(i)(4)	Certificate of Amendment to Articles of Incorporation (Exhibit 3(i)(1)) filed on July 30, 2004. (2)

3(i)(5)	Certificate of Designations. (3)

3(ii)	Bylaws of the Company currently in effect. (1)

4.1	Common Stock Certificate. (1)

Exhibit
Number	Description of Exhibit

4.2	Form of 10% Senior Secured Promissory Note due March 31, 2008 on April 8, 2008. (4)

4.3	Copy of General Security Agreement dated as of March 31, 2005. (4)

4.4	Copy of Warrant expiring March 31, 2010, April 8, 2010 or April 15, 2010. (4)

4.5	Form of Registration Rights Agreement (without schedule or exhibit). (4)

4.6	Form of Co-Investor Registration Rights Agreement (without schedule or exhibits). (4)

4.7	Letter Agreement dated May 24, 2005 by and between the Company and Laidlaw & Company (UK) Ltd. (5)

4.8	Copy of Warrant expiring September 22, 2010. (6)

4.9	Copy of Warrant expiring August 31, 2011. (7)

5	Opinion of Wachtel & Masyr, LLP. (5)

10.1	Copy of Asset Purchase Agreement dated March 31, 2005 by and among Central Plains Aviation, Inc., FBO Air-Garden City, Inc. and Jon A. Crotts. (4)

10.2	Copy of Stock Purchase Agreement dated March 31, 2005 by and among Tech Aviation Service, Inc., Ronald D. Ertley, Frank E. Paczewski and FBO Air Wilkes-Barre, Inc. (4)

10.3	Copy of Employment Agreement dated as of January 2, 2004 by and between Ronald J. Ricciardi and the Company (as the successor by merger to FBO Air, Inc., an Arizona corporation). (8)

10.4	Copy of First Amendment effective April 1, 2005 to the Employment Agreement filed as Exhibit 10.3 hereto. (4)

10.5	Copy of Employment Agreement dated as of April 1, 2005 by and between Robert J. Ettinger and the Company. (4)

Exhibit
Number	Description of Exhibit

10.6	Copy of Business Development Agreement dated as of January 2, 2004 by and between Jeffrey M. Trenk and the Company (as the successor by merger to FBO Air, Inc., an Arizona corporation). (8

10.7	Copy of Employment Agreement dated as of April 1, 2005 by and between Jeffrey M. Trenk and the Company. (4)

10.8	Copy of Employment Agreement dated March 31, 2005 between FBO Air-Garden City , Inc. and Jon A. Crotts. (4)

10.9	Copy of Employment Agreement dated March 31, 2005 between Tech Aviation Service, Inc. and Frank E. Paczewski. (4)

10.10	Convertible Loan Agreement dated April 16, 2004 by and among the Company (as the successor by merger to FBO Air, Inc., an Arizona corporation) and the Investors named in Schedule A thereto. (2)

10.11	Form of Convertible Note due April 15, 2009 issued pursuant to the Convertible Loan Agreement filed as Exhibit 10.10 hereto. (2)

10.12	Copy of Letter Agreement dated as of July 26, 2004 to the Convertible Loan Agreement filed as Exhibit 10.10 hereto. (9)

10.13	Copy of Letter Agreement dated October 21, 1004 amending the Convertible Notes, the form of which is filed as Exhibit 10.11 hereto. (9)

10.14	Copy of Stock Purchase Agreement Dated as of September 22, 2005 by and among Airborne, Inc., John H. Dow, Daphne Dow and the Company (without a schedule or exhibit). (10)

10.15	Copy of Employment Agreement dated as of September 23, 2005 among John Dow, Airborne, Inc. and the Company. (10)

10.16	Copy of Lease dated as of September 23, 2005 between John H. Dow and Daphne Dow, Airborne, Inc., as the Tenant. (10)

10.17	Copy of Term Loan Agreement dated as of September 23, 2005 by and among the Company, Airborne, Inc., and Airport Capital, LLC. (10)

10.18	Copy of the FBO Air, Inc. Stock Option Plan of 2005 dated as of December 13, 2005 (11)

Exhibit
Number	Description of Exhibit

10.19	Copy of Employment Agreement dated as of September 1, 2006 between the Company and Keith P. Bleier. (12)

14	Code of Ethics (13)

21	Subsidiaries of the Company (14)

23.1	Consent of Wachtel & Masyr, LLP (14)

23.2	Consent of Marcum & Kleigman LLP (14)

____________________

(1)	Incorporated by reference to the Company’s Registration Statement on Form SB-2, File No. 333-56046.

(2)	Incorporated by reference to the Company’s Current Report on Form 8-K filed on August 27, 2004.

(3)	Incorporated by reference to the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004.

(4)	Incorporated by reference to the Company’s Current Report on Form 8-K filed on April 6, 2005.

(5)	Filed with the Registration Statement as initially filed on June 14, 2005.

(6)	Incorporated by reference to the Company’s Current Report on Form 8-K/A filed on November 3, 2005.

(7)	Incorporated by reference to the Company’s Current Report on Form 8-K filed on September 8, 2006.

(8)	Incorporated by reference to the Company’s Current Report on Form 8-K filed on October 5, 2004.

(9)	Incorporated by reference to the Company’s Current Report on Form 8-K/A filed on November 4, 2004.

(10)	Incorporated by reference to the Company’s Current Report on Form 8-K filed on September 28, 2005.

(11)	Incorporated by reference to the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005.

(12)	Incorporated by reference to the Company’s Current Report on Form 8-K filed on September 21, 2006.

(13)	Incorporated by reference to the Company’s Current Report on Form 8-K filed on May 24, 2006.

(14)	Filed with this Post-Effective Amendment No. 1 to the Registration Statement.

Item 28. Undertakings.

The small business issuer will:

(1)  File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Not-withstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	Include any addition or changed material information on the plan of distribution.

(2)  For determining liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3)  File a post-effective amendment to remove from registration any of the securities remain unsold at the end of the offering.

(4)  For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction in the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

[Remainder of Page Intentionally Left Blank]

SIGNATURES

In accordance with the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, in the City of Avoca, Commonwealth of Pennsylvania, on October 12, 2006.

FBO AIR INC. (Registrant)
By:	/s/ Ronald J. Ricciardi
Name: Ronald J. Ricciardi Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this post-effective amendment to the registration statement has been signed by the following persons in the capacities indicated and on October 12, 2006.

Signature	Title

/s/ Ronald J. Ricciardi	President (Principal Executive
Ronald J. Ricciardi	Officer and Acting Principal
Financial Officer) and a director

Position Vacant	Principal Accounting Officer

/s/ William R. Colaianni
William R. Colaianni	Director

/s/ John H. Dow	Director
John H. Dow

Director
Donald Hecht

Director
Thomas Iovino

/s/ Jeffrey B. Mendell	Director
Jeffrey B. Mendell

Director
Alvin S. Trenk

Director
Stephen B. Siegel

/s/ Jeffrey M. Trenk	Director
Jeffrey M. Trenk

/s/ William B. Wachtel	Director
William B. Wachtel

FBO Air, Inc.
List of Exhibits Filed with
Post-Effective Amendment No. 1 to
Registration Statement on Form SB-2,
File No: 333-125811

Exhibit Number	Description of Exhibit	Page
21	Subsidiaries of the Company	E-2
23.1	Consent of Wachtel & Masyr, LL	E-3
23.2	Consent of Marcum & Kleigman	E-4